   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           KAIRE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5122                                   84-1359178
      (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                         ------------------------------
                               380 LASHLEY STREET
                            LONGMONT, COLORADO 80501
                                 (303) 682-0110
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------
                               ROBERT L. RICHARDS
                            CHIEF EXECUTIVE OFFICER
                           KAIRE INTERNATIONAL, INC.
                               380 LASHLEY STREET
                            LONGMONT, COLORADO 80501
                                 (303) 682-0110
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------
                                   COPIES TO:

                  ROBERT PEREZ, ESQ.                                    JAY M. KAPLOWITZ, ESQ.
                Gusrae, Kaplan & Bruno                                Gersten, Savage, Kaplowitz
                   120 Wall Street                                        & Fredericks, LLP
               New York, New York 10005                                  101 East 52nd Street
                Tel No. (212) 269-1400                                 New York, New York 10022
                Fax No. (212) 809-5449                                  Tel No. (212) 752-9700
                                                                        Fax No. (212) 752-9713

                         ------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM
                  TITLE OF EACH                           AMOUNT             OFFERING           AGGREGATE           AMOUNT OF
               CLASS OF SECURITIES                        TO BE               PRICE              OFFERING          REGISTRATION
                 TO BE REGISTERED                       REGISTERED         PER UNIT(1)           PRICE(1)              FEE
Common Stock, $.01 par value(2)                         1,150,000             $6.00             $6,900,000          $2,035.50
Redeemable Common Stock Purchase Warrants(3)            1,150,000              $.10              $115,000             $33.93
Common Stock, $.01 par value(4)                         1,150,000             $6.60             $7,590,000          $2,239.05
Underwriter's Warrants(5)                                100,000               $--                  $5                 $--
Common Stock, $.01 par value(6)                          100,000              $7.50              $750,000            $221.25
Common Stock Purchase Warrants(6)                        100,000              $.125              $12,500              $3.69
Common Stock, $.01 par value(7)                          100,000              $6.60              $660,000            $194.70
      TOTAL:                                                                                                        $4,728.12

(1) Estimated solely for purposes of calculating the registration fee.
(2) Includes 150,000 shares of Common Stock subject to the Underwriter's overallotment option and assumes the overallotment option is exercised in full.
(3) Includes 150,000 Redeemable Common Stock Purchase Warrants subject to the underwriter's overallotment option and assumes the overallotment option is exercised in full. Also referred to herein as the "Public Warrants."
(4) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants referred to in note (3).
(5) To be issued to the Underwriter, entitling the Underwriter to purchase up to 100,000 shares of Common Stock.
(6) Issuable upon the exercise of the Underwriter's Warrants.
(7) Issuable upon the exercise of the Underwriter's Common Stock Purchase Warrants.

    Pursuant to Rule 416, there are also being registered such additional but indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the Warrants registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 11, 1998

PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           KAIRE INTERNATIONAL, INC.

                      1,000,000 SHARES OF COMMON STOCK AND
              1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    Kaire International, Inc., a Delaware corporation (the "Company") hereby offers 1,000,000 shares of common stock, $.01 par value (the "Common Stock") of the Company and 1,000,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The Common Stock and the Public Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Public Warrants together or in any particular ratio. Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $6.60 (the "Exercise Price"), subject to adjustment, at any time during the period, commencing on the second anniversary of this Prospectus (the "Effective Date") until the close of business on the sixth anniversary of the Effective Date (such period, the "Exercise Period"), provided, however, that prior to the Exercise Period, the Public Warrants will be exercisable only if May Davis Group, Inc. (the "Underwriter") has consented in writing to all of the Public Warrants being exercisable.

    The Public Warrants are redeemable, in whole or in part, by the Company at a price of $.05 per Public Warrant, at any time that they are exercisable, and prior to their expiration, provided that (i) prior written notice of not less than thirty days is given to the Warrantholders, (ii) the average closing bid price of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $10.00 per share, and (iii) Warrantholders shall have exercise rights until the close of business on the day preceding the date fixed for redemption, if the Public Warrants are then exercisable.

    Prior to this offering (the "Offering"), there has been no public market for the Company's Common Stock and Public Warrants, and there can be no assurance that such a public market will develop or be sustained after the completion of the Offering. The Offering price of the Common Stock and the exercise price and other terms of the Public Warrants were established by negotiations between the Company and the Underwriter and do not bear any direct relationship to the Company's assets, book value, results of operations or any other criteria of value. The Company has applied for the listing of the Common Stock and Public Warrants on the NASDAQ SmallCap Market ("NASDAQ SmallCap") under the symbols
"      " and "      ", respectively.

 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
     AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS," COMMENCING ON PAGE 9,
                                AND "DILUTION."
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR
    HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                  UNDERWRITING
                                                                PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                                                 PUBLIC          COMMISSIONS(1)        COMPANY(2)
Per Share................................................        $6.00                $.60               $5.40
Per Warrant..............................................         $.10                $.01                $.09
Total(3).................................................    $6,100,000.00        $610,000.00        $5,490,000.00

(1) Does not include additional compensation to the Underwriter consisting of
    (i) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Securities, or $183,000 ($210,450 if the Underwriter's overallotment option is exercised in full); (ii) warrants to purchase 100,000 shares of Common Stock at $7.50 per share and 100,000 warrants at $.125 per warrant, exercisable for an additional 100,000 shares of Common Stock at $6.60 per share; and (iii) a three-year consulting agreement providing for fees totalling $108,000, which is payable to the Underwriter in full on the closing of this Offering. For additional information concerning further agreements between the Company and the Underwriter, including an agreement to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) After deducting Underwriting discounts and commissions, but before the payment of the Underwriter's non-accountable expense allowance in the amount of $183,000 ($210,450 if the Underwriter's overallotment option is exercised in full) and other expenses of the Offering payable by the Company (estimated at $540,294).

(3) The Company has granted the Underwriter an option to purchase up to 150,000 additional shares of Common Stock and 150,000 additional Public Warrants, upon the same terms and conditions set forth above, solely to cover overallotments, if any (the "Overallotment Option"). If the Overallotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be increased to $7,015,000, $701,500 and $6,313,500, respectively. See "Underwriting."

    The Common Stock and Public Warrants are being offered on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions and legal matters. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject orders in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and Public Warrants will be made at the offices of the Underwriter, in New York City, on or about
            , 1998.

                             MAY DAVIS GROUP, INC.

                The date of this Prospectus is            , 1998

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

    The Company intends to distribute to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants after the close of each fiscal year, and will make such other periodic reports, containing unaudited financial information, as the Company may determine to be appropriate or as may be required by law. The Company's fiscal year ends on December 31st of each year.

    A logo consisting of human facial silhouettes within a heart, Kaire-Registered Trademark-, Pro Vine-Registered Trademark-, Nature's Shield-Registered Trademark-, Dermunol-TM- and Immunol-TM- used in this Prospectus are trade marks or tradenames of the Company.
Pycnogenol-Registered Trademark- is a trade name/trademark of Horphag Research Ltd.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information, including financial statements and notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Except as otherwise indicated herein, the information contained in this Prospectus gives no effect to the exercise of (i) the Overallotment Option, (ii) the Underwriter's warrants, (iii) warrants offered hereby or issued to private investors, or (iv) options granted under the Company's stock option plan.

                                  THE COMPANY

    Kaire International, Inc. (the "Company") develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current Company products include health care supplements and personal care products. The Company offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    The Company develops products that it believes will have market appeal to its associates and their customers, and assists its associates in establishing their own businesses. The Company believes that its associates can start a home based business without significant normal start-up costs and other difficulties usually associated with new ventures. The Company provides product development, marketing aids, customer service, and essential record-keeping functions to its associates. The Company also provides other support programs to its associates including a 24 hour telephone assistance system, teleconferencing, optional seminars, a monthly newsletter and business training systems with audio and video tapes and a Director Management kit.

    The Company's marketing strategy revolves around associates actively recruiting interested people to become new associates for the Company. These recruits are placed beneath the recruiting associate in his or her "network" and are referred to by the Company as that associate's "organization." Associates earn commissions on sales generated by the recruited associates in their organization as well as retail profits on the sales they generate directly.

    The Company believes its marketing program is designed to provide incentives for associates to build an organization of recruited associates in their organization to maximize their earning potential. The Company has experienced an increase in the number of associates sponsored from approximately 1,900 at the end of its first fiscal period of October 20th to December 31, 1992 ("Fiscal 1992") to over 400,000 as of September 30, 1997. Approximately 60,000 of the Company's associates have had product purchases in excess of $50 during the past year and are considered to be "active" associates by the Company.

    The Company purchases most of its products directly from manufacturers and markets them to its independent associates located in all fifty states, the District of Columbia, Puerto Rico, Guam, and Canada. In 1995 the Company expanded the number of its associates located in other parts of the world, particularly Australia and New Zealand. During 1997, the Company expanded its operations into South Korea, Trinidad and Tobago, and the United Kingdom.

    The Company's first three full fiscal years were periods of rapid growth with net sales of approximately $2,719,000, $36,895,000 and $57,841,000, respectively, for the Company's fiscal years ended December 31, 1993, 1994 and 1995 (hereinafter "Fiscal 1993", "Fiscal 1994" and "Fiscal 1995"). As a result, the Company had a net loss of approximately $207,000 for Fiscal 1993, and net income of approximately $1,091,000 and $1,186,000 for Fiscal 1994 and Fiscal 1995, respectively.

    By the end of Fiscal 1995, management noted that growth in the Company's monthly net sales had begun to level off, indicating that a decline in net sales could be anticipated due to the Company possibly having reached the maturity level, which the Company believes is frequently encountered by companies in the network marketing industry, beyond which growth becomes very difficult. During the latter part of Fiscal 1995 and continuing into the Company's fiscal year ending December 31, 1996 ("Fiscal 1996"), management formulated a three pronged approach to overcome this maturation, consisting of: (1) attempting to attract more entrepreneurial minded and younger persons to the Company's associate program; (2) introducing new products, including products directed at more youthful end users (which was also intended to aid in the attraction of younger associates); and (3) expanding geographically. To attract a more entrepreneurial associate, the Company modified its associate commission program, introduced new training materials and took efforts to enhance communications with sales associates. This modified commission program was not successful and, by the fall of 1996, the Company essentially restored its pre-March 1996 commission program.

    During Fiscal 1996, the Company's net sales of approximately $51,499,000 represented a decline of approximately $6,342,000 from the Fiscal 1995 net sales level of approximately $57,841,000. This decline in net sales continued during the first nine months of 1997 ("Nine Months 1997") with net sales of approximately $27,887,000. During Fiscal 1996 and Nine Months 1997, the Company incurred losses of approximately $1,803,000 and $4,182,000, respectively. At September 30, 1997, the Company had a working capital deficit of $4,718,000. The Company's independent certified public accountants stated in their report of April 4, 1997 on the Company's consolidated financial statements that, due to losses from operations and a working capital deficit, there was "substantial doubt" about the ability of the Company to continue as a going concern.

    The Company attributes this perceived trend, from net income in Fiscal 1994 and Fiscal 1995 to net losses in Fiscal 1996 and Nine Months 1997, to, among other things, the unsuccessful modification of its associate commission structure and increases in selling, general and administrative expenses. See "Risk Factors--No Assurance of Return to Profitability." In order to return to profitability, the Company has continued to pursue its three pronged approach, pursuant to which it essentially restored its former commission structure and reduced its general and administrative staffing levels.

    The Company was incorporated under the laws of the state of Nevada on October 20, 1992. In March 1997, the Company merged with a Delaware corporation specifically established by the Company for the purpose of reorganizing itself under the laws of that jurisdiction. Kaire New Zealand Ltd. and Kaire Australia Pty. Ltd. were incorporated under the laws of their respective jurisdictions in August 1995. In November 1995, these two companies purchased the operating assets from predecessor corporations in which the Company had no interest. The Company acquired a 51% interest in Kaire New Zealand, Ltd. and Kaire Australia Pty. Ltd. at that time. Kaire Korea, Ltd. ("Kaire Korea") was incorporated in March 1997 under the laws of South Korea. In June 1997, Kaire Korea received its license to do business as a "door to door selling company". Kaire Trinidad, Ltd. was incorporated under the laws of Trinidad and Tobago in May 1997 and commenced operations in June. Kaire Europe Ltd. was incorporated in the United Kingdom in July 1997 and commenced sales in November 1997. On December 9, 1997, the Company entered into and completed an Agreement and Plan of Reorganization (the "Agreement") with Interactive Medical Technologies, Ltd. ("IMT") whereby IMT agreed to provide an additional $300,000 equity investment in the Company and convert the $700,000 previously borrowed by the Company to equity in the Company and for IMT to provide additional equity investments of $2,000,000 by February 15, 1998. Certain of the Company's stockholders exchanged more than 80% of the issued and outstanding shares of the Company's Common Stock for approximately forty five percent (45%) of IMT's common stock. It is contemplated that the transaction will qualify as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Unless otherwise specified or required by the context of the following text, all references in this Prospectus to the "Company" include the Company and all of the foregoing subsidiaries. The Company's executive office is located at 380 Lashley Street, Longmont, Colorado 80501 and its telephone number at that address is (303) 682-0110. The Company's web-site is located at http:\\www.kaireint.com.

                                  RISK FACTORS

    Certain risk factors should be considered in evaluating the Company, its business and its proposed expansion plans. Such factors include, among others, risks associated with doing business in South Korea, the possible need for additional financing, the risks inherent in establishing new business operations and expanding marketing efforts, intense competition, dependence upon vendors and substantial dilution. For a discussion of these and certain other factors, see "Risk Factors".

                                  THE OFFERING

Securities Offered(1)........................  1,000,000 shares of Common Stock and
                                               1,000,000 Public Warrants. Each Public
                                               Warrant entitles the holder to purchase one
                                               share of Common Stock at a price of $6.60
                                               during a four year period (the "Exercise
                                               Period") commencing two years after the date
                                               of this Prospectus and lasting until the date
                                               six years after the date hereof, provided,
                                               however, that prior to the Exercise Period,
                                               the Public Warrants may be exercisable only
                                               if the Underwriter has consented in writing
                                               to all of the Public Warrants being
                                               exercisable. The exercise price and the
                                               number of shares issuable upon exercise of
                                               the Public Warrants are subject to adjustment
                                               in certain circumstances. See "Description of
                                               Securities."

Common Stock Outstanding Before Offering.....  4,418,353 Shares.

Common Stock Outstanding After Offering(1)...  5,418,353 Shares.

Warrants Outstanding Before Offering(2)......  1,601,000 Warrants.

Warrants Outstanding After Offering(2)(3)....  2,601,000 Warrants.

Warrant Expiration Date......................  , 2004 (six years after the Effective Date).

Warrant Redemption...........................  Redeemable by the Company, in whole or in part at a price of $.05 per Public Warrant,
                                               at any time that they are exercisable upon
                                               not less than 30 days prior written notice to
                                               the holders of the Public Warrants, provided
                                               that the average closing bid price of the
                                               Company's Common Stock for the twenty
                                               consecutive trading days immediately prior to
                                               the date on which the notice of redemption is
                                               given, shall have exceeded $10.00 per share.

Use of Proceeds..............................  Expenses of expansion efforts in South Korea and the United Kingdom (including start-up
                                               costs, leasehold improvements and equipment),
                                               repayment of indebtedness to the private
                                               placement investors and working capital. See
                                               "Use of Proceeds."

Proposed NASDAQ SmallCap Symbols(4)

  Common Stock...............................

  Warrants...................................

------------------------

(1) Does not include (i) 150,000 shares of Common Stock and 150,000 Public Warrants, subject to the Underwriter's Overallotment Option; (ii) 1,601,000 shares of Common Stock issuable upon the exercise of outstanding warrants;
    (iii) 200,000 shares of Common Stock issuable upon the exercise of the Underwriter's warrants including the shares of Common Stock underlying the warrants included within the Underwriter's warrants; or (iv) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan. See "Management," "Underwriting" and "Description of Securities."

(2) Includes 1,430,000 warrants on the same terms as the Public Warrants offered hereby, and 171,000 warrants with an exercise price of $.01 per warrant.

(3) Does not include (i) 150,000 Public Warrants subject to the Underwriter's overallotment option; or (ii) the Underwriter's Warrants.

(4) The proposed trading symbols do not imply that a liquid and active market will be developed or sustained for the securities upon completion of this Offering.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
        (AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA
                          AND UNLESS OTHERWISE STATED)

    The following summary consolidated financial information has been derived from the financial statements of the Company and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this Prospectus. For a description of the Financial Statements from which the following financial data has been derived, see the introduction to "Selected Financial Information." The summary financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus. Information as to the periods ended September 30, 1997 and September 30, 1996 is unaudited.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                           ------------------------------------------
                                                       OCTOBER 20, 1992
                                                        (INCEPTION) TO
                                                       DECEMBER 31, 1992     1993       1994       1995       1996
                                                      -------------------  ---------  ---------  ---------  ---------
Net Sales...........................................       $      92       $   2,719  $  36,895  $  57,841  $  51,499
Income (Loss) from Operations.......................       $    (162)      $    (180) $   1,462  $   2,164  $  (2,764)
Net Income (Loss)...................................       $    (162)      $    (207) $   1,091  $   1,186  $  (1,803)
Net Income (Loss) Per Share--Primary................       $    (.04)      $    (.05) $     .25  $     .27  $    (.41)

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
Net Sales...................................................................................  $  41,124  $  27,887
(Loss) from Operations......................................................................  $  (1,332) $  (4,065)
Net (Loss)..................................................................................  $  (1,210) $  (4,182)
Net (Loss) Per Share--Primary...............................................................  $    (.27) $    (.95)

CONSOLIDATED BALANCE SHEET DATA:

                                                                                       AS OF SEPTEMBER 30, 1997
                                                                                 -------------------------------------
                                                                                              PROFORMA         AS
                                                                                  ACTUAL     ADJUSTMENTS    ADJUSTED
                                                                                 ---------  -------------  -----------
Working Capital (Deficiency)...................................................  $  (4,718)   $   3,957     $    (761)
Total Assets...................................................................      5,972        3,957         9,929
Long Term Obligations..........................................................        833         (810)           23
Total Liabilities..............................................................      9,536         (810)        8,726
Minority Interest in Consolidated Subsidiaries.................................        156                        156
Stockholders' Equity (Deficit).................................................     (3,720)       4,767         1,047

                                  RISK FACTORS

    THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT. ALSO, DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY WITH THE COMMISSION WILL CONTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND THE MATTERS SET FORTH OR INCORPORATED IN THE PROSPECTUS GENERALLY. THE COMPANY CAUTIONS THE READER, HOWEVER, THAT THIS LIST OF FACTORS MAY NOT BE EXHAUSTIVE, PARTICULARLY WITH RESPECT TO FUTURE FILINGS. BEFORE MAKING A DECISION TO PURCHASE ANY OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONNECTION WITH AN INVESTMENT IN THE COMPANY.

    NO ASSURANCE OF A RETURN TO PROFITABILITY; RECENT SUBSTANTIAL LOSSES. From its inception in late 1992 through the end of its Fiscal 1995, the Company had experienced a rapid expansion in its net sales, growing from net sales of approximately $2,719,000 during its first full fiscal year, Fiscal 1993, to net sales of approximately $36,895,000 and $57,841,000, for Fiscal 1994 and Fiscal 1995, respectively. During these three fiscal years the Company's net income experienced corresponding increases, with the Company sustaining a net loss of approximately $207,000 during Fiscal 1993 and net income of approximately $1,091,000 and $1,186,000 during Fiscal 1994 and Fiscal 1995, respectively. Fiscal 1996 and Nine Months 1997 were periods of declining revenues and net losses. During Fiscal 1996 and Nine Months 1997, the Company sustained net losses of approximately $1,803,000 and $4,182,000, respectively, upon net sales of approximately $51,499,000 and $27,887,000, respectively. See "Risk Factors--Going Concern Modification in Independent Certified Public Accountants' Report." Management believes that the foregoing net sales decreases and losses resulted from the Company maturing as a network marketing enterprise, having reached a leveling off of its net sales during the latter part of 1995, and the Company's own initial efforts to overcome this maturation. In an effort to overcome this maturation, the Company formulated several approaches. Those approaches were to: attract a younger and more entrepreneurial minded associate than it had attracted in the past; attract persons who had been successful network marketers with other companies; continue to expand its line of products, including efforts to develop products directed at a younger market; and further expand geographically outside of the United States. Attracting new, younger and entrepreneurial minded associates was, by its nature, the first approach undertaken. In an effort to accomplish this, among other things, the Company changed its commission program that had been in place since 1994. The change in commission structure was not well received by the Company's associates and, in addition, the Company's new commission structure attracted associates who misused the new commission program which increased commissions on first time sales without providing for commission recovery by the Company on product returns and refunds. Exacerbating the Company's losses were to lesser degrees; the time and cost of personnel devoted to promoting the new commission program, competition in recently penetrated markets of Australia and New Zealand of "copycat" products, the introduction of new products that were not as well received by the market as had been expected, a new product not as consistent as the product it replaced and a corporate infrastructure (new personnel and facilities) with related fixed costs that had grown correspondingly with the growth in sales in prior fiscal years. The Company, in the latter part of Fiscal 1996, reverted to essentially its former commission program. The Company believes it has cured its product inconsistency problems and reduced the number of general and administrative personnel. Additionally, the Company has continued to introduce new products, recently expanded geographically into South Korea, Trinidad and Tobago, and the United Kingdom, and its continuing efforts to attract more entrepreneurial associates by seeking professional network marketers to bring themselves and their existing sales organizations to the Company. There can be no assurance that future unforeseen developments, such as the failure to succ-essfully penetrate the three new geographically targeted markets (especially South Korea), generate revenue growth as market competition increases, create or secure new products that will be accepted in the market place, contain its general and administrative overhead costs and other unforeseen circumstances will not have a material adverse effect on the Company's operations in its current or expanded market areas. See "Risk Factors--Going Concern Modification in Independent Certified Public Accountants' Report," "--Losses Sustained in Attempting to Penetrate New Markets;

Risks Involved in Entering New Markets," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements and the notes thereto.

    GOING CONCERN MODIFICATION IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The report dated April 4, 1997 from BDO Seidman, LLP, the independent certified public accountants for the Company, expressed "substantial doubt" about the Company's ability to continue as a going concern due to recurring losses and negative working capital. The Company expects that the loss for the Fiscal Year 1997 will exceed its loss through Nine Months 1997. There can be no assurance that the Company will again or ever achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Consolidated Financial Statements.

    LOSSES SUSTAINED IN ATTEMPTING TO PENETRATE NEW MARKETS; RISKS INVOLVED IN ENTERING NEW MARKETS. The Company intends to complete its expansion efforts into South Korea allocating a substantial portion of the net proceeds of this Offering to this effort. Completing the establishment of its operations in South Korea will require the recruitment and training of new personnel, paying salaries of South Korean personnel and their related benefits, continuing compliance with the laws and regulations of that country, delivering products into that country which are subject to quarantine periods, purchasing equipment, continuing leasehold payments and payments of other costs and expenses until South Korean operations generate sufficient revenues to cover the foregoing and other costs and expenses related to the Company's South Korean operations. Until such time as South Korean operations generate sufficient revenue to cover the foregoing costs and expenses, of which no assurance can be given, the Company's South Korean operations will continue to sustain losses. In addition to the foregoing, future events, including problems, delays, expenses and complications frequently encountered by companies seeking to penetrate new markets, foreign currency exchange fluctuations, as well as changes in governmental policies, economic or other conditions may occur that could cause the Company to be unsuccessful in these expansion efforts. The net proceeds of this Offering allocated to that purpose may be expended without the Company deriving any economic benefit. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

    NEED FOR ADDITIONAL FUTURE FINANCING; POSSIBLE ADDITIONAL DILUTION. The Company may require additional equity or debt financing in order to complete its expansion efforts into any additional geographic areas that the Company may target in the future or for additional working capital if it continues to sustain losses or its South Korean or other expansion areas continues to suffer losses. Any additional equity financing that may be obtained may dilute the voting power and equity interests of the Company's stockholders. Any additional debt financing that may be obtained may restrict or impair the Company's ability to declare dividends or may impose financial restrictions on the Company's ability to expand. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected. See "Use of Proceeds."

    BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 34% of the estimated net proceeds to be received by the Company from this Offering have been allocated to working capital and the Company will have broad discretion as to the application of such funds. See "Use of Proceeds."

    USE OF PROCEEDS TO REPAY INDEBTEDNESS. Approximately 36% of the estimated net proceeds to be received by the Company from this offering have been allocated to repay indebtedness and will, as a result, not be used for the Company's future operations. See "Use of Proceeds."

    GOVERNMENT REGULATION OF PRODUCTS AND MARKETING. The Company is subject to or affected by extensive governmental regulations not specifically addressed to network marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, whether made by the Company or its associates, (iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customs duties. Based on the Company's experience and research, the nature and scope of inquiries from government regulatory authorities, and the advice it receives from various counsel, the Company believes that it is in material compliance with all regulations applicable to the Company. However, there can be no assurances that the Company will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that the Company is not in compliance with existing laws or regulations could potentially have a material adverse effect on the Company's business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on the Company's business and results of operations. The Company cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the Company's business and results of operations. Moreover, governmental regulations in countries where the Company plans to commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to the Company has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and, consequently, on the Company's sales and earnings. See "--Losses Sustained in Attempting to Penetrate New Markets; Risks Involved in Entering New Markets" and "Business--Government Regulation."

    GOVERNMENT REGULATION OF DIRECT SELLING ACTIVITIES. Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes. Such schemes, often referred to as "pyramid" or "chain sales" schemes, often promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products. The Company must comply with South Korea's strict Door-to-Door Sales Act, which requires among other things, the regular reporting of revenue, the registration of associates together with the issuance of a registration card, and the maintaining of a current associate registry. This law also limits the amount of certain bonuses that a registered multi-level marketing company can pay to associates up to a maximum of 35% of revenue in a given month. See "Business-- Government Regulation."

    As is the case with most network marketing companies, the Company has from time to time received inquiries from various government regulatory authorities regarding the nature of its business and other issues such as compliance with local business opportunity and securities laws. To date none of these inquiries has resulted in a finding materially adverse to the Company. There can be no assurance that the Company will not face inquiries in the future which, either as a result of findings adverse to the Company or as a result of adverse publicity resulting from the initiation of such inquiries, could have a material adverse effect on the Company's business and results of operations. See "Business--Government Regulation."

    Even though management believes that laws governing direct selling are generally becoming more permissive in certain Asian countries, certain countries currently have laws in place that would prohibit the Company from conducting business in such markets. There can be no assurance that the Company will be allowed to continue to conduct business in each of its existing markets. See "Business--Government Regulation."

    TAXATION RISKS AND TRANSFERS PRICING. The Company is subject to taxation in the United States, where it is incorporated. In addition, each of the Company's subsidiaries are subject to taxation in the country in which it operates, currently ranging from a statutory tax rate of 32% in South Korea to 45% in Trinidad and Tobago. The Company will be eligible for foreign tax credits in the United States for the amount of foreign taxes actually paid in a given period. In the event that the Company's operations in high tax jurisdictions such as Trinidad and Tobago grow disproportionately to the rest of the Company's operations, the Company will be unable to fully utilize its foreign tax credits in the United States, which could, accordingly, result in the Company paying a higher overall effective tax rate on its worldwide operations.

    Because the Company's subsidiaries operate outside of the United States, the Company is subject to the jurisdiction of the relevant foreign tax authorities. In addition to closely monitoring the subsidiaries locally based income, these tax authorities regulate and restrict various corporate transactions, including intercompany transfers. The Company believes that the tax authorities in South Korea are particularly active in challenging the tax structures of foreign corporations and their intercompany transfers. Although the Company believes that its tax and transfer structures are in compliance in all material respects with the laws of every jurisdiction in which it operates, no assurance can be given that these structures will not be challenged by foreign tax authorities or that such challenges will not have a material adverse effect on the Company's business or results of operations.

    INCREASED COMPANY EMPHASIS ON OPERATIONS OUTSIDE OF THE UNITED
STATES. Although less than 12% of the Company's revenues during Fiscal 1996 were derived from operations outside of the United States, the Company has allocated a substantial portion of the net proceeds of this Offering to expand its operations into South Korea and the United Kingdom, and, as a consequence, anticipates that the percentage of the Company's revenues derived from non-United States operations will increase in the near term and the Company's future operations may be materially and adversely affected by economic, political and social conditions in the countries in which it then operates, in particular South Korea. A change in policies by any government in the Company's markets and proposed markets, particularly South Korea, could adversely affect the Company and its operations through, among other things, changes in laws, rules or regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises. Although the Company believes that the general trend in Asia has been toward more open markets and trade policies and the fostering of private business and economic activity, no assurance can be given that this trend will continue or that such policies will not be significantly altered in future periods. This could be especially true in the event of a change in leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic, political or social conditions or policies. There can be no assurance that such activities, or other similar activities in the Company's markets, will not result in passage of legislation or the enactment of policies which could materially adversely affect the Company's operations in the market areas where it operates. In addition, the Company's ability to expand its operations into new markets will directly depend on its ability to secure the requisite government approvals and comply with the local government regulations. See "--Losses Sustained in Attempting to Penetrate New Markets; Risks Involved in Entering New Markets."

    CURRENCY RISKS. The Company's foreign-derived sales and selling, general and administrative expenses are converted to U.S. dollars for reporting purposes. Consequently, the Company's reported earnings are significantly impacted by changes in currency exchange rates, generally increasing with a weakening dollar and decreasing with a strengthening dollar. Given the uncertainty of the extent of exchange rate fluctuations, the Company cannot estimate the effect of these fluctuations on its future business, product pricing, results of operations or financial condition. However, because the Company's revenue is realized in local currencies and the majority of its cost of sales is denominated in U.S. dollars, the Company's gross profits will be positively affected by a weakening in the U.S. dollar and will be negatively affected by a strengthening in the U.S. dollar. There can be no assurance that any of the foregoing currency risks will not have a material adverse effect upon the Company's results from operations or financial condition.

    Fluctuations in currency exchange rates, particularly those caused by an increase in the value of the United States dollar, could have a material adverse effect on the Company's financial position, results of operations and cash flows. The Company plans to reduce its exposure to fluctuations in foreign currency through forward currency exchange contracts, the Company currently does not use such financial instruments for trading or speculative purposes. The Company intends to monitor its foreign currency risks and periodically take measures to reduce the impact of foreign exchange rate fluctuations on the Company's operating results.

    RELIANCE UPON INDEPENDENT DISTRIBUTOR NETWORK AND HIGH TURNOVER RATE OF DISTRIBUTORS. The Company distributes its products exclusively through independent associates. Associate agreements with the Company are voluntarily terminable by the associates at any time. The Company's revenue is directly dependent upon the efforts of these independent associates, and any growth in future sales volume will require an increase in the productivity of these associates and/or growth in the total number of associates. As is typical in the direct selling industry, there is turnover in associates from year to year, which requires the sponsoring and training of new associates by existing associates to maintain or increase the overall associate force and motivate new and existing associates. The Company experiences seasonal decreases in associate sponsoring and product sales in some of the countries in which the Company operates because of local holidays and customary vacation periods. The size of the associate force can also be particularly impacted by general economic and business conditions and a number of intangible factors such as adverse publicity regarding the Company, or the public's perception of the Company's products, product ingredients, Company associates or direct selling businesses in general. Historically, the Company has experienced periodic fluctuations in the level of associate sponsorship (as measured by associate applications). However, because of the number of factors that impact the sponsoring of associates, and the fact that the Company has little control over the level of sponsorship of new associates, the Company cannot predict the timing or degree of those fluctuations. There can be no assurance that the number or productivity of the Company's associates will be sustained at current levels or increased in the future. In addition, the number of associates as a percent of the population in a given country or market could theoretically reach levels that become difficult to exceed due to the finite number of persons inclined to pursue a direct selling opportunity.

    POTENTIAL EFFECTS OF ADVERSE PUBLICITY. The size of the distribution force and the results of the Company's operations can be particularly impacted by adverse publicity regarding the Company, or its competitors, including the legality of network marketing, the quality of the Company's products and product ingredients or those of its competitors, regulatory investigations of the Company or the Company's competitors and their products, associate actions and the public's perception of the Company's associates and direct selling businesses generally. There can be no assurance that such adverse publicity will not have a material adverse effect on the Company's ability to attract and retain customers or associates, or on the Company's results from operations or financial condition generally.

    DEPENDENCE ON KEY PERSONNEL. The Company's future success depends on the continued availability of certain key management personnel, including Robert L. Richards, Michael Lightfoot, J.T. Whitworth, and Robert J. Young. The Company maintains "key man" life insurance in the amounts of $250,000, $100,000 and $250,000, respectively on Messrs. Richards, Lightfoot and Whitworth. Although the Company has employment contracts with Messrs. Richards, Whitworth, and Young, the business of the Company could be adversely affected by the loss of services of any of the foregoing individuals. See "Management--Executive Compensation." The Company's growth and ability to return to profitability may depend on its ability to attract and retain other management personnel, of which no assurance can be given.

    NO WRITTEN CONTRACTS WITH SUPPLIERS OR MANUFACTURERS. The Company does not have any written contracts with any of its suppliers or manufacturers or commitments from any of its suppliers or manufacturers to continue to sell products to the Company. Due to the absence of any written contract with any supplier, there is a risk that any of the Company's suppliers or manufacturers could discontinue selling their products to the Company for any reason. Although the Company believes that it could establish alternate sources for most of its products, any delay in locating and establishing relationships with other sources could result in product shortages and back orders for the products, with a resulting loss of revenues to the Company. In addition, the lack of a written agreement may impair the Company's ability to enforce such agreements or enforce its rights thereunder. There can be no assurance that the lack of written agreements with suppliers or manufacturers will not have a material adverse effect on the Company.

    COMPETITION. The Company competes with many companies marketing products similar to those sold and marketed by the Company. It also competes intensely with other network marketing companies in the recruitment of associates, of which there are many such companies. Some of the largest of these are Nutrition for Life International, Inc., Natures Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than the Company and has significantly greater financial and personnel resources than the Company.

    DEPENDENCE UPON ONE SUPPLIER. The Company has one source of Pycnogenol and the Company purchases approximately two-thirds of that compound from that source. The Company has no written agreements with this supplier and although the Company believes that suitable replacement and comparable product sources are available, there can be no assurance that the Company would be able to obtain replacement suppliers on a timely basis, on commercially reasonable terms or at all, in the event this supplier discontinues its association with the Company, goes out of business or for some other reason its products become unavailable to the Company. See "Business--Manufacturing and Supplies."

    PRODUCT LIABILITY EXPOSURE. Although the Company does not engage in the manufacture of any of the products it markets and distributes, the Company could be exposed to product liability claims for the products which it distributes. The Company has not had, or is not aware of, any such claims to date. Although the Company maintains product liability insurance which it believes to be adequate for its needs, there can be no assurance that the Company will not be subject to claims in the future or that its insurance coverage will be adequate.

    CONTROL BY OUTSIDE COMPANY. After the successful completion of this Offering, Interactive Medical Technologies, Ltd. ("IMT") will beneficially own approximately 66% of the Company's issued and outstanding shares of Common Stock which as a practical matter will enable it to nominate and cause the election of all the members of the Company's Board of Directors, control the appointment of its officers and the day-to-day affairs and management of the Company. See "Principal Stockholders."

    INDEPENDENT DIRECTORS NOT A MAJORITY OF THE BOARD. Four of the seven members of the Company's Board of Directors are also executive officers of the Company. All decisions affecting the day-to-day operations of the Company will be made by the Board of Directors, of which the majority of members are not independent of the Company. See "Management."

    FORWARD-LOOKING STATEMENTS. This Prospectus contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Commission or otherwise. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). Such statements may include, but not be limited to, projections of revenues, income, or loss, capital expenditures, plans for future operations, financing needs or plans, and plans relating to products or services of the Company, as well as assumptions relating to the foregoing. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Prospectus, including those contained in the sections entitled "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in the notes to the Company's Financial Statements, describe factors, among others, that could contribute to or cause such differences.

    DILUTION. As a result of the sale of the Securities offered in this Offering, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after this Offering will be approximately $0.18 per share, or approximately $5.82 (or 97%) less than the $6.00 offering price per share. See "Dilution."

    NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING AND EXERCISE PRICES. Prior to this Offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Public Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after this Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."

    SHARES ELIGIBLE FOR FUTURE SALE; POSSIBLE DOWNWARD PRESSURE ON SHARE
PRICE. Existing stockholders in the Company are subject to Rule 144 as promulgated under the Securities Act ("Rule 144") and the restrictions thereunder upon the disposition of shares. In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the issuer and who has satisfied a two-year holding period.

    All of the outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144. The Company also has outstanding warrants to purchase approximately 1,471,000 shares of Common Stock. The ability of stockholders to make Rule 144 sales may increase the supply of shares of Common Stock in the public market, and thus may have a depressive effect on the price of the Company's securities in any market which may develop for such securities. There can be no assurance that such Rule 144 dispositions will not occur or not adversely affect the price of the securities offered hereby. See "--Effect of Options, Warrants and Registration Rights" and "Shares Eligible for Future Sale."

    EFFECT OF OPTIONS, WARRANTS AND REGISTRATION RIGHTS. For the respective terms of the Underwriter's Warrants, Public Warrants sold as part of this Offering and warrants previously sold by the Company (the "Private Warrants") and any options that may be granted by the Company under the Company's stock option plan, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plans. The holders of options or warrants to purchase Common Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrants and approximately 41,000 of the Private Warrants have demand and "piggyback" registration rights, respectively, with respect to their securities and/or the shares of the Company's Common Stock underlying said securities. Exercise of such registration rights may involve substantial expense to the Company. See "Management," "Certain Transactions," "Description of Securities" and "Underwriting."

    NO CASH DIVIDENDS. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. See "Description of Securities."

    LACK OF EXPERIENCE OF THE UNDERWRITER. The Underwriter was organized in August 1993, was registered as a broker in June 1995, and became a member firm of the National Association of Securities Dealers, Inc. (the "NASD") in June 1995. The Underwriter is principally engaged in retail brokerage and market making activities and various corporate finance projects. The Underwriter has acted as a placement agent in private offerings, has participated as a member of the underwriting syndicate or as a selected dealer in one public offering, and has acted only three times as the lead manager of public offerings of securities. While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, no assurance can be given that the Underwriter's lack of experience as a lead managing underwriter of public offerings will not adversely affect this Offering and the subsequent development of a liquid public trading market in the Company's securities. See "Underwriting."

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF PUBLIC WARRANTS. At any time during their exercise period, the Public Warrants may be redeemed by the Company at a redemption price of $.05 per Public Warrant upon 30 days prior written notice if the average closing bid price of the Common Stock for 20 consecutive trading days ending within 10 days of the notice exceeds $10.00. Redemption of the Public Warrants could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the current market price for the Public Warrants when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which may be substantially less than the market value of the Public Warrants at the time of redemption. See "Description of Securities."

    CURRENT PROSPECTUS AND BLUE SKY REGISTRATION REQUIRED TO EXERCISE PUBLIC WARRANTS. Holders of the Public Warrants will have the right to exercise the Public Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the Public Warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Public Warrants for sale in those states where the Common Stock and Public Warrants are to be offered, there is no assurance that it will be able to do so. The Public Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Public Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which the Public Warrantholders reside. See "Description of Securities."

    NO ASSURANCE OF NASDAQ SMALLCAP MARKET LISTING; POSSIBLE ADVERSE EFFECT ON LIQUIDITY OF SECURITIES. Although the Company has applied for listing of its securities on the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the Company does not meet certain minimum criteria established by Nasdaq with respect to net tangible assets. Without a waiver from Nasdaq, the Company will not be able to list its securities on the Nasdaq SmallCap. If the Company does not obtain listing on the Nasdaq SmallCap, it may attempt to have its securities listed on the Electronic Bulletin Board. However, securities listed on the Electronic Bulletin Board may experience reduced liquidity. If the securities offered hereby are listed on the Electronic Bulletin Board, investors herein may experience reduced liquidity in such securities and may have difficulty in obtaining a satisfactory sale price, relative to the actual market price, as a consequence. There can be no assurance that the failure to attain listing on Nasdaq SmallCap will not adversely affect the Company's securities liquidity or investors' ability to dispose of such securities.

    RISKS OF LOW-PRICED SECURITIES. If the Company's securities are not listed on the NASDAQ SmallCap, such securities would be subject to rules under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors" (for example, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this Offering to sell any of the Company's securities acquired in this Offering in any secondary market that may develop for such securities.

    The Commission has enacted rules that define a "penny stock" to be any equity security that has a price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, including securities listed on the NASDAQ SmallCap or on designated exchanges. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure statement prepared by the Commission relating to the penny stock market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. In the event the Company's securities are not listed on the NASDAQ SmallCap or are not otherwise exempt from the provisions of the Commission's "penny stock" rules, such rules may also affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this Offering to sell any of the securities acquired hereby in any secondary market that may develop.

    "YEAR 2000" PROBLEM. The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the latter two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Management has not yet assessed the "Year 2000" compliance expense and related potential effect on the Company's earnings. There can be no assurance that such problem can be resolved by the Company in a timely or cost effective fashion, or at all, or that any difficulty or inability in resolving such problem will not have a material adverse effect upon the Company.

                                    DILUTION

    The initial offering price per share of Common Stock is substantially higher than the average price per share paid by the Company's existing stockholders. Based on an initial public offering price of $6.00 per share, purchasers of the Common Stock in this Offering will experience an immediate and substantial dilution in net tangible book value of approximately 97% or $5.82 per share. For the purposes of this discussion, it is assumed that no Warrants will be exercised, and, accordingly, no value is attributed to the Warrants.

    The following table presents certain information concerning the net consolidated tangible book value per share of the Company's Common Stock as of September 30, 1997, as adjusted to give effect to the sale of 1,000,000 shares of Common Stock by the Company in this Offering (at an initial public offering price of $6.00 per share and after deducting the estimated underwriting discounts and estimated offering expenses payable by the Company):

Initial public offering price per share......................             $    6.00
    Net negative tangible book value per share before the
      Offering(1)............................................  $   (0.88)
    Increase per share attributable to new investors.........       1.06
                                                               ---------
Pro forma net tangible book value per share after the
  Offering...................................................                  0.18
                                                                          ---------
Total dilution per share to new investors(2).................             $    5.82
                                                                          ---------
                                                                          ---------

------------------------

(1) Net tangible book value per share is determined by dividing the Company's net tangible book value (total assets less intangible assets and total liabilities and minority interest) at September 30, 1997 by the number of shares of Common Stock then outstanding.

(2) Dilution per share is determined by subtracting pro forma net tangible book value per share after this Offering from the initial public offering price per share. The foregoing table also assumes no exercise of the Underwriter's Warrants.

    In the event the Underwriter exercises its Overallotment Option in full, the pro forma net tangible book value per share would be $0.34 which would result in dilution to new investors of $5.66 per share.

    The following table sets forth, on a pro forma basis as of the date of this Prospectus, the respective positions of the Company's existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and by the new investors with respect to the 1,000,000 shares of Common Stock to be issued by the Company at an initial public offering price of $6.00 per share.

                                                     SHARES PURCHASED           TOTAL CONSIDERATION
                                                 -------------------------  ---------------------------    AVERAGE
                                                              APPROXIMATE                  APPROXIMATE      PRICE
                                                   NUMBER       PERCENT        AMOUNT        PERCENT      PER SHARE
                                                 ----------  -------------  ------------  -------------  -----------
Existing Stockholders..........................   4,248,353        80.9%    $    316,127         5.0%     $    0.07
New Investors..................................   1,000,000        19.1%    $  6,000,000        95.0%     $    6.00
                                                 ----------       ------    ------------       ------
      TOTAL....................................   5,248,353         100%    $  6,316,127         100%
                                                 ----------       ------    ------------       ------
                                                 ----------       ------    ------------       ------

    The foregoing table assumes no exercise of any warrants.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of 1,000,000 shares of Common Stock and 1,000,000 Public Warrants offered hereby are estimated to be approximately $4,767,000 ($5,563,000 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of this Offering. The Company expects to use the net proceeds over the next twelve months approximately as follows:

                                                                                    APPROXIMATE
                                                                                   DOLLAR AMOUNT     APPROXIMATE
                                                                                       OF NET        PERCENTAGE
APPLICATION OF NET PROCEEDS                                                           PROCEEDS     OF NET PROCEEDS
---------------------------------------------------------------------------------  --------------  ---------------
Repayment of Bridge Loans(1).....................................................   $  1,725,000            36%
Expansion Efforts in South Korea and the United Kingdom(2).......................   $  1,422,000            30%
Working Capital..................................................................   $  1,620,000            34%
                                                                                   --------------         -----
      Total......................................................................   $  4,767,000           100%
                                                                                   --------------         -----
                                                                                   --------------         -----

------------------------

(1) Repayment of promissory notes issued to private investors. See "Certain Transactions."

(2) To be used for the continued international expansion efforts into South Korea and the United Kingdom.

    The Company currently estimates that the net proceeds of this Offering will be sufficient to fund its planned operations, and continued expansion efforts into South Korea and the United Kingdom for approximately twelve months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts. In addition, the Company may require additional financing prior to or following such period if the Company suffers losses greater than anticipated. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

    The foregoing represents the Company's best estimate of its allocation of the net proceeds of this Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business and the results of the Company's activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company suffers losses greater than anticipated, the Company may draw upon the net proceeds of this Offering allocated to expand the Company's operations into Korea and the United Kingdom and/or working capital.

    Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any Public Warrants will be used for working capital. There can be no assurance that the Overallotment Option or any of the Public Warrants will be exercised.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and capitalization of the Company as of September 30, 1997 and as adjusted to reflect the proceeds of 1,000,000 shares of Common Stock and 1,000,000 Redeemable Common Stock Purchase Warrants for sale in this Offering. The table should be read in conjunction with the notes below and the consolidated financial statements of the Company and the information and the related notes thereto including elsewhere herein.

                                                                                                    SEPTEMBER 30, 1997
                                                                                         ----------------------------------------
                                                                                                        PROFORMA          AS
                                                                                           ACTUAL      ADJUSTMENTS     ADJUSTED
                                                                                         -----------  -------------   -----------
                                                                                                       (UNAUDITED)
SHORT TERM DEBT:
  Notes Payable........................................................................  $ 2,007,389  $    --         $ 2,007,389
  Capitalized lease obligation.........................................................      152,281       --             152,281
                                                                                         -----------  -------------   -----------
TOTAL SHORT TERM DEBT..................................................................    2,159,670       --           2,159,670
                                                                                         -----------  -------------   -----------

LONG-TERM DEBT:
  Notes Payable........................................................................      810,162       (810,162)(1)     --
  Capital leases payable less current portion..........................................       22,574       --              22,574
                                                                                         -----------  -------------   -----------
TOTAL LONG-TERM DEBT...................................................................      832,736       (810,162)       22,574
                                                                                         -----------  -------------   -----------
  Minority interest in consolidated subsidiaries.......................................      155,586       --             155,586
                                                                                         -----------  -------------   -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred Stock, $.01 par value 5,000,000 shares authorized: none issued and
    outstanding........................................................................      --            --             --
  Common Stock, $.01 par value 25,000,000 shares authorized: 4,248,353 and 5,248,353
    shares issued and outstanding, actual and adjusted, respectively...................       42,484         10,000        52,484
  Additional paid-in capital...........................................................      273,643      4,757,000     5,030,643
  Gain on foreign currency exchange....................................................       40,380       --              40,380
  Retained earnings (deficit)..........................................................   (4,076,270)      --          (4,076,270)
                                                                                         -----------  -------------   -----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...................................................   (3,719,763)     4,767,000     1,047,237
                                                                                         -----------  -------------   -----------

TOTAL CAPITALIZATION...................................................................  $  (571,771) $   3,956,838   $ 3,385,067
                                                                                         -----------  -------------   -----------
                                                                                         -----------  -------------   -----------

------------------------

(1) Represents notes payable issued to private investors at September 30, 1997, to be repaid from proceeds of the Offering.

                      SELECTED CONSOLIDATED FINANCIAL DATA
               (AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT SHARE AND
                  PER SHARE DATA AND UNLESS OTHERWISE STATED)

    The selected consolidated financial data below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected consolidated financial data presented below for, and as of the end of each of, the four fiscal years ended December 31, 1996 and for the period October 20, 1992 (inception) to December 31, 1992 have been derived from the Company's consolidated financial statements. The financial statements as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996, have been audited by BDO Seidman, LLP and Jones, Jensen & Company, for the periods indicated in their reports, and are included elsewhere in this Prospectus. The information for the nine month periods ended September 30, 1996 and 1997 is unaudited but gives effect to all adjustments (none of which was other than normal recurring adjustments) necessary, in the opinion of management of the Company, to present fairly this information. The results of operations for the interim periods should not be taken as indicative of results for a full fiscal year. The financial statements for the period October 20, 1992 (inception) to December 31, 1992 and for the year ended December 31, 1993 are not included in this Prospectus.

    This data should be read in conjunction with the consolidated financial statements and information and the related notes thereto appearing elsewhere herein.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                            OCTOBER 20, 1992
                                               (INCEPTION)                 YEARS ENDED DECEMBER 31,
                                             TO DECEMBER 31,    ----------------------------------------------
                                                  1992             1993        1994        1995        1996
                                           -------------------  ----------  ----------  ----------  ----------
Net Sales................................      $        92      $    2,719  $   36,895  $   57,841  $   51,499
Cost of Goods Sold.......................               66             839       9,368      14,476      13,321
Gross Profit.............................               26           1,880      27,527      43,365      38,178
Operating ExpensesAssociate
  Commissions............................               26           1,275      19,507      30,831      27,966
Selling, General & Administrative
  Expenses...............................              162             785       6,558      10,370      12,976
Income (Loss) from Operations............             (162)           (180)      1,462       2,164      (2,764)
Other Income (Expense)Net................                0             (27)         60         (30)        (27)
Net Income (Loss) Before Taxes and
  Minority Interest......................             (162)           (207)      1,522       2,134      (2,791)
Income Tax (Provision) Benefit...........          --               --            (431)       (862)      1,103
Minority Interest in Subsidiaries........          --               --          --             (86)       (115)
Net Income (Loss)........................             (162)           (207)      1,091       1,186      (1,803)
Net Income (Loss) Per Share-- Primary....             (.04)           (.05)        .25         .27        (.41)
Primary Weighted Average Number of Common
  Shares Outstanding.....................        4,279,353       4,279,353   4,279,353   4,419,353   4,419,353

                                                                                           FOR THE NINE MONTHS
                                                                                           ENDED SEPTEMBER 30,
                                                                                          ----------------------
                                                                                             1996        1997
                                                                                          ----------  ----------
Net Sales...............................................................................  $   41,124  $   27,887
Cost of Sales...........................................................................      10,339       6,587
Gross Profit............................................................................      30,785      21,300
Operating Expenses......................................................................      32,117      25,365
Loss from Operations....................................................................      (1,332)     (4,065)
Other Expense--Net......................................................................         (61)       (161)
Net Loss Before Income Tax Benefit and Minority Interest................................      (1,393)     (4,226)
Benefit from Income Taxes...............................................................         354      --
Minority Interest in (Income)Loss of Subsidiaries.......................................        (171)         44
Net Loss................................................................................      (1,210)     (4,182)
Net Loss Per Share--Primary.............................................................        (.27)       (.95)
Weighted Average Number of Common Shares Outstanding....................................   4,419,353   4,419,353

CONSOLIDATED BALANCE SHEET DATA (IN 000S):

                                                                                      AS OF DECEMBER 31,
                                                                     -----------------------------------------------------
                                                                       1992       1993       1994       1995       1996
                                                                     ---------  ---------  ---------  ---------  ---------
Working Capital (Deficiency).......................................  $    (141) $    (401) $    (176) $   1,005  $  (1,382)
Total Assets.......................................................        129        308      5,514      6,787      6,350
Long-Term Obligations..............................................     --         --         --         --         --
Total Liabilities..................................................        291        677      4,791      4,786      6,026
Minority Interest in Consolidated Subsidiaries.....................     --         --         --             85        200
Stockholders' Equity (Deficit).....................................       (162)      (369)       723      1,916        124

                                                                                       AS OF SEPTEMBER 30, 1997
                                                                                 -------------------------------------
                                                                                              PROFORMA         AS
                                                                                  ACTUAL     ADJUSTMENTS    ADJUSTED
                                                                                 ---------  -------------  -----------
Working Capital (Deficiency)...................................................  $  (4,718)   $   3,957     $    (761)
Total Assets...................................................................  $   5,972    $   3,957     $   9,929
Long-Term Obligations..........................................................  $     833    $    (810)    $      23
Total Liabilities..............................................................  $   9,536    $    (810)    $   8,726
Minority Interest in Consolidated Subsidiaries.................................  $     156                  $     156
Stockholders' Equity (Deficit).................................................  $  (3,720)   $   4,767     $   1,047

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

    The Company develops, purchases and distributes primarily natural source products intended for nutritional or personal care purposes. The Company's products are distributed through a network of over 400,000 associates, of which approximately 15% are "active" (as defined herein) in several countries in four continents, North America, Australia, Asia and Europe. The Company offers approximately 50 products in nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    The Company commenced operations in October 1992 with the introduction of MARITIME PRIME. MARITIME PRIME features the ingredient Pycnogenol, a derivative of Southern France's Maritinus Pinus tree. Pycnogenol was combined with a blend of other natural ingredients developed by Horphag Research Ltd. ("Horphag"), a European corporation not otherwise affiliated with the Company which is Pycnogenol's manufacturer.

    During Fiscal 1992 and Fiscal 1993, the Company's focus was on obtaining the information on Pycnogenol and the properties associated with it from Horphag and disseminating that information in the United States and, in Fiscal 1993, in Canada. At inception, the Company elected to market its product by "network" as the most effective way to disseminate product information. During these two fiscal years, the Company also sold several complimentary products as well as an aloe vera line of products. During 1993, the Company developed a "uni-level" compensation plan designed to be simple and financially attractive to associates (product distributors). By the end of Fiscal 1993, sales revenues had increased to a rate of approximately $400,000 per month.

    In Fiscal 1994, the Company experienced substantial growth in sales revenues. By September of 1994, net sales increased to a rate of approximately $5,000,000 per month and new associates were being sponsored at a rate exceeding approximately 10,000 per month. New products introduced during 1994 were nutritional- and/or Pycnogenol-based. During the summer of 1994 sales volume briefly exceeded the Company's product delivery capacity but by the fall of 1994, this was rectified and the Company was delivering product on a timely basis. A price increase was instituted in October 1994 to offset the weakening of the United States dollar with respect to the French franc and a price increase from the manufacturer of Pycnogenol via the importer.

    In Fiscal 1995, the Company commenced operations in New Zealand and Australia through its subsidiaries domiciled there. Although the subsidiaries had a brief period of rapid growth in sales revenues, the Company believes that sales leveled off as the apparent success of these subsidiaries became known in the network marketing industry and competitors began offering competitive products and/or comparable commission programs. The Company believes that most significant competition was from competitors selling grape seed and grape skin products which have some of the same properties as Pycnogenol, but are less expensive to produce and could be sold for substantially less than the Company's Pycnogenol based products. In addition, a grape supplier asserted that its product was a generic version of Pycnogenol and could be marketed as such. Actions ranging from letters to lawsuits by the Company and Pycnogenol's importer and manufacturer and accompanying cease-and-desist orders were required to end these assertions.

    Based upon management's network marketing industry experience and a leveling off of sales in the latter part of 1995, the Company anticipated that it would reach maturity as a network marketing concern and could face the possibility of diminishing sales unless the Company acted. In an effort to thwart the possibility of diminishing sales, in March 1996, the Company revised its associate commission program to include, among other things, providing the sponsor of an associate with a substantially higher commission on the first purchase made by the sponsored associate (in the past, the sponsor had received no such additional compensation on a first sale). The Company's goals in altering its associate commission program was to encourage associates to not only sponsor new associates but have the sponsors assist the new associates in making sales and forming their own sales organization comprised of additional levels of associates and, ultimately, attract a more entrepreneurial younger associate than it had attracted in the past. The nature of the Company's products was believed by the Company to be a draw to middle aged associates whose apparent focus was to assist friends, relatives, etc. by introducing them to the Company's products and not necessarily having an additional focus of earnings. Additionally, at or about the same time, the Company introduced a weight loss program, a line of cosmetics, Kaire World Magazine, and new and improved training materials.

    The Company believes that the changes in the Company's associate commission program were not well received by its existing associates and attracted a number of new associates whose primary focus was apparently directed at garnering the larger commissions on initial product sales to associates whom they had sponsored, as opposed to developing a self-sustaining sales organization. The Company believes that as a consequence, sales revenues declined while product returns increased. Also, newly introduced products, such as Immunol, Synerzyme and the Yes! Weight Management Program, did not have the revenue impact anticipated. In the fall of 1996, the Company essentially returned to the prior commission program, with some increase in commissions being added to the original structure, while greater emphasis was placed on seeking professional network marketers versed and established in the network industry. The Company believes that its new and improved training materials have been useful to the Company and well received by its associates.

    In 1996, the Company also decided to open new markets and expand into additional countries. By January 1997, the Company began to establish operations in South Korea and Trinidad and Tobago. In June 1997, the Company opened an office in Port-of-Spain, Trinidad and Tobago. Also in June 1997, the Company received approval from the South Korean government to begin recruitment and engage associates in that country. In July 1997, the Company completed South Korea's product approval and quarantine procedures and the sales of selected products commenced. Initially, only a high-end line of skin care products (JoBelle Gold Line) was available in South Korea. Maritime Prime was approved late in August, 1997, and additional Kaire supplements were approved in November 1997. The Company is anticipating the approval of its AquaKaire product line in early 1998. The Company is working towards approval of additional nutritional and skin care products in Korea. Similar approval efforts are being undertaken for various product lines in Canada, Trinidad and Tobago, New Zealand, Australia, the United Kingdom and France. There can be no assurance, however, that any of such approvals will be forthcoming in a timely fashion, or at all, or will not be contingent on various conditions or restrictions which may be imposed by the appropriate governmental authorities. Also, in 1996, the Company decided to modify its commission program with the objective of increasing the flow of funds to the Company and stabilize its financial position. The modification consisted of the elimination of a 5% bonus, a restructuring of supplemental bonuses for top executives, the institution of a program to pay the car expenses of certain associates in North America, New Zealand and Australia and a change in qualification and the number of sponsored levels paid under the international sponsoring program. It is anticipated that this change will lower the total bonus payout by approximately 4%.

    The Company intends to continue its expansion into new marketplaces in the world in upcoming years. There can be no assurance, however, that any such expansion will ever occur on terms and conditions favorable to the Company, or at all. See "Risk Factors" and "Business."

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated, selected consolidated statement of operations data expressed as a percentage of net sales.

                                                                                                           NINE MONTHS ENDED
                                                                             YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                         -------------------------------  --------------------
                                                                           1994       1995       1996       1996       1997
                                                                         ---------  ---------  ---------  ---------  ---------
Net Sales..............................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of Goods Sold.....................................................       25.4%      25.0%      25.9%      25.1%      23.6%
Gross Profit...........................................................       74.6%      75.0%      74.1%      74.9%      76.4%
Operating Expenses
  Associate Commissions................................................       52.9%      53.3%      54.3%      53.5%      56.0%
Selling, General and Administrative....................................       17.8%      17.9%      25.2%      24.6%      34.9%
Income (Loss) from Operations..........................................        3.9%       3.8%      (5.4)%      (3.2)%     (14.5)%
Other Income (Expense) Net.............................................        0.2%      (0.1)%      (0.0)%      (0.2)%      (0.6)%
Net Income (Loss) Before Taxes and Minority Interest...................        4.1%       3.7%      (5.4)%      (3.4)%     (15.1)%
Income Tax (Provision) Benefit.........................................       (1.2)%      (1.5)%       2.1%       0.9%       0.0%
Minority Interest in Subsidiaries......................................        0.0%      (0.1)%      (0.2)%      (0.4)%       0.1%
Net Income (Loss)......................................................        2.9%       2.1%      (3.5)%      (2.9)%     (15.0)%

NINE MONTHS ENDED SEPTEMBER 30, 1997 ("NINE MONTHS 1997") COMPARED TO THE NINE
  MONTHS ENDED SEPTEMBER 30, 1996 ("NINE MONTHS 1996")

    NET SALES. Nine Months 1996 was a period of declining growth and the start of sales contraction due to competition and the effects of maturation described above. Net Sales decreased approximately 32.2% from approximately $41,124,000 to approximately $27,887,000 for Nine Months 1997 compared to Nine Months 1996. The Company recognized that sales had leveled off near the end of Fiscal 1995. The Company adopted a new marketing and compensation program in March 1996 in an effort to stimulate sales. While sales did experience a temporary increase under the new program, sales soon started to decline at a rate averaging approximately 4% per month. The Company believes that the new associates attracted by the new program were focused on the large initial bonus offered by the new program. In addition, the Company believes that many existing associates did not accept the program and left the Company. As a result, by the end of Nine Months 1996, the Company substantially abandoned this new program and returned to a commission program more comparable to the program used in prior years. Nine Months 1997 represented a period where sales were continuing to decline although the rate had declined to an average of approximately 1.4% per month and there were several months of sales growth from the prior month during the period. The Company continued to take steps during this period to attract professional network marketers through several recruiting programs and to expand into additional markets.

    COST OF GOODS SOLD. Cost of goods sold for Nine Months 1996 were approximately $10,339,000 which represented approximately 25.1% of net sales. Cost of goods sold for Nine Months 1997 were approximately $6,587,000 which represented approximately 23.6% of net sales. Total cost of goods sold declined approximately 36.3% from Nine Months 1996 to Nine Months 1997 or approximately $3,752,000. There were two primary factors affecting the decrease in this cost of goods sold percentage decline. There was a minor product price increase in March 1996 and a change in product mix from Nine Months 1996 to Nine Months 1997.

    GROSS PROFIT. Gross profit decreased from approximately $30,785,000 in Nine Months 1996 to approximately $21,300,000 in Nine Months 1997, or approximately 30.8%. The reason for the decline in gross profit was the decline in net sales discussed above. Gross profit as a percentage of net sales actually increased from 74.9% to 76.4% for those respective time periods resulting from the introduction of new better profit margin products.

    COMMISSIONS. Associate commissions decreased from approximately $22,019,000 in Nine Months 1996 to approximately $15,626,000 in Nine Months 1997, or approximately 29.0%. As a percentage of net sales, commissions rose from 53.5% of net sales in Nine Months 1996 to 56.0% of net sales in Nine Months 1997. Commissions paid declined in Nine Months 1996 due to the new program commencing in March 1996 which redistributed commissions with a resulting lower dollar amount of commissions paid. Commissions paid during Nine Months 1997 reflected additional commissions added to the commission program in the latter part of Fiscal 1996.

    The March 1996 change in the program redirected commission payouts on a first time order to the sponsoring associate. It also changed the structure of the commission payments to attempt to redirect such payments to associates desiring to build a sales organization to get more funds to associates interested in building large sales organizations. The new program was not successful as it attracted associates interested in short term gain and not long term stability, the smaller commission associates (who receive the majority of commission dollars paid) were negatively effected the most and the larger associates did not support the new program. As of September 1996, the Company's original commission program was substantially restored. The Company then enhanced the program in an effort to stem a further decline in sales and raised the effective commission rate by 10%. This did not effect Nine Months 1996 but was reflected in the higher percentage of net sales that commissions represented in Nine Months 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses during Nine Months 1997 were approximately $9,739,000 or 34.9% of net sales as compared to approximately $10,098,000 or 24.6% of net sales in Nine Months 1996. Several factors caused the decline in expenses in Nine Months 1997 to not be proportional to the decline in net sales. The Company instituted a program it believed would increase the number of professional network marketers joining the Company in an effort to create stability and leadership. The total cost of this program was approximately $1,188,000 and was incurred from August 1996 through August 1997. The program had just commenced in Nine Months 1996 so the majority of the expenses were incurred in Nine Months 1997. In addition, development costs of approximately $1,040,000 to commence operations in Trinidad and Tobago, South Korea and the United Kingdom were incurred in Nine Months 1997. These increased expenses were offset by a change in the management of the marketing department during Nine Months 1997 which decreased expenses through both reduced personnel salaries and reduced operating costs. In addition, the Company instituted cost-cutting measures in its domestic operations (of which the marketing department is a part), reducing operating expenses for selling, general and administrative expenses from approximately $1,200,000 per month during July through September 1996. The Company accomplished this by reducing staff, cutting out inefficient programs and limiting optional spending. By the second quarter of Fiscal 1997, these expenses had been reduced to approximately $750,000 per month, a decrease of $450,000 per month or approximately $5,400,000 on an annualized basis.

    LOSS FROM OPERATIONS. Operating loss increased from an approximate $1,332,000 during Nine Months 1996 to an approximate loss of $4,065,000 during Nine Months 1997. These losses were the result of declining sales, fixed general and administrative expenses and periods of increased commissions as discussed.

    OTHER EXPENSES. Other expense increased by approximately $100,000 in Nine Months 1997 as compared to Nine Months 1996. The primary reason for this increase is the cost of additional borrowing necessitated by the inability to achieve profitability while incurring costs associated with the above development programs.

    INCOME TAXES. The Company recorded an accrual for an income tax refund based on the ability to carry losses incurred in Nine Months 1996 back to previous years. The anticipated reduction in taxes from utilizing net operating losses against future profits was not recognized in Nine Months 1997 under the provisions of Financial Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), utilizing its loss carryforwards as a component of income tax expense. As of September 30, 1997, the Company had approximately $4,000,000 of net operating loss available to carry forward and offset against future earnings. As a result of this Offering, certain limitations will be placed on the unrestricted loss carryforwards. A valuation allowance equal to the net deferred tax asset has been recorded, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

    MINORITY INTEREST. The income offset for minority interest was a reduction in the Company's income in Nine Months 1996 of approximately $171,000 reflecting income earned in the Australia and New Zealand subsidiaries. This represented approximately 0.4% of net sales. For Nine Months 1997 the adjustment reduced consolidated net loss by approximately $44,000 or 0.1% of net sales. This reversal was a reflection of decreased revenue and worth in comparison to the United States dollar by the Australia and New Zealand subsidiaries, thus reducing the interest attributable to the minority stockholders.

    NET LOSS. Net loss was approximately $4,182,000 or 15.0% of net sales for Nine Months 1997 as compared to approximately $1,210,000 or 2.9% of net sales for Nine Months 1996. The increased losses are primarily a result of declining sales and an unsuccessful change in the commission program.

YEAR ENDED DECEMBER 31, 1996 ("FISCAL 1996") COMPARED TO YEAR ENDED DECEMBER 31,
  1995 ("FISCAL 1995")

    NET SALES. Fiscal 1995 and Fiscal 1996 represent the peak of Company performance to date with respect to net sales. Revenues for Fiscal 1996 were approximately $51,499,000 which was a decline of approximately $6,342,000 or approximately 11.0% from Fiscal 1995 revenues of approximately $57,841,000. Fiscal 1995 was a year of growth in domestic sales for the Company at a slower rate than in Fiscal 1994. In addition, Australian and New Zealand operations were acquired in November 1995 adding to the sales total for Fiscal 1995. The Company recognized that sales were leveling off near the end of Fiscal 1995. In response to this leveling off, the Company adopted a new marketing and compensation program in March 1996 in an effort to stimulate sales. While sales did respond with a temporary increase, they soon started to fall on a monthly basis. The Company believes that the new associates attracted by the new program were focused on the larger initial bonus offered by the new program and not focused on the development of a sales organization and many then existing associates did not accept the new program and left the Company. As a result, by October 1996, the Company abandoned this new program and returned to a program more comparable to the program used in prior years. The decline in net sales in Fiscal 1996 was not as pronounced because net sales from Australia and New Zealand were included for a full twelve months in Fiscal 1996 as opposed to the two post-acquisition months in Fiscal 1995.

    COST OF GOODS SOLD. Cost of goods sold for Fiscal 1996 was approximately $13,321,000 which represented 25.9% of net sales. Cost of goods sold for Fiscal 1995 was approximately $14,476,000 or 25.0% of net sales. This represented a decrease of approximately $1,155,000 or 8.7% from Fiscal 1995 to Fiscal 1996. The decline in total cost of goods sold was caused by the decreased sales revenue for Fiscal 1996. The Company believes that the increase in the cost of goods sold percentage was related to an increase in sales returns. Also, there was a minor price increase in Fiscal 1996, but no other adjustments in the cost or sales price of the products sold. The refunds stemmed from the new program which encouraged larger initial purchases as well as broadcast claims made by an unrelated third party about the effectiveness of Pycnogenol on certain medical conditions. While these events did generate additional sales, the Company believes a higher percentage of those purchasing under the new program returned the product for refunds under the Company's satisfaction guaranteed policy than had made returns in the past. In addition, the Company released a new, more concentrated version of its' Maritime Prime (Super Prime) late in 1996. This product was initially not well accepted by the associates as they indicated that the anticipated results from its use were not achieved. While a reformulation of the Super Prime product apparently corrected the perceived problem, the Company also replaced this product at its cost when so requested.

    GROSS PROFIT. Gross profit decreased from approximately $43,365,000 in Fiscal 1995 to approximately $38,178,000 in Fiscal 1996, approximately 12.0%. The primary reason for the decline in gross profit was the decline in net sales described above. In addition, gross profit as a percentage of net sales declined from approximately 75.0% in Fiscal 1995 to 74.1% in Fiscal 1996 due primarily to the increase in returns.

    COMMISSIONS. Associate commissions decreased from approximately $30,831,000 in Fiscal 1995 to approximately $27,966,000 in Fiscal 1996, a decline of approximately $2,865,000 or 9.3%. As a percentage of net sales, commissions increased from 53.3% in Fiscal 1995 to 54.3% in Fiscal 1996. Commissions were constant in Fiscal 1995 as the program was not changed from prior years. In March 1996 the new program commenced. The new program was not successful as it attracted associates interested in short term gain and not long term stability, the smaller associates (who represent a large portion of Company associate base) were adversely effected the most in proportion to their income and sales leaders did not support the new program. As of September 1996, the original program was substantially restored. The Company also enhanced the original program in an effort to stop further declines in sales raising the effective commission rate by 10% of sales. The Company purged inactive associates which the Company believes made a significant number of associates qualify for higher positions in the commission structure and increased their bonus percentages without a corresponding increase in sponsoring and sales. This change increased the Company's effective bonus rate by an additional 3%. The net effect of these changes in the latter part of Fiscal 1996 was to increase commissions measured as a percentage of net sales for Fiscal 1996 by approximately 1.9% from Fiscal 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were approximately $12,976,000 or 25.2% of net sales in Fiscal 1996 as compared to approximately $10,370,000 or 17.9% of net sales in Fiscal 1995, an increase of approximately $2,606,000 or 25.1%. The largest factor in this increase was the acquisition of the interests in the New Zealand and Kaire Australia subsidiaries in November 1995. During Fiscal 1995, the Company incurred approximately $250,000 in selling, general and administrative expenses through those entities. During Fiscal 1996, the first full year of ownership of said entities, approximately $1,800,000 of their selling, general and administrative expenses were included within the Company's overall selling, general and administrative expenses. Also, an increased marketing effort was undertaken in Fiscal 1996 to promote the new (commission) program and introduce an internet marketing opportunity for associates. An additional approximate $478,000, in comparison to approximately $410,000 in Fiscal 1995, was spent on these marketing efforts in Fiscal 1996. Finally, personnel costs increased approximately $746,000 from approximately $3,621,000 in Fiscal 1995 to approximately $4,267,000 in Fiscal 1996. This was due to the addition of several managerial positions, the installation of a Company 401(k) plan with matching contributions and an increase in medical insurance costs in Fiscal 1996.

    INCOME (LOSS) FROM OPERATIONS. Loss from operations in Fiscal 1996 was approximately $2,764,000, a decrease of approximately $4,928,000 from Fiscal 1995's income from operations of approximately $2,164,000. The primary reasons for this decline was the drop in net sales and corresponding decline in gross profit. Most of the Company's selling, general and administrative expenses are fixed and do not fluctuate with changes in net sales. These expenses did not correspondingly decline when net sales declined resulting in a loss instead of a profit.

    OTHER INCOME (EXPENSES). There was no significant variance in other expenses from Fiscal 1996 to Fiscal 1995. In neither year did other income or other expense have a material effect on the overall profitability of the Company.

    INCOME TAXES. The Company's income tax provision for Fiscal 1995 was $862,000 based on income earned during that year. In Fiscal 1996, the Company recorded an income tax benefit of approximately

$1,103,000 from utilizing net operating losses against prior income taxes paid. No benefit, from utilizing net operating losses against future profits, was reflected in Fiscal 1996 operations. This treatment was consistent with the provisions of the Financial Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) ("FASB 109"), utilizing its loss carryforwards as a component of income tax expense, since management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized. As a result of this Offering, certain limitations will be placed on the unrestricted loss carryforwards.

    MINORITY INTEREST. The provision for Minority Interest was approximately $86,000 in Fiscal 1995 and $115,000 in Fiscal 1996. This slight increase for Fiscal 1996 was indicative of the increase in profitability of the foreign subsidiaries in Fiscal 1996.

    NET INCOME (LOSS). The Company's net loss was approximately $1,803,000 for Fiscal 1996 compared to net income of approximately $1,186,000 for Fiscal 1995. This change from profitability to a loss was primarily due to the decrease in net sales and gross profit without a corresponding decrease in selling, general and administrative expenses.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994 ("FISCAL
  1994")

    NET SALES. The Company's Fiscal 1994 represented the most dramatic growth in the Company's history, while Fiscal 1995 represented some growth, with a leveling off of sales in the latter part of that year. Net sales for Fiscal 1995 were approximately $57,841,000 as compared to approximately $36,895,000 for Fiscal 1994, an increase of approximately $20,946,000 or approximately 56.8%. In December 1993 net sales were approximately $400,000. By September 1994, net sales had increased to approximately $5,000,000 (for that month). The Company believes that this increase was attributable to media attention on the benefits of antioxidants and the corresponding public focus on products such as the Company's flagship product, Maritime Prime. In addition, the Company believes that it had offered an innovative and attractive alternative in the network marketing industry for associates with no initial fees, no inventory requirements, low minimum monthly purchases and a simplified compensation plan. During Fiscal 1995, increased competition in both products and network marketing alternatives combined with the normal maturation of the associate base causing sales to level off.

    COST OF GOODS SOLD. Cost of goods sold for Fiscal 1995 was approximately $14,476,000 or 25.0% of net sales. This was an increase of approximately $5,108,000 or 54.5% from Fiscal 1994's cost of sales of $9,368,000 or 25.4% of net sales. This dollar amount increase is attributable to the increase in net sales from Fiscal 1994 to Fiscal 1995. The slight decline in the cost of goods sold as a percentage of net sales is attributable to a price increase in Pycnogenol products in October 1994, in response to an increase in the price of Pycnogenol from the manufacturer, introduction of new products which had a higher gross profit margin and the negotiation of more favorable freight rates.

    GROSS PROFIT. Gross profit for Fiscal 1995 was approximately $43,365,000 or 75.0% of net sales. This was an increase of approximately $15,838,000 or 57.5% from Fiscal 1994's gross profit of $27,527,000 or 74.6% of net sales. This increase was attributable to the increase in net sales during Fiscal 1995.

    COMMISSIONS. Associate commissions were approximately $30,831,000 in Fiscal 1995, an increase of approximately $11,324,000 or 57.9% from approximately $19,507,000 in Fiscal 1994. This increase was directly related to the increase in net sales. Commissions represented 53.3% of net sales in Fiscal 1995 as compared to 52.9% of net sales in Fiscal 1994. The increase in the commission percentage of net sales relates to additional commission paid to top producing associates commencing in June 1994. The full effect of this program was reflected in Fiscal 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for Fiscal 1995 were approximately $10,370,000 or 17.9% of net sales. This was an increase of approximately

$3,812,000 or 58.1% from Fiscal 1994 selling, general and administrative expenses of approximately $6,558,000, which represented 17.8% of net sales for Fiscal 1994. The largest portion of this increase in selling, general and administrative expenses was in personnel expenses. The Company had approximately 25 employees in December 1993 and grew to over 150 employees by July 1994. During Fiscal 1994, the Company added executives, middle level management, technical and order processing personnel. The Company also invested approximately $1,064,000 in Fiscal 1994 in telephone systems and computer systems for its order and commission processing and reporting systems. This also increased staffing and maintenance, depreciation and supply costs associated with these assets. The Company expanded from leased space of approximately 5,000 square feet to its current 42,000 square fee by the end of Fiscal 1995. Finally, the Company's costs for shipping supplies, communications, marketing and general operations increased due to the expansion requirements of the increased sales volume.

    INCOME FROM OPERATIONS. Income from operations for Fiscal 1995 was approximately $2,164,000 or 3.8% of net sales. This was an increase of approximately $642,000 from Fiscal 1994 when income from operations was approximately $1,461,000 or 4.0% of net sales. The increase is a direct result of the increase in net sales combined with the Company's ability to keep its costs in line as a percentage of net sales.

    OTHER INCOME (EXPENSE). The Company reflected a small amount of non-operating income in Fiscal 1994 from the investment of excess funds. In Fiscal 1995, the Company had a small non-operating net expense due to interest costs associated with acquiring leased equipment.

    INCOME TAXES. Income taxes for Fiscal 1995 were approximately $862,000 or 1.5% of net sales. Income taxes for Fiscal 1994 were approximately $431,000 or 1.2% of net sales. The Company accrued an income tax liability for Fiscal 1995 based on income earned during that year. In Fiscal 1994, the Company recorded an income tax expense that was reduced by the carryforward of federal and state net operating losses from prior fiscal years. This treatment was consistent with the provisions of FASB 109, utilizing its loss carryforwards as a component of income tax expense in the year actually used.

    NET INCOME. Net income of approximately $1,186,000 in Fiscal 1995 was an increase of approximately $95,000 from the approximate $1,091,000 of net income recognized in Fiscal 1994. As a percentage of net sales, net income represented approximately 2.9% and 2.1% of net sales for Fiscal 1994 and Fiscal 1995, respectively. The increase in net income was derived from the increase in net sales during Fiscal 1995. Income from operations declined by only 0.1% as a percentage of net sales, but the combined effect of interest expense, increased income taxes due to no operating loss carryforward and the provision for the minority interest accounted for the additional 0.5% decrease in Fiscal 1995 net income as a percentage of net sales.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's capital requirements in connection with its operations, foreign development and marketing activities have been and will continue to be significant. As of September 30, 1997, the Company had a working capital deficit of approximately $4,718,000. The Company's independent certified public accountants stated in their report on the consolidated financial statements that due to losses from operations and a working capital deficit, there is substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon the proceeds of this Offering to continue its foreign development activities and its domestic operations and fund its marketing and expansion plans, as well as other working capital requirements. The Company anticipates, based on its currently proposed plans and assumptions relating to its operations (including assumptions regarding the progress and timing of its foreign development efforts), that the net proceeds of this Offering, together with anticipated revenues from operations and its current cash equivalent balances, will be sufficient to fund the Company's operations and capital requirements for at least 12 months following the consummation of this Offering. In the event the Company's plans change or its assumptions change or prove to be inaccurate, however, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing officers, directors and stockholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed on commercially reasonable terms, or at all.

    Historically, the Company had generated significant cash flow from operations due to significant growth and minimal capital requirements. Additionally, the Company does not extend credit to associates, but requires payment prior to shipping products and accordingly does not have accounts receivable from associates other than those generated by credit issues and underpayments. The Company's principal need for funds has been for distributor incentives, working capital (principally inventory purchases), and the expansion into new markets. Prior to 1997, the Company had generally relied entirely on cash flow from operations to meet its business objectives without incurring long term debt to unrelated third parties.

    Because of the significant losses incurred by the Company over the past two fiscal years, it has become substantially dependent on loans from its officers and directors and private placements of its securities to fund its operations. These financings are described below.

    On or about January 1, 1997, the Company sold $300,000 in Agreement Notes to three private investors. As partial consideration for their purchase of the Agreement Notes, the Company issued warrants to the three investors to purchase an aggregate of approximately 41,000 shares of Common Stock of the Company at an exercise price of approximately $.01 per share of Common Stock. The Agreement Notes and related interest were paid in full in July 1997.

    During January 1997, the Company borrowed $200,000 for working capital purposes from a corporation, not otherwise affiliated with the Company, pursuant to demand promissory notes, bearing interest at the rate of 10% per month, and guaranteed by certain officers and directors of the Company. An August 25, 1997 agreement modified the repayment provisions of principal and interest, and required that the Company repay all interest and principal by December 31, 1997 and reduced the interest rate from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. Furthermore, in the event that the Company was unable to repay the principal and accrued interest on such notes in full by December 31, 1997, the Company would then be required to make twelve monthly payments, beginning January 1, 1998, in the amount of $18,911 each. In connection with this transaction, the lending corporation was issued options to purchase 50,000 shares of the Company's Common Stock at $6.60 per share. As of September 30, 1997, such options had not been exercised.

    On or about March 20, 1997, the Company completed a private placement of an aggregate of 500,000 shares of its Common Stock and 500,000 warrants for gross proceeds of $250,000 from five private investors (the "March 1997 Private Placement"). Following the payment of commissions and non-accountable expenses, an initial payment towards its non-accountable expenses for this Offering and counsel fees and expenses for that private placement, the Company received net proceeds of approximately $171,500.

    In May 1997, Kaire Korea, Ltd., pursuant to a demand promissory note bearing interest at the rate of 9.5% per year and guaranteed by the Company, borrowed $500,000 from Horphag, the Company's Pycnogenol supplier. An option expiring in May 2000 to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea Ltd.'s capital stock was granted to Horphag as partial consideration for the note. The note provides for additional options to be issued in the event of late payments and/or the failure to pay the entire principal balance plus accrued interest within six months of the origination date of the note. As of September 30, 1997, a principal balance of $475,000 remains outstanding. No options to acquire capital stock of Kaire Korea Ltd. had been tendered as of September 30, 1997 by Horphag.

    Between June 3, 1997 and December 8, 1997, the Company completed a private placement of an aggregate of 345,000 shares of its Common Stock and $1,725,000 in principal amount of its promissory notes (10% Notes") to nine investors (the "Summer 1997 Private Placement"). Following the payment of commission and non-accountable expenses, additional payments towards its non-accountable expenses for this Offering and counsel fees and expenses, the Company received approximately $1,400,000 in net proceeds. The 10% Notes bear interest at a rate of ten percent per year and mature and are payable in full (principal plus accrued but unpaid interest) upon the earlier of (a) eighteen months after issuance, (b) the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or (c) the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and directors. The 10% Notes are secured by the accounts and accounts receivable of the Company (as defined in the 10% Notes) but are subordinated to the Company's banking obligations. The Company intends to use a portion of the net proceeds of this Offering to repay the 10% Notes in full.

    During August 1997, the Company borrowed $200,000 from two lenders, not otherwise affiliated with the Company, pursuant to unsecured promissory notes bearing interest at the rate of 12% per year and due in September and October 1997. These notes were paid in full in December 1997. In connection with this borrowing, the lenders were each issued options to purchase 15,000 shares of the Company's Common Stock at $.01 per share. As of September 30, 1997, the options had not been exercised by either of the lenders.

    During August and September 1997, the Company borrowed approximately $492,000 from a lender, not otherwise affiliated with the Company, pursuant to two promissory notes bearing interest at a rate of .33% per day and guaranteed by certain officers and directors of the Company. Both notes were repaid by the Company in December 1997.

    During Nine Months 1997, two officers of the Company advanced $84,000 for working capital requirements. On November 28, 1997, the Company issued demand promissory notes bearing interest at the rate of 10% per year in the amount of $258,337 to the two officers for funds provided by those individuals to that date.

    During Nine Months 1997, the Company borrowed $663,000 from two individual stockholders and directors of the Company pursuant to demand promissory notes bearing interest at the rate of 10% per year and secured by the Company's shares of Aloe Commodities, Inc. In September 1997, the Company sold its shares of Aloe Commodities, Inc., at cost, and made a partial payment on the notes. The remaining outstanding balance of approximately $241,000 was renegotiated to two unsecured demand promissory notes bearing interest at the rate of 10% per year.

    During November 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company and certain of its stockholders entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to provide an additional $300,000 equity investment in the Company and convert the $700,000 previously borrowed by the Company to equity in the Company and for IMT to provide $2,000,000 additional equity investments to the Company by February 15, 1998. Also, as discussed in Note 14 to the Consolidated Financial Statements, IMT acquired approximately 81% of the Common Stock of the Company and, therefore, the Company is a subsidiary of IMT.

    "YEAR 2000" PROBLEM. The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Management has not yet assessed the "Year 2000" compliance expense and related potential effect on the Company's earnings.

    RECENT ACCOUNTING PRONOUNCEMENTS. The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards No. 128, entitled "Earnings Per Share" ("SFAS 128") and Statement of Financial Accounting Standards No. 129, entitled "Disclosure of Information About an

Entity's Capital Structure" ("SFAS 129"). SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with Accounting Board Opinion ("ABP") No. 15, entitled "Earnings Per Share." SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. SFAS 129 establishes standards for disclosing information about an entity's capital structure. SFAS 128 and SFAS 129 are effective for financial statements issued for periods ending after December 15, 1997. Their implementation is not expected to have a material effect on the consolidated financial statements.

    In June 1997, FASB issued Statement of Financial Accounting Standard No. 130, entitled "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standard No. 131, entitled "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. SFAS 131 supersedes Statement of Financial Accounting Standard No. 14, entitled "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards of the way the public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, the standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by the implementation of these standards.

                                    BUSINESS

    The Company develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current Company products include health care supplements and personal care products. The Company offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    The Company develops products that it believes will have market appeal to its associates and their customers, and assists its associates in establishing their own businesses. The Company associates can start a home based business without significant start-up costs and other difficulties usually associated with new ventures. The Company provides product development, marketing aids, customer service, and essential record-keeping functions to its associates without charge. The Company also provides other support programs to its associates including 24 hour TouchTalk system (as explained below), international teleconferencing calls, seminars, a monthly newsletter and business training systems with audio and video tapes and a Director Management Kit.

    It is the Company's strategy and expectation that associates actively recruit interested people to become new associates for the Company. These recruits are placed beneath the recruiting associate in the "network" and are referred to by the Company as that associate's "organization." Associates earn commissions on sales generated by the associates in their organization as well as retail profits on the sales they generate directly. The Company's marketing program is designed to provide incentive for associates to build an organization of recruited associates to maximize their earning potential. Approximately 60,000 of the Company's associates have had product purchases in excess of $50 during the past year and are considered by the Company to be "active".

    The Company purchases most of its products directly from manufacturers and markets them to its independent associates located in all fifty states, the District of Columbia, Puerto Rico, Guam, and Canada. In 1995, the Company expanded the number of its associates located in other parts of the world, particularly Australia and New Zealand. The Company expanded its operations into South Korea, Trinidad and Tobago and the United Kingdom during 1997.

INDUSTRY OVERVIEW

    According to The Direct Selling Association, network marketing is one of the fastest growing segments for the distribution of products. There are approximately 300 companies that utilize network marketing techniques. The Direct Selling Association reports that worldwide, over 17.5 million individuals are now involved in directly selling (of which network marketing is a major segment) and that those involved in direct selling generate conservatively $68 billion in annual sales around the world. Network marketing sales in the United States are estimated to be approximately $9 billion annually.

    According to industry sources such as National Natural Foods Association ("NNFA"), the nutritional supplement industry is expanding because of heightened public awareness of the positive effects of vitamins and other nutritional supplements on health.

BUSINESS STRATEGY

    The Company intends to pursue a business strategy of increasing sales and profitability by attracting and retaining associates to its network marketing system; increasing product sales to existing associates; expanding its marketing activities in new international markets and developing new products.

    The Company's ability to increase sales is significantly dependent on its ability to attract, motivate and retain associates. The Company utilizes an innovative marketing program which it believes is superior to programs offered by many other network marketing companies. This program provides financial incentives, including several forms of commission (bonus), a vehicle reimbursement program, optional associate training and support, no sign-up costs, no inventory requirements, and low monthly purchase requirements. Management intends to reach potential new associates through increased advertising, teleconferencing and regional sales meetings. The Company has experienced an increase in the number of associates each year since inception.

    A key factor in the Company's strategy is to increase product sales to its associates by, among other things, the timely introduction of new products. In recent years, the Company has introduced several products that achieved consumer acceptance and contributed to increased sales. The Company's flagship product is Maritime Prime that was introduced in November 1992. Maritime Plus was introduced shortly thereafter, followed by Ultra Prime in 1995 and Super Prime (each tablet containing three times the essential product ingredient of a Maritime Prime tablet) in 1996. The Company's Aloe Vera product was introduced in 1993, while Colloidal Silver was introduced in 1994. In June 1996, the Company introduced the Yes! Weight Management Program, JoBelle Face Kaire Line, Synerzyme and Immunol. During 1997, the Company introduced a Fruit and Aloe Drink, AloElite, ArthriKaire, MSM Complex, Kavatu, and Inner Chi. The Company's newer products (e.g., those introduced in 1997) have higher margins of profit and one of the Company's strategies is to increase overall profitability as the newer products' share of overall sales increases.

PRODUCT SUMMARIES

    The following table sets forth for some of the Company's products the dollar amount of the Company's revenues attributable to each such product during each of the Company's fiscal years indicated.

                                                                                   FISCAL YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
PRODUCT (AND INTRODUCTION DATE)                                                      1994       1995       1996
---------------------------------------------------------------------------------  ---------  ---------  ---------

                                                                                       (DOLLARS IN THOUSANDS)
Maritime Prime (October 1992)....................................................  $  24,149  $  34,418  $  24,827
Aloe Vera (May 1993).............................................................  $   2,295  $   3,274  $   2,172
Colloidal Silver (June 1994).....................................................  $   1,780  $   3,463  $   2,228
Ultra Prime (June 1995)..........................................................         NA  $   1,508  $   2,311

    The following table indicates how many of the Company's products were available as of September 30, 1997 in each of the Company's current markets.

                                                                                             PRODUCTS OFFERED
                                                                       ------------------------------------------------------------
                                                            TOTAL
                       PRODUCT                            PRODUCTS
                   CATEGORIES/LINES                        OFFERED        U.S.         CANADA         NEW ZEALAND       AUSTRALIA
------------------------------------------------------  -------------      ---      -------------  -----------------  -------------
Antioxidant Protection................................            6             6             5                4                0
Defense...............................................            4             3             3                2                0
Digestion.............................................            5             5             4                5                2
Energy and Alertness..................................            3             3             3                1                1
Stress................................................            2             2             1                2                0
Vital Nutrients.......................................            5             3             2                2                0
Weight Management.....................................            7             7             0                0                0
Anti-Aging............................................            2             2             0                0                0
Personal Care.........................................           18            18            18               12               12


                                                                       TRINIDAD
                       PRODUCT                             SOUTH          AND
                   CATEGORIES/LINES                        KOREA        TOBAGO
------------------------------------------------------  -----------  -------------
Antioxidant Protection................................           4             6
Defense...............................................           0             2
Digestion.............................................           2             3
Energy and Alertness..................................           0             3
Stress................................................           1             2
Vital Nutrients.......................................           0             3
Weight Management.....................................           0             7
Anti-Aging............................................           0             1
Personal Care.........................................          15            13

    Presented below are the dollar amounts of each of the Company's product categories for the years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997.

REVENUE BY PRODUCT CATEGORY

                                         YEAR ENDED         YEAR ENDED         YEAR ENDED      NINE MONTHS ENDED
PRODUCT CATEGORY                      DECEMBER 31, 1994  DECEMBER 31, 1995  DECEMBER 31, 1996  SEPTEMBER 30, 1997
------------------------------------  -----------------  -----------------  -----------------  ------------------
                                                                (DOLLARS IN THOUSANDS)
Antioxidant Protection..............      $  28,731          $  37,387          $  33,947          $   16,056
Defense.............................          1,780              3,463              3,000               2,022
Digestion...........................          1,986              3,141              2,534               1,519
Energy and Alertness................         --                 --                     31                 701
Stress..............................         --                    508                681                 312
Vital Nutrients.....................            677                957                750                 398
Weight Management...................            292             --                    611                  70
Anti-Aging..........................         --                 --                     43                 541
Personal Care.......................            992              1,792              1,261                 991

    Currently, the Company has associates in all fifty states, the District of Columbia, Puerto Rico, Guam, Canada, Australia, New Zealand, Trinidad and Tobago, South Korea and the United Kingdom. Management believes that significant market potential exists for the Company's products in international markets, and it is the Company's intention to explore expansion into Japan, Europe, Hong Kong, Taiwan, India and the Philippines. Statistics from the World Federation of Direct Selling Associations as reported in January 1997 indicate that the direct sales market in the foregoing countries amounted to over $43 billion with 5.7 million individuals being involved in some form of direct marketing. This compares to $23.6 billion in sales and 7.2 million individuals involved in the markets currently serviced by the Company.

DISTRIBUTION AND MARKETING

    The Company's products are distributed through its network marketing system of associates. Associates are independent contractors who purchase products directly from the Company for resale to retail consumers. Associates may elect to work on a full-time or a part-time basis. Management believes that its network marketing system is well suited to marketing its nutritional supplements and other products because sales of such products are strengthened by ongoing personal contract between retail consumers and associates, many of whom use the Company's products.

    Associates' revenues are derived from several sources. First, associates may receive revenues by purchasing the Company's products at wholesale prices and selling the Company's products to customers at retail prices. Second, associates earn the right to receive bonuses (commissions) based upon purchases by members of their organization. There are basically three types of bonuses that an associate can earn on product purchases by their organization. The standard bonus is available to any individual who has attained "Broker" status in the Company. Attaining "Broker" status is done by purchasing a minimum quantity for a month. The percentages used to determine the bonus and the number of levels in the organization the associate receives bonuses upon is based on the individual's status in the Company. The first status level being that of a "Broker" and the highest being an "Executive". There are two intermediary levels between "Broker" and "Executive." An associate achieves higher levels in the bonus structure primarily through increased purchases by associates sponsored directly by them (their first level) although the minimum monthly purchase as an individual does increase between certain levels. The requirements for an associate to reach an "Executive" level are generally monthly personal purchases exceeding $300 and monthly volume of $900 on their first level. The program is such that each month an associate must qualify at that level to be paid at that level. The advantage to this is that the associate must remain active in purchasing and sponsoring to retain their bonus, but if they miss a month, their income is only reduced that one month. A second form of bonus is available to those having multiple "Executives" in their first level. Based on the number of "Executives" they have at this first level, associates will receive a percentage of their standard bonus as an additional bonus. Finally, for those "Executives" attaining the highest levels in the

Company, they are allowed to participate in a percentage of the Company-wide Gross Bonusable Sales to be divided among qualifying "Executives." Management believes that the right of associates to earn bonuses contributes significantly to the Company's ability to retain its productive associates.

    Management believes the Company's associate compensation plan is superior to that of other network marketing organizations because the program offers an earning opportunity without the need to finance a large inventory of products and requires only a modest amount of sales to meet the bonus requirements.

    To become an associate, a person must simply sign an agreement to comply with the policies and procedures of the Company. No investment is necessary to become an associate. The Company considers approximately 60,000 of its associates to be "active", that is, an individual associate who has ordered at least $50 of the Company's products during the preceding 12 month period.

    The Company regularly sponsors opportunity meetings in various key cities and participates in motivational and training events in its market areas designed to inform prospective and existing associates about the Company's product line and selling techniques. Associates give presentations relating to their experiences with the Company's products and the methods by which they have developed their own organization of associates. Specific selling techniques are explained, and emphasis is placed on the need for consistency in using such techniques. Participants are encouraged to ask questions regarding selling techniques and product developments, to share information with other associates and to develop confidence in selling and goal-setting techniques. Motivation is offered to participants in the form of recognition, gifts, excursions and tours, which are intended to foster an atmosphere of excitement throughout the associate organization. Prospective associates are educated about the structure, dynamics and benefits of the Company's network marketing system. In Fiscal 1996, the Company's management participated in approximately 300 meetings and training events in approximately 100 cities throughout the United States, Canada, Puerto Rico, Australia and New Zealand.

    The Company continues to develop marketing strategies and programs to motivate associates. These programs are designed to increase associates' monthly product sales and the recruiting of new associates. An example of these programs is the Company's KAIRE SELECT PROGRAM.

    Under the Kaire Select Program, an associate may enroll in a minimum ordering program to maintain eligibility for performance bonuses. Minimum orders ranging from $50 to $550 per month are automatically placed by credit card or autodraft. The associate also gets preferred pricing, no minimum purchase requirement (once they have a qualifying select order set up), exclusive access to some product introductions, and discounts on Company sponsored events. As a result, this program ensures sales for the Company and the associates' participation in bonus programs.

    As part of the Company's maintenance of constant communication with its associate network, the Company offers the following support programs to its associates:

    TOUCHTALK AND FAXBACK. An automated telephone system that associates can call 24 hours a day to place orders, receive reports on the sales activity of their organization and listen to selected messages on special offers, marketing program updates, product information, and similar information. Certain information is also available via facsimile to the associate.

    24 HOUR TELECONFERENCE. A weekly teleconference on various subjects such as technical product discussions, associate organization building and management techniques. An associate can listen to any of the last four weekly teleconferences.

    INTERNET. The Company maintains a web-site at http:\\www.kaireint.com on the Planet City mall. There, the user can read news letters, learn more about products, place an order or sign up to be an associate. This web-site became fully functional in early 1997. In addition, associates can send messages and orders to the Company e-mail address of kaireint.com. This allows associates to potentially be able to sponsor associates and order products 24 hours a day.

    ASSOCIATE NEWS. A monthly Company newsletter updating product information, Company policies and procedures, associate recognition, and various news topics.

    PRODUCT LITERATURE. The Company produces for its associates color catalogues and brochures displaying and describing the Company's products.

    TOLL FREE ACCESS. A toll free number is available to place orders and sponsor new associates. The Company believes that it was one of the initial members in the network marketing industry to permit associates to sponsor new associates over the telephone.

    BROADCAST FAX. Company announcements and product specials are automatically sent via facsimile to associates who have requested this service.

MARKETS

    The following table sets forth the countries in which the Company currently operates, the year operations were commenced in each country, and historical sales information by country during the past four years since formation.

                                                                                       YEARS ENDED
                                                           --------------------------------------------------------------------
                                                              YEAR
COUNTRY                                                      ENTERED       1992        1993       1994       1995       1996
---------------------------------------------------------  -----------  -----------  ---------  ---------  ---------  ---------

                                                                                      (IN THOUSANDS)
United States/Canada.....................................   1992/1993    $      92   $   2,719  $  36,895  $  54,841  $  46,599
Australia................................................     1995          --          --         --      $     600  $   1,000
New Zealand..............................................     1995          --          --         --      $   2,400  $   3,900

    Upon deciding to enter a new market, the Company hires local counsel to assist ensuring that the Company's network marketing system and products comply with all applicable regulations and that the Company's profits may be expatriated. In addition, local counsel assists in establishing favorable relations in the new market area by acting as liaison between the Company and local regulatory authorities, public officials and business people. Local counsel also is responsible for explaining the Company's products and product ingredients to appropriate regulators and, when necessary, will arrange for local technicians to conduct any required ingredient analysis tests of the Company's products.

    If regulatory approval is required in a foreign market, the Company's local counsel interfaces with local regulatory agencies to confirm that all of the ingredients of the Company's products are permissible within the new market. During the regulatory compliance process, the Company may alter the formulation, packaging or labeling of its products to conform to applicable regulations as well as local variations in customs and consumer habits, and the Company may modify certain aspects of its network marketing system as necessary to comply with applicable regulations.

    Following completion of the regulatory compliance phase, the Company undertakes the steps necessary to meet the operational requirements of the new market. The Company then initiates plans to satisfy inventory, distribution, personnel and transportation requirements of the new market, and modifies its associate training materials as may be necessary to be suitable for the new market. The Company has prepared manuals in Korean, French and Spanish.

PRODUCTS

    The Company's product line consists of primarily consumable products that are targeted to growing consumer interest in natural health alternatives for nutrition and personal care. In developing its product line, the Company has emphasized quality, purity, potency, and safety.

    ANTIOXIDANT PROTECTION. This line is primarily nutritional supplements based in antioxidants including Maritime Prime and other antioxidant blends. Most of the products are based on exclusive formulations in several combinations containing natural products including Pycnogenol and Arctic Root. Products containing Pycnogenol have not been approved for direct importation into Australia. The Company is currently seeking approval to import its products containing Pycnogenol into Australia in conjunction with the Therapeutic Goods Association of Australia. Maritime Plus is not available in Canada due to Canadian regulations on the ascorbate that is contained in this product. The Company is also working with French authorities for approval to import the Maritime Prime line into France.

    Pycnogenol has been recognized by sources not associated with the Company as a potent antioxidant. Pycnogenol, in the Company's formulation, is believed to be highly bioavailable and retained in the body for several days. Antioxidants have been shown to be effective in fighting the effects of oxidation on the body. Oxidation is the same process that causes metals to rust and apples to turn brown. Free radicals, which are molecules damaged by oxidation, are being studied as the causes of various infirmities in humans. A free radical is an unstable oxygen molecule seeking, at the molecular level, to pair up with an electron. Free radicals can be created in the atmosphere by the exposure of oxygen to sunlight and pollution. Free radicals can also be created by natural metabolic processes. Antioxidants are molecules which can combine with and, as a result, neutralize free radicals. Pycnogenol provides dietary support to assist the body in properly responding to inflammations.

    DEFENSE. The products in this category are primarily oriented towards working with the body's natural defense systems to make them more efficient. It consists of three of the more recent additions to the Kaire line, Colloidal Silver Kaire, Immunol and Noni.

    Colloidal Silver Kaire is a solution of silver particles electro-magnetically suspended in deionized water and provides dietary support for the immune system. It is used by individuals for a number of purposes including eye drops, a topical solution, nose drops and a drink.

    Immunol is a shark liver based capsule which the Company believes aids the human immune system. This product is imported exclusively by the Company, which obtained the worldwide marketing rights to this product in March 1996 from Marine Biologics, Inc.

    Noni is the most recent addition to the product line. Derived from a fruit grown only in the Central and South Pacific, it contains high levels of naturally occurring vitamins, minerals, trace elements, enzymes, and phytochemicals. The processing method of flash freezing the fruit and then processing it into capsules retains the high level of nutrients that may be lost through the pasteurization of liquid presentations of this product.

    DIGESTION. The main constituent of this group has long been the Aloe products. Aloe has been studied for a number of years as everything from a topical for skin irritations and sunburn to a supplement for improving the general health of the body. The Company has recently introduced Fruit-N-Aloe which is a more palatable form of the Aloe juice as it is mixed with fruit juices to get the Aloe benefits without the strong taste and AloElite, a more concentrated form of the Aloe juice.

    Two other products currently round out this line, a colon-cleansing product for periodic use in cleaning the lower digestive system and Synerzyme, a combination of naturally occurring enzymes and trace minerals to enhance the efficacy of the enzymes, which may assist the body with the breakdown and assimilation of various foods and fats.

    ENERGY AND ALERTNESS. AquaKaire Daytime and Night-time are two recently introduced Company products. They are concentrated, "clustered" water products whose purpose is to organize the water molecules in a manner intended to optimize the flow of electricity through the body thereby increasing energy levels. The water in these two products is combined with a number of other nutrients. AquaKaire Daytime is intended to make a user more active and alert. AquaKaire Night-time is intended to allow for sound sleep and body rest. Inner Chi is another recent addition, combining raw honey with Chinese herbs and botanicals for a balanced, energy enhancing tonic.

    STRESS. Products in this category serve two primary purposes. The first is to provide adaptogens in an efficient medium and the second is to provide a natural relaxant for rest and sleep. Arctic Root is an adaptogen, an herb which works with the body to allow energy to be used by the body as needed as opposed to stimulants and depressants which affect the body's energy as a whole, over a certain period of time. Kavatu combines the extract from the Pacific KavaKava plant with other nutrients to form a product allowing for a more complete rest and sleep without the "hangover" effects of many artificial relaxants and sleep aids.

    VITAL NUTRIENTS. This category provides for many of the basic vitamins and nutrients which are missing in the typical adult or child's diet.

    WEIGHT MANAGEMENT. One of the newest members of the Company's product "family" is a weight management program that includes a number of products designed to work as a system to assist weight loss safely while giving the dieter a higher level of energy while maintaining a healthy body. This system concept is based upon a complete program including Company products, walking or other sensible exercise available to virtually all individuals and sensible permanent eating habits. Weight management products of the Company include LipeX (a product designed to inhibit the absorption of fat by the body), fiber wafers to reduce appetite, lubricate the system and inhibit fat absorption and nutritional bars to provide both a healthy meal snack alternative and to provide nutrients which interact with the LipeX to increase metabolism and fat burning in the system.

    The Company believes that the Weight Management Program is well designed to promote long-term, sustained weight loss. However, the Company's experience has been that many dieters are highly motivated to lose significant pounds quickly and the Yes! Weight Management Program does not work quickly enough for such persons. As a result, the Company is exploring several products which will allow it to penetrate the rapid weight loss market.

    ANTI-AGING. These products are intended to combat the effects of aging on the human body.

    DHEA. This is a hormonal product which replaces the same hormone in the body. Research shows that as a person matures their body generates diminishing amounts of DHEA. According to a number of research studies, DHEA is the hormone which allows the body to know its energy level. The Company has obtained from Dr. Steve Chernisky, author of "The DHEA Breakthrough" the exclusive rights to his signature line of products.

    ARTHRIKAIRE AND OSTEO FORMULA. ArthriKaire and Osteo Formula are Company products introduced in June 1997. Osteo Formula is a comprehensive bone supplement that provides 18 nutrients including four different types of calcium for maximum absorption and assimilation. ArthriKaire is designed to provide dietary support for joints, tendons and ligaments. This proprietary formula combines proteoglycans, vitamins and herbs that support the integrity of connective tissue.

    PERSONAL KAIRE. This includes JoBelle Gold (a skin softener containing gold flakes), Dermakaire (the Company's original moisturizing lotion with Pycnogenol), and the JoBelle Skin Care System consisting of shampoo, conditioner and body lotion as well as a "top of the line" six part face care system. An extension of the Company's Body Kaire System product line featuring tiny gold particles is one of the principal products the Company is distributing in South Korea. The Company is attempting to develop an upscale image for this product line with an appeal to a younger market than the Company's current United States associate base.

NEW PRODUCT DEVELOPMENT

    Additional products being considered in these areas are additional antioxidants, anti-aging, weight management, and energy products. In addition to the introduction of single products, the Company is also focusing on promoting groups of products to be taken in conjunction with each other to address specific needs (such as weight loss, stress, daily wellness, etc.) that an individual may have.

    The Company continually seeks to identify, develop and introduce innovative, effective and safe products. In Fiscal 1996 and Nine Months 1997, the Company introduced over ten new products or services. Management believes that its ability to introduce new products increases its associates' visibility and competitiveness in the marketplace.

    New product ideas are derived from a number of sources, including trade publications, scientific and health journals, the Company's management and consultants, and outside parties. Prior to introducing products into the Company's markets, the Company's scientific consultants, legal counsel and other representatives retained by the Company investigate product formulation matters as they relate to regulatory compliance and other issues. The Company's products are formulated to suit both the regulatory and marketing requirements of particular markets.

    The Company maintains its own product review and evaluation staff but relies upon independent research, vendor research departments, research consultants and others for product research, development and formulation services. When the Company, one of its consultants or another party identifies a new product concept or when an existing product must be reformulated for introduction into a new or existing market, the new product concept or reformulation is generally submitted to the Company's suppliers for technological development and implementation. The Company owns the proprietary rights to a majority of its product formulations.

    The Company expended no funds on new product research and development during Fiscal 1995 and 1996, respectively.

PRODUCT WARRANTIES AND RETURNS

    The Company's product warranties and policy regarding returns of products are similar to those of other companies in its industry. If a consumer of any of the Company's products is not satisfied with the product, she/he may return it to the associate from whom the purchase was made, within 90 days of purchase. The associate is required to refund the purchase price to the consumer. The associate may then return the unused portion of the product to the Company for an exchange of equal value. If an associate requests a refund in lieu of an exchange, a check or credit card credit is issued. All products are warranted against defect by the manufacturer of those products. Most products returned to the Company, however, are not found to be defective in manufacture.

MANAGEMENT INFORMATION SYSTEM

    The Company maintains a computerized system for processing associate orders and calculating associate commission and bonus payments enabling it to promptly remit payments to associates. The Company believes that prompt remittance of commissions and bonuses is vital to maintaining a motivated network of associates and that associate loyalty has been enhanced by the Company making commission and bonus payments as scheduled.

    The Company's computer system provides each associate a detailed monthly accounting of all sales and recruiting activity in his or her organization. These convenient statements eliminate the need for substantial record keeping on behalf of the associate. As a precaution, duplicate copies of the Company's computer records are transferred daily to an off-site location for safekeeping. The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the system for the Year

2000 compliance. It is anticipated that all reprogramming efforts will be completed by December 31, 1998, allowing adequate time for testing.

MANUFACTURING AND SUPPLIES

    The Company currently purchases all of its vitamins, nutritional supplements and all other products and ingredients from parties that manufacture such products to the Company's specifications and standards. During Fiscal 1996, approximately two-thirds of the products purchased by the Company were supplied by M.W. International, Inc. ("MWI"). MWI is the Company's source of Pycnogenol. The Company places significant emphasis on quality control. All nutritional supplements, raw materials and finished products are subject to sample testing, weight testing and purity testing by independent laboratories.

    The Company has no written agreements with any of its suppliers including MWI. In the event of loss of any of its sources of supply, the Company believes that suitable replacement sources of similar products and product ingredients exist and are available to the Company.

TRADEMARKS AND SERVICE MARKS

    Most products are packaged under the Company's "private label." The Company has registered trademarks with the United States Patent and Trademark Office for its name, logo and various products names. It has applied for trademark registration in several countries outside of those it is currently operating in for its name, logo and various product names.

COMPETITION

    The Company competes with many companies marketing products similar to those sold and marketed by the Company. It also competes intensely with other network marketing companies in the recruitment of associates.

    There are many network marketing companies with which the Company competes for associates. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than the Company and has significantly greater financial and personnel resources than the Company. The Company competes for associates by means of its marketing program that includes its commission structure, training and support services, and other benefits.

    Not all competitors market all types of products marketed by the Company, and some competitors market products and services in addition to those marketed by the Company. For example, some competitors are known for and are identified with sales of herbal formulations, some are known for and are identified with sales of household cleaning and personal care products, and others are known for and are identified with sales of nutritional and dietary supplements. The Company's principal methods of competition for the sale of products are its responsiveness to changes in consumer preferences and its commitment to quality, purity, and safety.

GOVERNMENT REGULATION

    Although the Company confines its activities to marketing and distribution, the manufacturing, processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. These activities are also subject to regulation by various agencies of the jurisdictions, states and localities in which the Company's products are sold.

    In November 1991, the FDA issued proposed regulations designed to, among other things, amend its food labeling regulations. The proposed regulations met with substantial opposition. In October 1994, the "Dietary Supplement Health and Education Act of 1994" (the "Dietary Supplement Law") was enacted. Section 11 of the Dietary Supplement Law provided that the advance notice of proposed rule making by the FDA concerning dietary supplements was null and void. FDA regulations that became effective on June 1, 1994 would require standard format nutrition labeling on dietary supplements. However, because the new Dietary Supplement Law also addresses labeling of dietary supplements, the FDA has indicated that it would not enforce its labeling regulations until January 1, 1998. In the interim, new regulations are expected to be proposed by the FDA. Because the FDA has not yet reconciled its existing regulations with the new Dietary Supplement Law, the Company cannot determine to what extent any changed or amended regulations will affect its business.

    The Dietary Supplement Law did not affect the July 1, 1994 effectiveness of the FDA's health claims regulations. Those regulations prohibit any express or implied health claims for dietary supplements unless such claims are approved in advance by the FDA through the promulgation of specific authorizing regulations. Such approvals are rarely provided by the FDA. Therefore, no claim may be made on a dietary supplement label or in printed sales literature, "that expressly or by implication characterizes the relationship of any substance to a disease or health-related condition." The Company cannot determine what effect currently proposed FDA regulations, when and if promulgated, will have on its business in the future. Such regulations could, among other things, require expanded or different labeling, recalling or discontinuing of certain products, additional record keeping and expanded documentation of the properties and certain products and scientific substantiation. In addition, the Company cannot predict whether new legislation regulating its activities will be enacted, which new legislation could have a material adverse effect on the Company.

    The Company has an ongoing compliance program with assistance from FDA counsel regarding the nature and scope of food and drug legal matters affecting the Company's business and products. The Company is unaware of any legal actions pending or threatened by the FDA or any other governmental authority against the Company.

    Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

    The Company complies with South Korea's strict Door-to-Door Sales Act, which requires, among other things, the regular reporting of revenue, the registration of distributors together with the issuance of a registration card, and the maintaining of a current distributor registry. This law also limits the amount of sponsoring bonuses that a registered multi-level marketing company can pay to its distributors up to a maximum of 35% of revenue in a given month. As is the case with most network marketing companies, the Company has from time to time received inquiries from various government regulatory authorities regarding the nature of their business and other issues such as compliance with local business opportunity and securities laws. Although to date none of these inquiries has resulted in a finding materially adverse to the Company, there can be no assurance that the Company will not face inquiries in the future which, either as a result of findings adverse to the Company or as a result of adverse publicity resulting from the initiation of such inquiries, could have a material adverse effect on the Company's business and results of operations.

    Based on research conducted in opening its existing markets (including assistance from local counsel), the nature and scope of inquiries from government regulatory authorities and the Company's history of operations in such markets to date, the Company believes that its method of distribution is in compliance in all material respects with the laws and regulations relating to direct selling activities of the countries in which the Company currently operates. Even though management believes that laws governing direct selling are generally becoming more permissive, many countries currently have laws in place that would prohibit the Company from conducting business in such markets. There can be no assurance that the Company will be allowed to continue to conduct business in each of its existing markets that it currently services or any new market it may enter in the future.

    The Company is subject to or affected by extensive governmental regulations not specifically addressed to network marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, whether made by the Company, or its associates,
(iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customers duties.

    In South Korea, the Company has obtained the mandatory certificate of confirmation as a qualified importer of health assistance foods under the Food Sanitation Law ("FSL") of that country, as well as additional product approvals for each of the special nutritional food categories of products which it imports into that country. Each new product undergoes a 60 day post-customs quarantine/inspection on cosmetics and 18 day post-customs quarantine/inspection on food supplements where, in addition to compliance with ingredient requirements, each product is inspected for compliance with South Korean labeling requirements.

    Based on the Company's experience and research (including assistance from local counsel) and the nature and scope of inquiries from government regulatory authorities, the Company believes that it is in material compliance with all regulations applicable to it. Despite this belief, the Company could be found not to be in material compliance with existing regulations as a result of, among other things, the considerable interpretative and enforcement discretion given to regulators or misconduct by associates. There can be no assurances that the Company will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that the Company or any Company associate are not in compliance with existing laws or regulations could have a material adverse effect on the Company's business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on the Company's business and results of operations. The Company cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the Company's business and results of operations. Moreover, governmental regulations in countries where the Company may commence or expand its operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to the Company, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and consequently, on the Company's sales and earnings.

PROPERTIES

    The Company leases approximately 42,000 square feet of office and warehouse space in four buildings in Longmont, Colorado. The lease terms expire over a span of one month to three years, and the current monthly rate is approximately $16,000 per month. The Australian and New Zealand subsidiaries also lease their office and warehouse facilities of approximately 8,000 square feet for a period of approximately five years. The Company has entered into leases at June 1, 1997 through its South Korean and Trinidad and Tobago subsidiaries. The former is a three year lease on the second floor in one of the office/commercial buildings in downtown Seoul. The Trinidad and Tobago office is approximately 1,100 square feet in downtown Port-of-Spain. That lease is for one year with two one-year renewals. As of December 31, 1997, the Company was entering a lease of approximately 4,800 square feet for 11 years in Solihull, England, with an option to review the leases after 5 years, and terminate with notice. Management of the Company believes that such properties are suitable and adequate for current operating needs.

EMPLOYEES

    At September 30, 1997, the Company had employed approximately 96 full time persons of whom three were executive, 17 were engaged in finance and administrative activities, 17 in order entry, two in travel services, six in MIS, five in purchasing, two in compliance, eight in data support services, one in international development, two in human resources, one in associate services, one in public relations, ten in customer relations, eleven in marketing and ten in shipping. None of the Company's employees is represented by a collective bargaining unit. The Company believes that its relationship with its employees is good.

                               LEGAL PROCEEDINGS

    To the knowledge of the management of the Company, there is no material litigation pending or threatened against the Company nor are there any such proceedings to which the Company is a party.

    However, the Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January, 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. Pursuant to the investigation, the Department has requested further information from the Company, and the Company has requested that a court determine whether it has any obligation to do so.

    The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is presently formulating an appropriate response to this second request.

                                   MANAGEMENT

    The directors and executive officers of the Company are as follows:

NAME                                                       AGE                        COMPANY POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------
Robert L. Richards...................................          52   Chief Executive Officer and Director
Michael Lightfoot....................................          44   President
Loren E. Bagley......................................          55   Chairman of the Board
J.T. Whitworth.......................................          61   Chief Operating Officer, Chief Financial Officer and
                                                                      Director
William F. Woodburn..................................          56   Treasurer and Director
L. Charles Laursen...................................          43   Vice President of Finance
Mark D. Woodburn.....................................          27   Secretary and Director
Steven Westlund......................................          51   Director
Peter Benz...........................................          37   Director

    Set forth below is a brief background of the Company's Executive Officers and Directors of the Company, based upon information supplied by them.

    ROBERT L. RICHARDS, co-founder of the Company, has been Senior Executive Vice President (since November 1994), Chief Executive Officer (since August
1996) and a Director of the Company since its inception in October 1992. Mr. Richards also served as the Company's Executive Vice President and Chief Financial Officer from 1992 to 1994. From 1989 until joining the Company, Mr. Richards was the vice president of Continental Tax Corporation, a property tax consulting firm. From 1982 to 1989, Mr. Richards was the president of RARADAN Oil Company, a company engaged in the development of oil and gas joint ventures. Mr. Richards was a Captain in the United States Air Force and an instructor-pilot from 1970 to 1975. He is an athlete, having been National Champion and All American in 1966 in the 3,000 meter steeplechase. He was also on the United States Olympic Training Team (steeplechase) in 1968 and 1972. Mr. Richards graduated from Brigham Young University with a Bachelor of Science degree in Geology.

    MICHAEL LIGHTFOOT has been President of Kaire International, Inc. since August 1997. Mr. Lightfoot has been involved with the Company since 1993, when he joined the Company as an associate and formed Kaire International (Canada) Ltd. in September 1993. Prior to 1993, Mr. Lightfoot was regional general manager for Forever Living Products, Inc. of British Columbia, Canada. Mr. Lightfoot has over 20 years experience in network marketing.

    LOREN E. BAGLEY has been Chairman of the Company's Board of Directors since its inception. Mr. Bagley is also president and chief executive officer of Trans Energy, Inc. ("TEI"), a company whose securities are listed on NASDAQ, having been TEI's executive vice president from August 1991 until assuming his current responsibilities at TEI in September 1993. From 1979 to the present, Mr. Bagley has also been self employed in the oil and gas industry as president, chief executive officer or vice president of various corporations which he has either started or purchased, including Ritchie County Gathering Systems, Inc. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States Government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and received a Bachelor of Arts degree.

    J.T. WHITWORTH joined the Company in 1994 as Vice President of Operations. In 1995 he was promoted to Executive Vice President of Operations and Chief Financial Officer. He was promoted to Chief Operating Officer and Chief Financial Officer in 1997. He was elected a Director of the Company in 1996. From 1983 until joining the Company, Mr. Whitworth was manager of worldwide commerce, import, export, and corporate distribution of AGCO Corporation ("AGCO"), a major farm equipment manufacturer. During his tenure with AGCO, which was from 1961 until 1994, he held several managerial positions.

    WILLIAM F. WOODBURN has been Treasurer and a Director of the Company since its inception. Mr. Woodburn is also vice president in charge of TEI's operations and has been a director of TEI since August 1991. Mr. Woodburn has been actively engaged in the oil and gas business in various capacities for the past fourteen years. Prior to his involvement in the oil and gas industry, Mr. Woodburn was employed by the United States Army Corps of Engineers for twenty four years and was resident engineer on several construction projects. Mr. Woodburn graduated from West Virginia University with a Bachelor of Science degree in Civil Engineering.

    L. CHARLES LAURSEN, a Certified Public Accountant, joined the Company in July 1994 as its Controller. Mr. Laursen was promoted to the position of Vice President of Finance in May 1996. From 1990 until joining the Company, Mr. Laursen was the controller of Solid Systems Engineering, a heavy equipment distributor. From 1985 until 1990, Mr. Laursen was the controller of Pratt Partnership, an industrial park complex encompassing construction, maintenance, property management, and hotel operations. Mr. Laursen graduated from Colorado State University with a Bachelor of Science degree in Accounting.

    MARK D. WOODBURN has been Secretary and a Director of the Company since its inception. He also serves as assistant secretary of TEI, a position which he has held for the past four years. Mark D. Woodburn is the son of William F. Woodburn.

    STEVEN WESTLUND has been a Director of Kaire International, Inc. since December 1997. Mr. Westlund is presently the Chief Executive Officer and Chairman of the Board of Interactive Medical Technologies, Ltd., a nutritional development company, and has served in those capacities since May 1995. Mr. Westlund is also presently the Chief Executive Officer of Lorenz/Germaine Inc., a personal care product distributor. From May 1993 to February 1995, Mr. Westlund was Chief Executive Officer and Chairman of the Board of Vitafort International Corporation, a nutritional development company. Prior to May 1993, Mr. Westlund was a consultant to several corporations in the distribution industry specializing in restructuring and recapitalization.

    PETER BENZ has been a Director of Kaire International, Inc. since December 1997. Mr. Benz is presently the President of Interactive Medical Technologies, Ltd. and has served in that capacity since May 1995. Mr. Benz has also been the Chairman of the Board of North American Health & Fitness Corporation. Mr. Benz graduated from the University of Notre Dame with a Bachelor of Science degree in Business Administration.

    Directors of the Company serve until the next annual meeting of stockholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

    The Board of Directors of the Company has established the following committees: an Executive Committee, the members of which are Robert L. Richards, J.T. Whitworth, Loren E. Bagley, Peter Benz and Steve Westlund with Loren Bagley as Chairman; and an Audit Committee, the members of which are J.T. Whitworth, Loren E. Bagley, Peter Benz and Steve Westlund with Loren E. Bagley as Chairman.

EXECUTIVE COMPENSATION

    The following table summarizes compensation with respect to Fiscal 1994, Fiscal 1995 and Fiscal 1996 earned by the Company's President, Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during Fiscal 1994, Fiscal 1995 or Fiscal 1996 (the "Named Executive Officers"). The Named Executive Officers set forth below were officers of the Company during the years indicated and were compensated for service in such position in the manner set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                      ANNUAL COMPENSATION
                                                                                  ---------------------------
                                                                       FISCAL                                    ALL OTHER
NAME AND POSITION                                                       YEAR      SALARY ($)     BONUS ($)     COMPENSATION
-------------------------------------------------------------------  -----------  ----------  ---------------  -------------
Nick A. Mangeris, former President.................................        1996   $  156,984             0          20,931(5)
                                                                           1995   $  124,602             0           6,660(1)
                                                                           1994   $  120,807             0             807
Robert L. Richards, currently Chief Executive Officer..............        1996   $  178,666             0          10,915(6)
                                                                           1995   $  118,760             0             901(2)
                                                                           1994   $  120,641             0             639
J.T. Whitworth, currently Chief Operating Officer and Chief                1996   $  133,700             0          15,320(7)
  Financial Officer................................................        1995   $   97,069             0             815(3)
                                                                           1994   $   34,718             0             134
David Crockett, former Vice President of Sales.....................        1996   $  115,264             0          10,766(8)
                                                                           1995   $  103,904             0           1,831(4)
                                                                           1994   $   49,134             0             390

------------------------

(1) Includes the value to Mr. Mangeris of a leased car, provided by the Company and other benefits provided to him.

(2) Includes the value to Mr. Richards of miscellaneous benefits provided to him.

(3) Includes the value to Mr. Whitworth of miscellaneous benefits provided to him.

(4) Includes the value to Mr. Crockett of a leased car, provided by the Company and other benefits provided to him.

(5) Includes the value to Mr. Mangeris of a leased car, provided by the Company, the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan and other benefits provided to him.

(6) Includes the value to Mr. Richards of a leased car, provided by the Company, the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan and other benefits provided to him.

(7) Includes the value to Mr. Whitworth of a leased car, provided by the Company, the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan and other benefits provided to him.

(8) Includes the value to Mr. Crockett of a leased car, provided by the Company, the Company's matching contribution in Fiscal 1996 to the Company's 401(k) plan and other benefits provided to him.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    The Company has entered into an employment agreement with Robert L. Richards pursuant to which he will act as Chief Executive Officer of the Company for a five year period, at an annual salary of $180,000, subject to annual increases or bonuses as may be determined by the Board of Directors. The employment agreement requires the Company to pay Mr. Richards in the event that he is unable to perform his duties by reason of illness or disability during the remaining term of the contract at an annual salary of $65,000 and the employment agreement also requires the Company to indemnify him to the full extent permitted under the Delaware General Corporation Law. The employment agreement requires that he devote his full work time to his duties of the Company, including the evaluation and negotiation of potential acquisitions.

    The Company's employment agreement with Mr. Richards contains provisions for payments of salary and benefits following a change of control (as defined) of the Company. Upon a change in control of the Company and his termination thereof, Mr. Richards would be entitled to, within 30 days of such termination, an amount equal to the Net Present Value (NPV), discounted at 5%, of the remaining compensation due him under the term of his contract, and continued life, health and disability insurance for a period of one year.

    The Company has entered into an employment agreement with J.T. Whitworth pursuant to which he will act as Chief Operating Officer and Chief Financial Officer of the Company for a five year period, at an annual salary of $180,000, subject to annual increases or bonuses as may be determined by the Board of Directors. The employment agreement requires the Company to pay Mr. Whitworth in the event that he is unable to perform his duties by reason of illness or disability during the remaining term of the contract at an annual salary of $65,000 and the employment agreement also requires the Company to indemnify him to the full extent permitted under the Delaware General Corporation Law. The employment agreement requires that he devote his full work time to his duties of the Company, including the evaluation and negotiation of potential acquisitions.

    The Company's employment agreement with Mr. Whitworth contains provisions for payments of salary and benefits following a change of control (as defined) of the Company. Upon a change in control of the Company and his termination thereof, Mr. Whitworth would be entitled to, within 30 days of such termination, an amount equal to the Net Present Value (NPV), discounted at 5%, of the remaining compensation due him under the term of his contract, and continued life, health and disability insurance for a period of one year.

    The Company has entered into an employment agreement with Mr. Robert J. Young pursuant to which he will act as Marketing Director of the Company for the period August 11, 1997 through August 31, 1998, at an annual salary of $125,000. The employment contract requires that he devote his full work time to his duties of the Company.

    The Company's employment agreement with Mr. Young contains a provision that the Company reimburse him for up to $62,500 of documented educational tuition and educational expenses incurred by him while he attends graduate school beginning September 1, 1998 through November 1, 1999.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

LIMITATION ON LIABILITY OF DIRECTORS

    The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation or to its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the extent permitted by this statutory provision. The Company has been advised that it is the position of the Commission that, insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, that provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCK OPTION PLAN

    In July 1997, the Board of Directors adopted and the stockholders approved the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 1997 Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, directors and consultants and (ii) options not intended to so qualify ("Non-Qualified Stock Options") to employees (including directors and officers who are employees of the Company), directors and consultants. The total number of shares of Common Stock for which options may be granted under the 1997 Stock Option Plan is 1,000,000 shares.

    The 1997 Stock Option Plan is to be administered by the Board of Directors or a committee of the Board of Directors which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the 1997 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

    The exercise price of all stock options granted under the 1997 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the 1997 Stock Option Plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the 1997 Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option.

    The Company has agreed with the Underwriter that for a period of two years from the date of this Prospectus, without the Underwriter's written consent, not more than 375,000 of the options shall be granted to persons who are officers and/or directors of the Company on the date of the Prospectus, except that the Underwriter will not unreasonably withhold consent to the grant or vesting of such options based on the achievement of goals established in advance and reasonably approved by the Company's Board of Directors and the Underwriter.

OTHER COMPENSATION

    The Company provides basic health, major medical and life insurance for its employees, including its executive officers. The Company has also adopted a 401(K) Profit Sharing Retirement Plan for eligible employees, as described below. No other retirement, pension or similar program has been adopted by the Company. These and other benefits may be adopted by the Company for its employees in the future.

    On January 1, 1996, the Company adopted a 401(K) Profit Sharing Retirement Plan for its employees ("401(K) Plan"). Eligible employees include all employees of the Company who have completed one year of employment and have attained the age of 21. The 401(K) Plan permits employees to make voluntary contributions to the 401(K) Plan up to a dollar limit set by law. The Company may contribute in discretionary matching contributions equal to the Company's determined percentage of the employee's contributions. Benefits under the 401(K) Plan are distributable upon retirement, disability, termination of employment or certain financial hardship, subject to regulatory requirements. Each participant's share of the Company's contributions vests at the rate of 20% per year until after 5 years of service, at which time the participant becomes fully vested.

    For its fiscal year ended December 31, 1996, the Company made a contribution to the 401(K) Plan of approximately $67,000, of which $5,317, $0, $3,774, $900,
$2,335, $540 and $12,866, were for the benefit of Robert L. Richards, Loren E. Bagley, J.T. Whitworth, William F. Woodburn, L. Charles Laursen, Mark D. Woodburn and all of the Company's executive officers as a group, respectively. Amounts to be contributed in the future are at the discretion of the Company's Board of Directors. Accordingly, it is not possible to estimate the amount of benefits that will be payable to participants in the 401(K) Plan upon their retirement. The trustees under the 401(K) Plan are J.T. Whitworth and L. Charles Laursen.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and (iii) all executive officers and directors of the Company as a group:

                                                          AMOUNT AND                                  APPROXIMATE
                                                           NATURE OF         APPROXIMATE             PERCENTAGE OF
                                                          BENEFICIAL    PERCENTAGE OF COMMON      COMMON STOCK OWNED
                                                           OWNERSHIP    STOCK BEFORE OFFERING       AFTER OFFERING
                                                          -----------  -----------------------  -----------------------
Robert L. Richards(1)(2)................................           0                 0%                       0%
Michael A. Lightfoot(1)(2)..............................           0                 0%                       0%
Loren E. Bagley(1)(2)...................................           0                 0%                       0%
J.T. Whitworth(1)(2)....................................           0                 0%                       0%
William F. Woodburn(1)(2)...............................           0                 0%                       0%
L. Charles Laursen(1)(2)................................           0                 0%                       0%
Mark D. Woodburn(1)(2)..................................           0                 0%                       0%
Steven Westlund(1)(2)...................................           0                 0%                       0%
Peter Benz(1)(2)........................................           0                 0%                       0%
Interactive Medical Technologies, Ltd...................   3,573,351                81%                      66%
  2139 Pontius Avenue
  Los Angeles, CA 90025
Magic Consulting Group, Inc.(3).........................     400,000                 9%                       7%
  c/o Eletto & Santello
  75 N. Central Avenue
  Elmsford, NY 10523
All executive officers and directors
  as a group (9 persons)................................           0                 0%                       0%

------------------------

(1) The address for each of the above referenced persons or entities is c/o Kaire International Inc., 380 Lashley Street, Longmont, Colorado 80501.

(2) Does not include options that may be granted under the Company's 1997 Stock Option Plan. See "Management."

(3) Includes 100,000 shares of the Company's Common Stock and gives effect to the exercise of warrants to purchase 300,000 shares of the Company's Common Stock owned by such entity. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

    In January 1997, the Company borrowed $102,500 from each of its Chairman, Loren E. Bagley, and Treasurer and Director, William F. Woodburn, and delivered one 10% unsecured promissory note each to Mr. Bagley and Mr. Woodburn. In July 1997, the Company borrowed an additional $229,000 from each of Messrs. Bagley and Woodburn, executed and delivered 10% secured promissory notes to each officer, and pledged 1,400,000 shares of Aloe Commodities, Inc., valued at an aggregate of $250,000, as collateral for the notes. All of the foregoing notes were due on demand. In September 1997, each of Messrs. Bagley and Woodburn demanded payment on all of the foregoing notes. The Company sold its shares of Aloe Commodities, Inc. and repaid a portion of the principal amount and accrued interest to each of Messrs. Bagley and Woodburn, and negotiated the cancellation of each of the foregoing notes in exchange for its execution and delivery of new principal amount $120,412 10% unsecured promissory notes, one each in the favor of Mr. Bagley and Mr. Woodburn, also payable upon demand. In December 1997, both Mr. Bagley and Mr. Woodburn signed agreements with the Company not to demand repayment until and unless the Company had achieved certain financial benchmarks.

    On February 4, 1997, the Company entered into a Consulting Contract with Magic Consulting Group, Inc. ("Consultant"). Consultant received the following compensation for its services: (i) one warrant to purchase 100,000 shares of Common Stock of the Company for $.01 per share, (ii) 100,000 warrants to purchase an aggregate of 100,000 shares of Common Stock of the Company at $6.60 per share, such warrants to be identical to the warrants issued by the Company in this Offering, (iii) $2,500 per month for a period of 60 months from the date of the Consulting Contract. As of September 30, 1997, Consultant had not exercised its warrants to purchase shares of the Common Stock of the Company. In March 1997, the Consultant purchased 100,000 shares of the Company's Common Stock and 100,000 warrants for $50,000 as part of a private offering of the Company's securities.

    On August 25, 1997, the Company renegotiated the terms of a loan to a corporation in the principal amount of $200,000 and as part of such renegotiated terms issued to the corporation 50,000 warrants to purchase 50,000 shares of Common Stock of the Company at $6.60 per share, such warrants to be identical to the warrants issued by the Company in its public offering of securities.

    On August 29, 1997, the Company borrowed $100,000 from a corporation for a note bearing interest at 12%, due October 13, 1997. In connection with the borrowing, the corporation was issued one year options to purchase 15,000 shares of the Common Stock of the Company at $.01 per share. As of September 30, 1997, the options had vested but had not been exercised.

    On August 29, 1997, the Company borrowed $100,000 from a corporation for a note bearing interest at 12%, due September 27, 1997. In connection with this borrowing, the corporation was issued one year options to purchase 15,000 shares of the Common Stock of the Company at $.01 per share. As of September 30, 1997, the options had vested but had not been exercised.

    As of September 30, 1997, the Company had borrowed $103,237 from its Chief Operating Officer, Chief Financial Officer and Director, J.T. Whitworth. Subsequent to September 30, 1997, the Company borrowed from Mr. Whitworth an additional $36,834, and delivered a $140,071 principal amount 10% unsecured promissory note to Mr. Whitworth. The promissory note is due upon demand. During December 1997, Mr. Whitworth entered into an agreement with the Company that he would not seek repayment of the note until the Company had reached certain financial goals.

    As of September 30, 1997, the Company had borrowed $55,865 from its Chief Executive Officer and Director, Robert L. Richards. Subsequent to September 30, 1997, the Company borrowed from Mr. Richards an additional $62,401 and executed a $118,266 principal amount 10% unsecured promissory note in the favor of Mr. Richards at 10% interest. The promissory note is due upon demand. During December 1997, Mr. Richards entered into an agreement with the Company that he would not seek repayment of the note until the Company had reached certain financial goals.

    On December 9, 1997, the Company and certain holders of common stock of the Company holding approximately 81% of the issued and outstanding stock of the Company entered into an "Agreement and Plan of Reorganization" with Interactive Medical Technologies, Inc. ("IMT"), a Delaware corporation. IMT, as part of the Plan of Reorganization, has committed to invest $3,000,000 in equity in the Company, of which $1,000,000 has been invested in the Company as of December 31, 1997. Certain holders of common stock of the Company exchanged their shares for approximately 45% of the common shares of IMT in a transaction which qualified as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As part of the transaction, the Company's Board of Directors was expanded by two new directors.

    As part of the Plan of Reorganization, the following identified current and former executive officers and directors (or entities in which they hold a beneficial interest) exchanged the stated number of shares of the Company's Common Stock for the indicated number of IMT's shares of Common Stock:

                                                                                   NUMBER OF
                                                                                 THE COMPANY'S    NUMBER OF IMT'S
NAME AND TITLE                                                                 SHARES EXCHANGED   SHARES RECEIVED
-----------------------------------------------------------------------------  -----------------  ----------------
Robert L. Richards, Chief Executive Officer and Director.....................         627,200          20,748,079
William F. Woodburn, Treasurer and Director..................................         308,823          10,215,639
Loren E. Bagley, Chairman of the Board.......................................         308,823          10,215,639
Mark D. Woodburn, Secretary and Director.....................................         308,823          10,215,639
J.T. Whitworth, Chief Operating Officer, Chief Financial Officer and
  Director...................................................................         294,000           9,726,253
Michael Lightfoot, President.................................................          61,600           2,036,745
Nick A. Mangeris, former President...........................................         767,200          25,379,516

PRIVATE PLACEMENTS OF THE COMPANY'S SECURITIES

    Pursuant to a Loan and Security Agreement (the "Loan Agreement"), by and among the Company and 3 private investors, in or about January 1997, the Company sold to such investors $300,000 of Agreement Notes. In consideration for the purchase of the Agreement Notes, the Company granted to the holders of the Agreement Notes, the Agreement Warrants to purchase an aggregate of approximately 41,000 shares of Common Stock of the Company at an exercise price of approximately $.01 per share of Common Stock (as adjusted to reflect the anti-dilution provisions in the Agreement Warrants). The Agreement Warrants expire in January 2000 and include "piggyback" registration rights relating to the shares of Common Stock issuable upon exercise of the Agreement Warrants subject to the rights of any Underwriter of such an offering to exclude a reasonable amount of such shares if market factors require a limitation on the number of shares to be underwritten. The Underwriter has advised the Company and the holders of the Agreement Warrants that market conditions prevent the inclusion of any of the shares of the Company's Common Stock underlying the Agreement Warrants from being included in the registration statement of which this Prospectus forms a part.

    On or about March 20, 1997, the Company completed a private placement of an aggregate of 500,000 shares and 500,000 warrants by which it received gross proceeds of $250,000 from five private investors (the "March 1997 Private Placement"). Following the payment of commission and non-accountable expenses, an initial payment towards its non-accountable expenses for this Offering and counsel fees and expenses for that private placement, the Company received net proceeds of approximately $171,500. The Underwriter for this Offering served as the Company's Placement Agent for the March 1997 Private Placement.

    As part of the March 1997 Private Placement, the Company entered into a Registration Rights Agreement with five private investors therein granting them certain piggyback registration rights with respect to the securities purchased by them. With respect to any underwritten public offering of the

Company's securities, the foregoing Registration Rights are subject to the Underwriter's Agreement to include said securities in the registration statement for such an offering. The Underwriter for this Offering has advised the Company that it will not agree to include the Company's securities, sold in the March 1997 Private Placement, in the registration statement of which this Prospectus forms a part. The holders of a majority of the Company's securities sold in the March 1997 Private Placement have a right to demand that their securities be included, one time, in a subsequent registration statement to be filed by the Company and become effective as soon as practicable after the date of this Prospectus but not later than 180 days thereafter (subject to a 90 day extension in certain limited circumstances).

    Between June 3, 1997 and December 8, 1997, the Company completed a private placement of an aggregate of 345,000 shares and $1,725,000 in principal amount of its ten percent promissory notes ("10% Notes") to nine private investors (the "Summer 1997 Private Placement"). Following the payment of commission and non-accountable expenses, additional payments towards its non-accountable expenses for this Offering and counsel fees and expenses, the Company received approximately $1,400,000 in net proceeds. The 10% Notes bear interest at a rate of ten percent per annum commencing upon issuance and mature and are payable in full (principal plus accrued but unpaid interest) upon the earlier of (a) eighteen months after issuance, (b) the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or (c) the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and directors. The 10% Notes are secured by the accounts and accounts receivable of the Company (as defined in the 10% Notes). The security interest for the 10% Notes, however, are subordinated to the Company's banking obligations. The Company has the right to prepay all or any of the 10% Notes at any time without penalty but with accrued interest. The Company intends to use a portion of the net proceeds of this Offering to repay the 10% Notes in full. See "Use of Proceeds."

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is authorized to issue up to 25,000,000 shares of Common Stock, $.01 par value per share, 4,418,351 of which are issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

    Subject to the rights that may be designated by the Board of Directors to the holders of any shares of Preferred Stock, the holders of the Common Stock have voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of the Company's Common Stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of Common Stock may elect all of the directors of the Company and control its affairs and day to day operations. The shares of Common Stock are not redeemable and have no preemptive or similar rights. All 4,418,351 outstanding shares of the Company's Common Stock are fully paid and non-assessable.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Board of Directors of the Company, without further stockholder action, may issue shares of Preferred Stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The Company has not issued any shares of Preferred Stock and has no present intention to issue shares of Preferred Stock. The issuance thereof could discourage or defeat efforts to acquire control of the Company through acquisition of shares of Common Stock.

WARRANTS

    The Company has authorized the issuance of up to 1,150,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants") to be sold in this Offering. As of the date of this Prospectus, the Company had 1,601,000 warrants issued and outstanding, 500,000 having been sold as a part of a private placement of the Company's securities in March, 1997. The Company also has issued and outstanding warrants to purchase approximately 41,000 shares of its Common Stock issued in connection with a January, 1997 private placement of the Company's securities, which are exercisable at $.01 per share of Common Stock and expire in January 2000 (the "Agreement Warrants"). Furthermore, the Company has issued and outstanding warrants to purchase 30,000 shares of its Common Stock issued in connection with two private placements of promissory notes in August 1997 and warrants to purchase 50,000 shares of its Common Stock issued in connection with the renegotiation of an earlier loan to the Company, also in August, 1997. See "Certain Transactions." The warrants discussed in the immediately foregoing sentence contain the same terms and conditions as the Public Warrants.

    The following statements and summaries of the material provisions of the Public Warrants are subject to the more detailed provisions of the Public Warrants, a copy of which has been included as an Exhibit to the Registration Statement of which this Prospectus forms a part.

RIGHTS TO PURCHASE SHARES OF COMMON STOCK

    Each Public Warrant entitles the holder to purchase for one share of Common Stock at a price of $6.60, for a period of four years commencing two years after the date of this Prospectus, provided, however, that if the Underwriter has consented in writing to all of the Public Warrants being exercisable, they may be exercisable at any time after their issuance.

    Each holder of a Public Warrant may exercise such Public Warrant, in whole or in part, by surrendering the certificate evidencing such Public Warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to the Company. No Public Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Public Warrants under an effective registration statement. The Company will endeavor to obtain and maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Public Warrants remain outstanding. While it is the Company's intention to comply with this intention, there can be no assurance that it will be able to do so.

    The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Public Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Public Warrants. Certificates evidencing the Public Warrants may be exchanged for new certificates of different denominations by presenting the warrant certificate at the offices of the Company.

ADJUSTMENTS

    The exercise price and the number of shares of Common Stock purchasable upon exercise of the Public Warrants are subject to adjustment upon the occurrence of certain events including stock dividends, stock splits, reverse stock splits, reclassification, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock (below the lesser of the then exercise price of the Public Warrants or the fair market value of the Company's Common Stock) excluding issuances of shares of the Company's Common Stock prior to the commencement of this Offering, any issuances of the Company's securities in connection with this Offering and Company stock option plans. No adjustments in the exercise price will be required to be made with respect to the Public Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Public Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Public Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale.

OTHER RIGHTS

    In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Public Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Public Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holders of the Public Warrants, at the time of such exercise, an amount in cash equal to the same fraction of the current market price of a share of Common Stock of the Company.

    Public Warrantholders do not have voting or any other rights of stockholders of the Company and are not entitled to dividends, if any.

REDEMPTION OF PUBLIC WARRANTS

    During any time the Public Warrants are exercisable, if the closing bid price of the Common Stock for 20 consecutive trading days shall exceed $10.00 the Company may redeem the Public Warrants by paying holders $.05 per Public Warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least 30 days thereafter. Public Warrantholders will be entitled to exercise Public Warrants at any time up to the business day next preceding the redemption date. Additionally, the Public Warrants may not be redeemed unless at the time of redemption there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Public Warrants under an effective registration statement. During the two year period commencing on the effective date of the Company's proposed initial public offering, the Public Warrants shall only be redeemable with the Underwriter's express written consent.

WARRANT AGREEMENT AND EXCHANGE OF WARRANTS

    Upon the closing of this Offering, the Company will enter into a warrant agreement ("Warrant Agreement") with American Securities Transfer & Trust, Inc. ("Warrant Agent"). It is anticipated that the Warrant Agreement will contain provisions permitting the Company and the Warrant Agent, without the consent of the Warrantholders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrantholders. At that same time, the Company will exchange with the Warrantholders, who purchased their warrants in the March 1997 private placement of the Company's securities, printed warrant certificates for the typewritten format certificates delivered to said investors in this Offering, containing terms and conditions substantially similar to the Public Warrants.

DIVIDEND POLICY

    The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

TRANSFER AND WARRANT AGENT

    The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Company's warrants is American Securities Transfer & Trust, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this Offering, the Company will have 5,418,351 shares of Common Stock outstanding (5,568,351 shares if the Underwriter's Overallotment Option is exercised in full). All of the shares of Common Stock sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company which will be subject to certain limitations of Rule 144 adopted under the Securities Act.

    The 4,418,351 presently outstanding shares of Common Stock are restricted securities and are subject to the resale limitations provided for in Rule 144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, which has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A non-affiliate which has not been an affiliate of the Company for at least the three months immediately preceding the sale and which has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In meeting the one and two year holding periods described above, a holder which has purchased shares can include the holding periods of a prior owner which was not an affiliate of the Company. None of the shares of the Company's Common stock have been owned by the holders thereof for greater than two years.

    IMT has agreed not to sell, for a period of two years from the date of this Prospectus, any shares of the Company's Common Stock owned by them on the date hereof without the prior written consent of the Underwriter.

    Furthermore, in connection with this Offering, the Underwriter has been granted warrants to purchase up to 100,000 shares of Common Stock and up to 100,000 warrants. The holders thereof have the right to require the Company to register said warrants, and/or the underlying securities under certain circumstances. In addition, the holders of said warrants have the right to "piggy-back" said warrants and/or underlying securities on registration statements of the Company. Any exercise of such registration rights may result in dilution in the interest of the Company's stockholders, may hinder efforts by the Company to arrange future financing and may have an adverse effect on the market price for the Company's securities.

    Prior to this Offering, there has been no market for any securities of the Company. The effect, if any, of public sales of any of the Company's securities by present securityholders or the availability of such securities for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of the Company's securities may be resold in the public market may adversely affect prevailing market prices for the Company's securities, if any such market should develop.

                                  UNDERWRITING

    Subject to the terms and conditions contained in the underwriting agreement between the Company and the Underwriter (a copy of which agreement is filed as an exhibit to the registration statement of which this Prospectus forms a part), the Company has agreed to sell to the Underwriter 1,000,000 shares of Common Stock and 1,000,000 Public Warrants. All 1,000,000 shares and 1,000,000 Public Warrants offered must be purchased by the Underwriter if any are purchased. The shares and Public Warrants are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

    The Underwriter has advised the Company that it proposes to offer the shares of Common Stock and the Warrants to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriter may allow to certain dealers who are members in good standing with the NASD concessions, not
in excess of $         per share of Common Stock and $         per Public
Warrant. After the initial public offering, the public offering prices and concessions may be changed by the Underwriter.

    In connection with this Offering, the Underwriter and certain selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the shares of Common Stock and the Public Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase shares for the purpose of stabilizing their market price. The Underwriter also may create a short position for its own accounts by selling more shares or Public Warrants in connection with this Offering than it is committed to purchase from the Company, and in such case may purchase shares or Public Warrants in the open market following completion of this Offering to cover all or a portion of such short position. The Underwriter may also cover all or a portion of such short position by exercising the Overallotment Option referred to above. In addition, the Underwriter may impose "penalty bids" under contractual arrangements with dealers participating in this Offering whereby it may reclaim from such dealer for the account of the Underwriter, the selling concession with respect to shares and Public Warrants that are distributed in this Offering, but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the shares or Public Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, and, if they are undertaken, they may be discontinued at any time.

    While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, the Underwriter has previously underwritten only three public offerings. No assurance can be given that the Underwriter's limited public offering experience will not affect the Company's Offering of the Common Stock and Public Warrants and subsequent development of a trading market, if any.

    The Company has granted the Underwriter the Overallotment Option, exercisable for 45 days from the date of this Prospectus, to purchase up to 150,000 shares of Common Stock and 150,000 Public Warrants from it, at the public offering price less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover overallotments in the sale of the shares of Common Stock and Public Warrants offered hereby.

    The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of the shares of Common Stock and Public Warrants sold in this Offering of which $40,000 has been paid to date.

    The underwriting agreement provides for reciprocal indemnification between the Company and the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

    The Company has agreed to sell to the Underwriter or its designees, at a price of $10, the Underwriter's warrants, which entitle the Underwriter to purchase up to 100,000 shares of Common Stock of the Company and 100,000 warrants to purchase up to an additional 100,000 shares of Common Stock of the Company, respectively. The Underwriter's warrants will be exercisable at a price of $7.50 per share, $.125 per warrant and $6.60 per share for the shares of Common Stock underlying the foregoing warrants, respectively, for a period of four years commencing one year from the date of this Prospectus, and they will not be transferable except to the Underwriter and selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriter's warrants or upon any sale of the shares of Common Stock or warrants underlying same may be deemed to be additional underwriter's compensation. The Company has registered (or file a post-effective amendment with respect to any registration statement registering), for a period of five years from the effective date of this Offering, the Underwriter's warrants and the underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's warrants and the underlying securities. Such piggy-back registration rights will expire five years from the Effective Date.

    The Company has agreed that for a period of not less than three years, the Underwriter will have the right to designate a person to be a non-voting advisor to the Company's Board of Directors who will receive the same compensation as a member of the Board of Directors and who will be indemnified by the Company against any claims arising out of his participation at meetings of the Board of Directors. Alternatively, the Underwriter has the right, during such three year period, to designate one person to be elected to the Company's Board of Directors. The Company has agreed to use its best effort to obtain the election of the Underwriter's designee and, if so elected, such person shall be entitled to receive the same compensation, expense reimbursement and other benefits as any other non-employee Directors of the Company, if any. The identity of such person has not been determined as of the date hereof, and it is not expected that such right will be exercised in the immediate future.

    The Underwriter has informed the Company that it does not expect sales to be made to discretionary accounts to exceed 1% of the shares of Common Stock and Public Warrants offered hereby.

    The Offering is subject to the agreement by IMT that it will not sell any shares of Common Stock to the public for a period of two years from the date of this Prospectus.

    The Company has agreed to enter into an agreement with the Underwriter retaining it as a financial consultant for a period of three years from the date hereof, pursuant to which it will receive fees aggregating $108,000, which fees will be payable in full at closing.

    The Underwriting Agreement also provides that the Company, its current or future subsidiaries, if any, and its principal stockholders, or their respective affiliates, will for a period of three years from the Effective Date provide the Underwriter with a right of first refusal with respect to any public or private offering of securities to raise capital. The Underwriter must agree to undertake any such financing on the same or better terms as any other financing proposal.

    The Company will pay the Underwriter a commission equal to five percent of the exercise price of the Public Warrants exercised, of which a portion may be reallowed to any dealer who solicited the exercise, provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Public Warrants, (ii) the exercise of the Public Warrants was solicited by the Underwriter, (iii) the Public Warrants exercised are not held in discretionary accounts, (iv) disclosure of the compensation arrangements have been made both at the time of this Offering and at the time of exercise, and (v) the solicitation of the exercise of the Public Warrants is not in violation of Regulation M under the Securities Exchange Act of 1934. The Company has agreed not to solicit the exercise of the Public Warrants other than through the Underwriter.

                                 LEGAL MATTERS

    The validity of the issuances of the securities offered in this Offering will be passed upon for the Company by Gusrae, Kaplan & Bruno, Esqs., New York, New York. Certain legal matters in connection with this Offering will be passed upon for the Underwriter by Gersten, Savage, Kaplowitz & Fredericks, LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP and Jones, Jensen & Company, independent certified public accountants, to the extent and for the periods set forth in the respective reports of such firms appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting. The report of BDO Seidman, LLP for the year ended December 31, 1996 contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                             ADDITIONAL INFORMATION

    The Company has filed with the Washington, D.C. office of the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge or copies made at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web-site that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's web-site is located at http://www.sec.gov.

    Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made to each such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Upon effectiveness of the Registration Statement, of which this Prospectus forms a part, the Company will be subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports, proxies and other information with the Commission.

                           KAIRE INTERNATIONAL, INC.

                                    CONTENTS

Reports of Independent Certified Public Accountants..............................        F-2

Independent Auditors' Report.....................................................        F-3

Financial Statements:

  Consolidated Balance Sheets....................................................    F-4-F-5

  Consolidated Statements of Operations..........................................        F-6

  Consolidated Statements of Stockholders' Equity (Deficit)......................    F-7-F-8

  Consolidated Statements of Cash Flows..........................................   F-9-F-10

  Summary of Accounting Policies.................................................  F-11-F-14

  Notes to Consolidated Financial Statements.....................................  F-15-F-23

              REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

We have audited the accompanying consolidated balance sheets of Kaire International, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaire International, Inc. and subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a working capital deficit of $1,382,000 at December 31, 1996 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BDO Seidman, LLP

April 4, 1997
Denver, Colorado

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

We have audited the accompanying statements of operations, stockholders' equity and cash flows of Kaire International, Inc. for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Kaire International, Inc. for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

Jones, Jensen & Company
August 1, 1996

                           KAIRE INTERNATIONAL, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                    SEPTEMBER 30, 1997  --------------------------
                                                                       (UNAUDITED)          1996          1995
                                                                    ------------------  ------------  ------------
Assets (Notes 1 and 6)
Current:
  Cash and cash equivalents.......................................    $      533,530    $    739,267  $  1,770,132
  Accounts receivable, less allowance of $65,900, $30,000 and
    $56,000 for possible losses (Notes 5 and 6)...................           374,481         148,406       518,429
  Accounts receivable--related parties (Note 3)...................            41,511         --            238,638
  Inventories (Note 5)............................................         2,127,441       2,194,315     2,301,644
  Note receivable--related party (Note 2).........................          --                94,670        94,670
  Advances to distributors........................................            81,719         226,855       --
  Prepaid expenses and other......................................           575,920         101,225        86,584
  Refundable income taxes (Note 9)................................           250,895       1,025,000       300,000
                                                                    ------------------  ------------  ------------
Total current assets..............................................         3,985,497       4,529,738     5,310,097
                                                                    ------------------  ------------  ------------
Property and equipment (Notes 3 and 4):
  Computer equipment..............................................         1,010,875         895,577       764,742
  Computer software...............................................           641,505         596,178       508,010
  Office equipment................................................           444,845         421,915       313,033
  Furniture and fixtures..........................................           269,173         153,678       168,103
  Leasehold improvements and other................................           156,014          90,762        68,804
                                                                    ------------------  ------------  ------------
                                                                           2,522,412       2,158,110     1,822,692
  Accumulated depreciation and amortization.......................        (1,256,904)       (901,212)     (444,181)
                                                                    ------------------  ------------  ------------
Net property and equipment........................................         1,265,508       1,256,898     1,378,511
                                                                    ------------------  ------------  ------------
Other assets:
  Investments (Note 3)............................................          --               250,000       --
  Deposits and other..............................................           720,632         313,483        98,536
                                                                    ------------------  ------------  ------------
Total other assets................................................           720,632         563,483        98,536
                                                                    ------------------  ------------  ------------
                                                                      $    5,971,637    $  6,350,119  $  6,787,144
                                                                    ------------------  ------------  ------------
                                                                    ------------------  ------------  ------------

                           KAIRE INTERNATIONAL, INC.
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                                               DECEMBER 31,
                                                                    SEPTEMBER 30, 1997  --------------------------
                                                                       (UNAUDITED)          1996          1995
                                                                    ------------------  ------------  ------------
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Accounts payable................................................    $    3,205,261    $  1,341,637  $  1,198,468
  Checks written in excess of deposits............................         1,266,773       1,376,065       --
  Accrued commissions payable.....................................         1,695,170       1,991,476     2,389,086
  Sales and payroll taxes payable.................................           376,204         419,141       311,052
  Notes payable--related parties (Note 3).........................           399,926          75,000       220,449
  Current portion of leases (Note 4)..............................           152,281         258,392       120,000
  Note payable to bank (Note 5)...................................           240,000         250,000       --
  Notes payable (Note 6)..........................................         1,367,463         200,000       --
  Income taxes payable............................................          --               --             65,755
                                                                    ------------------  ------------  ------------
Total current liabilities.........................................         8,703,078       5,911,711     4,304,810
Capital leases payable, less current portion (Note 4).............            22,574         114,010       396,930
Deferred income taxes (Note 9)....................................          --               --             84,000
Long-term debt (Note 7)...........................................           810,162         --            --
                                                                    ------------------  ------------  ------------
Total liabilities.................................................         9,535,814       6,025,721     4,785,740
                                                                    ------------------  ------------  ------------
Minority interest in consolidated subsidiaries....................           155,586         199,907        85,264
Commitments and contingencies (Notes 6 and 10)
Stockholders' equity (deficit) (Note 8):
  Preferred stock: $.01 par value; 5,000,000 shares authorized;
    -0- shares issued and outstanding.............................          --               --            --
  Common stock: $.01 par value; 25,000,000 shares authorized;
    4,248,353, 2,940,000 and 2,940,000 shares issued and
    outstanding...................................................            42,484          29,400        29,400
  Additional paid-in capital......................................           273,643         (21,304)      (21,304)
  Cumulative translation adjustment...............................            40,380          11,137       --
  Retained earnings (deficit).....................................        (4,076,270)        105,258     1,908,044
                                                                    ------------------  ------------  ------------
Total stockholders' equity (deficit)..............................        (3,719,763)        124,491     1,916,140
                                                                    ------------------  ------------  ------------
                                                                      $    5,971,637    $  6,350,119  $  6,787,144
                                                                    ------------------  ------------  ------------
                                                                    ------------------  ------------  ------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,
                                       ----------------------------           YEARS ENDED DECEMBER 31,
                                           1997           1996       -------------------------------------------
                                        (UNAUDITED)    (UNAUDITED)       1996           1995           1994
                                       -------------  -------------  -------------  -------------  -------------
Net sales (Note 13)..................  $  27,887,227  $  41,124,070  $  51,498,562  $  57,841,350  $  36,894,705
Cost of sales (Note 12)..............      6,586,767     10,339,409     13,321,062     14,476,630      9,367,902
                                       -------------  -------------  -------------  -------------  -------------
Gross profit.........................     21,300,460     30,784,661     38,177,500     43,364,720     27,526,803
                                       -------------  -------------  -------------  -------------  -------------
Operating expenses:
  Distributor commissions............     15,626,441     22,018,593     27,965,416     30,830,521     19,507,096
  Selling general and administrative
    expenses.........................      9,738,877     10,098,037     12,975,915     10,370,482      6,558,258
                                       -------------  -------------  -------------  -------------  -------------
                                          25,365,318     32,116,630     40,941,331     41,201,003     26,065,354
                                       -------------  -------------  -------------  -------------  -------------
Income (loss) from operations........     (4,064,858)    (1,331,969)    (2,763,831)     2,163,717      1,461,449
                                       -------------  -------------  -------------  -------------  -------------
Other income (expenses)--net.........       (160,991)       (60,818)       (27,312)       (30,102)        60,706
                                       -------------  -------------  -------------  -------------  -------------
Income (loss) before income taxes and
  minority interest..................     (4,225,849)    (1,392,787)    (2,791,143)     2,133,615      1,522,155
Benefit from (provision for) income
  taxes (Note 9).....................       --              353,653      1,103,000       (862,000)      (431,232)
Minority interest in (income) loss of
  subsidiaries.......................         44,321       (170,865)      (114,643)       (85,264)      --
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss)....................  $  (4,181,528) $  (1,209,999) $  (1,802,786) $   1,186,351  $   1,090,923
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss) per share..........  $        (.95) $        (.27) $        (.41) $         .27  $         .25
                                       -------------  -------------  -------------  -------------  -------------
Weighted average number of common
  shares outstanding.................      4,419,353      4,419,353      4,419,353      4,419,353      4,279,353
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                                         TOTAL
                                        COMMON STOCK        ADDITIONAL   CUMULATIVE     RETAINED     STOCKHOLDERS'
                                   -----------------------    PAID-IN    TRANSLATION    EARNINGS        EQUITY
                                      SHARES      AMOUNT      CAPITAL    ADJUSTMENT     (DEFICIT)      (DEFICIT)
                                   ------------  ---------  -----------  -----------  -------------  -------------
Balance, January 1, 1994.........       --       $  --       $  --        $  --       $    (369,230) $    (369,230)
Issuance of common stock for
  cash...........................     2,800,000     28,000     (27,000)      --            --                1,000
Net income.......................       --          --          --           --           1,090,923      1,090,923
                                   ------------  ---------  -----------  -----------  -------------  -------------
Balance, December 31, 1994.......     2,800,000     28,000     (27,000)      --             721,693        722,693
Contribution to capital by
  subsidiaries...................       --          --           1,396       --            --                1,396
Issuance of common stock for
  services.......................       140,000      1,400       4,300       --            --                5,700
Net income.......................       --          --          --           --           1,186,351      1,186,351
                                   ------------  ---------  -----------  -----------  -------------  -------------
Balance, December 31, 1995.......     2,940,000     29,400     (21,304)      --           1,908,044      1,916,140
Cumulative translation
  adjustment.....................       --          --          --           11,137        --               11,137
Net loss.........................       --          --          --           --          (1,802,786)    (1,802,786)
                                   ------------  ---------  -----------  -----------  -------------  -------------
Balance, December 31, 1996.......     2,940,000     29,400     (21,304)      11,137         105,258        124,491
                                   ------------  ---------  -----------  -----------  -------------  -------------

                           KAIRE INTERNATIONAL, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
                NINE MONTHS ENDED SEPTEMBER 30, 1997 (CONTINUED)

                                                                                                        TOTAL
                                        COMMON STOCK        ADDITIONAL  CUMULATIVE     RETAINED     STOCKHOLDERS'
                                   -----------------------   PAID-IN    TRANSLATION    EARNINGS        EQUITY
                                      SHARES      AMOUNT     CAPITAL    ADJUSTMENT     (DEFICIT)      (DEFICIT)
                                   ------------  ---------  ----------  -----------  -------------  -------------
Issuance of common stock for
  services (unaudited)...........       633,353      6,334      58,602      --            --               64,936
Issuance of common stock for cash
  net of offering costs of
  $78,543 (unaudited)............       500,000      5,000     166,457      --            --              171,457
Issuance of common stock in
  connection with debt net of
  offering costs of $15,862
  (unaudited)....................       175,000      1,750      69,888      --            --               71,638
Cumulative translation adjustment
  (unaudited)....................       --          --          --          29,243        --               29,243
Net loss (unaudited).............       --          --          --          --          (4,181,528)    (4,181,528)
                                   ------------  ---------  ----------  -----------  -------------  -------------
Balance September 30, 1997
  (unaudited)....................     4,248,353  $  42,484  $  273,643   $  40,380   $  (4,076,270) $  (3,719,763)
                                   ------------  ---------  ----------  -----------  -------------  -------------
                                   ------------  ---------  ----------  -----------  -------------  -------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,
                                        ----------------------------           YEARS ENDED DECEMBER 31,
                                            1997           1996       -------------------------------------------
                                         (UNAUDITED)    (UNAUDITED)       1996           1995           1994
                                        -------------  -------------  -------------  -------------  -------------
Operating activities:
Net income (loss).....................  $  (4,181,528) $  (1,209,999) $  (1,802,786) $   1,186,351  $   1,090,923
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
    Depreciation and amortization.....        387,644        326,372        440,873        340,254        103,056
    Minority interest.................        (44,321)       170,865        114,643         85,264       --
    Loss on disposal of fixed
      assets..........................       --             --             --               34,240       --
    Common stock issued for
      services........................         17,500       --             --                5,700       --
    Deferred income taxes.............       --             --              (84,000)        26,366         57,284
    Change in provision for doubtful
      accounts........................         35,900       --              (26,000)      --             --
Changes in operating assets and
  liabilities:
    Accounts receivable...............       (261,975)         3,129        384,661         32,677       (524,922)
    Related party receivable..........       --              101,596        238,638       (202,141)       (23,997)
    Inventories.......................         66,874       (310,078)       123,341        (90,349)    (1,940,640)
    Prepaid expenses and other........       (427,260)         4,177        (55,909)       102,781        (39,635)
    Refundable income taxes...........        774,105       (386,000)      (725,000)      (300,000)      (181,546)
    Accounts payable..................      1,788,624        991,453        157,490        (79,217)     1,052,590
    Accrued liabilities and other.....       (339,243)       (61,234)      (322,349)       (96,959)     2,550,839
    Income taxes payable..............       --               18,689        (65,755)        14,761         50,994
                                        -------------  -------------  -------------  -------------  -------------
Net cash provided by (used in)
  operating activities................     (2,183,680)      (351,030)    (1,622,153)     1,059,728      2,194,946
                                        -------------  -------------  -------------  -------------  -------------
Investing activities:
    Deposits and other assets.........       (342,193)      (177,869)      --             --             --
    Purchases of intangibles..........        (63,417)      --             (172,488)       (21,223)      --
    Purchases of property and
      equipment.......................       (364,302)      (357,381)      (243,415)      (193,662)      (719,970)
    Advances to distributors..........        145,136       (249,482)      (224,804)        (2,051)      --
    Investment........................        250,000       --             (250,000)      --              (20,955)
    Note receivable related party.....       --             --             --             --              (94,670)
                                        -------------  -------------  -------------  -------------  -------------
Net cash used in investing
  activities..........................       (374,776)      (784,732)      (890,707)      (216,936)      (835,595)
                                        -------------  -------------  -------------  -------------  -------------

                           KAIRE INTERNATIONAL, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                           ---------------------------          YEARS ENDED DECEMBER 31,
                                               1997          1996       -----------------------------------------
                                           (UNAUDITED)    (UNAUDITED)       1996           1995          1994
                                           ------------  -------------  -------------  ------------  ------------
Financing activities:
  Checks written in excess of deposits...      (109,292)        61,980      1,376,065
  Proceeds from note payable to bank.....       --             250,000        250,000       --            --
  Payment on note payable to bank........       (10,000)      --             --             --            --
  Proceeds from notes payable............     1,492,463       --              200,000       --            --
  Proceeds from issuance of long-term
    debt.................................       810,162       --             --             --            --
  Payment on notes payable...............      (325,000)      --             --             --           (224,317)
  Proceeds from notes payable related
    party................................       967,046       --               75,000       --            --
  Payment on notes payable related
    party................................      (547,451)      (220,450)      (228,738)      --            --
  Payments on capital lease..............      (197,547)      (106,852)      (223,902)     (265,734)      (62,055)
  Issuance of capital stock..............       337,500       --             --               1,396         1,000
  Offering costs paid....................       (94,405)      --             --             --            --
                                           ------------  -------------  -------------  ------------  ------------
Net cash provided by (used in) financing
  activities.............................     2,323,476        (15,322)     1,448,425      (264,338)     (285,372)
                                           ------------  -------------  -------------  ------------  ------------
Effect of foreign exchange rates changes
  on cash................................        29,243         11,359         33,570       --            --
Net increase (decrease) in cash and cash
  equivalents............................      (205,737)    (1,139,725)    (1,030,865)      578,454     1,073,979
Cash and cash equivalents, beginning of
  period.................................       739,267      1,770,132      1,770,132     1,191,678       117,699
                                           ------------  -------------  -------------  ------------  ------------
Cash and cash equivalents, end of
  period.................................  $    533,530  $     630,407  $     739,267  $  1,770,132  $  1,191,678
                                           ------------  -------------  -------------  ------------  ------------
                                           ------------  -------------  -------------  ------------  ------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

ORGANIZATION AND BUSINESS

    Kaire International, Inc. ("the Company"), was incorporated in Nevada in October 1992. The Company is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, South Korea, Trinidad and Tobago, and the United Kingdom.

    As of March 18, 1997, the Company was merged into a newly formed Delaware corporation of the same name with the Nevada corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interest with no change in the historical financial statements of the Company. The newly formed corporation had no operations prior to the merger.

    The Company expanded its markets in 1995 by entering New Zealand and Australia with its health and personal care products. Kaire New Zealand Ltd. ("Kaire New Zealand") and Kaire Australia Pty. Ltd. ("Kaire Australia") were incorporated in August 1995 and began operations on November 1, 1995. The Company acquired a 51% interest in these two subsidiaries on the date of incorporation.

    During the nine months ended September 30, 1997, the Company expanded its markets into South Korea, Trinidad and Tobago, and the United Kingdom. Kaire Korea, Ltd. ("Kaire Korea") was incorporated on March 19, 1997 in South Korea as a wholly owned subsidiary of the Company. Operations and sales began during July 1997. Kaire Europe Limited ("Kaire Europe") was incorporated as a wholly owned subsidiary of the Company on July 24, 1997 in the United Kingdom, commencing operations during that month. Kaire Trinidad Limited ("Kaire Trinidad"), a wholly owned subsidiary of the Company, was incorporated on May 21, 1997 in the Republic of Trinidad and Tabago and began operations during June 1997.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company, its 51% owned subsidiaries Kaire New Zealand and Kaire Australia, and its wholly owned subsidiaries Kaire Korea, Kaire Europe, and Kaire Trinidad. All significant intercompany accounts and transactions have been eliminated in consolidation.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited interim consolidated financial statements for the nine months ended September 30, 1997 and 1996 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

CONCENTRATION OF RISK

    The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation
(FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

    The Company sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, South Korea, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and or until credit card purchases have cleared the bank.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

    Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

INVENTORIES

    Inventories consist mainly of health and personal care products and are stated at lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed, using primarily the straight-line method, over the estimated useful lives of the assets. Maintenance and repair costs are expensed as incurred.

LONG-LIVED ASSETS

    Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

DEFERRED OFFERING COSTS

    Deferred offering costs include professional fees directly related to the Company's proposed public offering. If the offering is successful, costs incurred will be offset against the proceeds of the offering. If the offering is unsuccessful, such costs will be expensed.

DEBT ISSUE COSTS

    Debt issue costs are being amortized using the straight-line method over the term of the notes payable.

REVENUE RECOGNITION

    The Company sells its products directly to independent distributors. Sales are recorded when products are shipped.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    RECEIVABLES FROM RELATED PARTIES

    Due to their related party nature and terms of the receivables from related parties, the Company cannot estimate the fair market value of such financial instruments.

    NOTES PAYABLE AND LONG-TERM DEBT

    Substantially all of these notes bear interest at a floating rate of interest based upon the lending institutions prime lending rate. Accordingly, the fair value approximates their reported carrying amount at September 30, 1997 and December 31, 1996 and 1995.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

INVESTMENT IN COMMON STOCK

    The Company acquired 1,400,000 shares of common stock of Aloe Commodities International, Inc. ("Aloe") representing a 14% interest in Aloe for $250,000 in 1996. During 1997, the Company sold its investment in Aloe for $250,000 and used the proceeds as partial payment on certain notes payable.

FOREIGN CURRENCY TRANSLATIONS

    Assets and liabilities of subsidiaries, are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transactions occurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain items included in the 1995 financial statements have been reclassified to conform to the current year presentation.

NET INCOME (LOSS) PER COMMON SHARE

    The net loss per share of common stock is determined using the weighted-average number of shares outstanding during the period. Pursuant to the requirements of the Securities and Exchange Commission

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

("SEC") Staff Accounting Bulletin No. 83 ("SAB 83"), common shares issued by the Company during the twelve months immediately preceding the initial public offering at a price below the initial public offering price plus the number of common share equivalents which result from the grant of common stock options and warrants having exercise prices below the initial public offering price during the same period have been included in the calculation of the shares used in computing income (loss) per share as if they were outstanding for all periods presented.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128") and Statement of Financial Accounting Standards No. 129 "Disclosure of Information About an Entity's Capital Structure" ("SFAS 129"). SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with Accounting Board Opinion ("ABP") No. 15, "Earnings Per Share." SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. SFAS 129 establishes standards for disclosing information about an entity's capital structure. SFAS 128 and SFAS 129 are effective for financial statements issued for periods ending after December 15, 1997. Their implementation is not expected to have a material effect on the consolidated financial statements.

    In June 1997, FASB issued Statement of Financial Accounting Standard No. 130 "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standard No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays with the same prominence as other financial statements. SFAS 131 supersedes Statement of Financial Accounting Standard No. 14 "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards of the way the public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, the standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by the implementation of these standards.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

1. GOING CONCERN

    During 1996, the Company incurred a significant loss and deficit in working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. However, the Company is not in default on any of its debt and has continued to pay its associates on a timely basis. There are a number of factors which contributed to the loss including several marketing promotions which did not generate the anticipated results, a decline in sales from the normal business cycle of a business in this industry, the creation of a number of videos, changes in the bonus plan effecting the total payout and the implementation of an aggressive recruitment plan. In response to those challenges, the Company has taken significant steps including the restructuring of the marketing department with significant emphasis on budgeting and performance, an overall reduction in the Company's operating expenses and the implementation of significant controls to maintain a very conservative expense approach.

    In addition, new products that management believes will provide anticipated high profile and user appeal will be introduced during 1997. Many of the products introduced over the past two years are excellent products but were either not fully promoted or lacked the spotlight appeal demanded by many of the consumers in the portion of the network marketing industry. Management's plan for years 1997 and beyond include selling products with more market appeal which are properly introduced and marketed.

    The Company is also actively pursuing its international growth strategy. In early April 1997, the Company obtained a multi level marketing license for its newly formed, wholly owned subsidiary, Kaire Korea Ltd. As of May 1, 1997, Kaire Korea LTD (KKL) has leased office space in downtown Seoul and has hired a Korean President to run the operations there. The Company is currently completing the product approval and company registration process and plans to be able to start selling products in Korea by the end of June 1997.

    The Company also began operations through a distribution center in Trinidad in January 1997. The Company is currently in the process of forming a branch office in Trinidad which will allow for the product to be brought in at a much reduced price saving both VAT and duties for the associates. The Company will also be leasing office space, hiring staff and taking over the operations of the Trinidad operation. Management's assessment is that this will open the door to both the Caribbean and the South American market, which, although not as lucrative as the Asian market, will be much less costly to develop.

    In summary, the Company has significantly cut its operating expenses. Marketing expenses have been reduced sharply with no real impact on the effectiveness of the Company's marketing strategy. Domestic sales have started to increase as have Canadian sales (which directly impact operations in the United States), Australian sales and New Zealand sales. The Company has obtained additional loans from the shareholders in 1997 as well as securing an initial private placement for $250,000. It is currently seeking additional financing to provide for these acquisitions and near term working capital. The financing alternatives include private placements of its common stock or other equity interest in the Company, third-party loans and equity participation, or a combination of these methods. There are no assurances that any of these events will occur or that the Company's plan will be successful. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. NOTE RECEIVABLE-RELATED PARTY

    On October 18, 1994, the Company accepted a 10% promissory note receivable from a related party in the amount of $115,549. The note is uncollateralized and due on demand. During 1997, the Company offset the promissory note and accrued interest against certain loans made to the Company by the related party.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

3. RELATED PARTY TRANSACTIONS

    The amounts due from a stockholder of the subsidiaries and an officer of those companies was $238,638 at December 31, 1995. These receivables are non-interest bearing and are due upon demand. The amounts were received in full during the year ended December 31, 1996.

    Kaire Australia and Kaire New Zealand purchased assets from a related party during November 1995 for notes payable at 12%. The notes were uncollateralized and require nine principal and interest payments beginning December 1995. As of December 31, 1996 and 1995, total amounts due on the two notes were $0 and $111,949 and $0 and $108,500, respectively. The notes were repaid in full in 1996.

    During 1997, two officers of the Company advanced funds to the Company for working capital requirements. These advances are non-interest bearing and are due upon demand. Advances outstanding from these two officers at September 30, 1997 are $159,102.

    During 1997, the Company borrowed $205,000 from two individual shareholders and directors for notes payable at 10%. The notes are uncollateralized and are due upon demand. During July 1997, the Company borrowed an additional $369,000 from the same shareholders and directors for notes payable at 10%, due and payable upon demand. The Company pledged as security on the July 1997 notes payable its investment in the shares of Aloe Commodities, Inc. During September 1997, a payment demand was made for the unpaid amounts due on both notes. The Company sold its investment in the shares of Aloe Commodities, Inc., valued at $250,000, which was the Company's cost of those shares and offset the note receivable balance as stated in Note 2. The outstanding balance of the 10% notes payable including accrued interest at September 30, 1997 is $240,824. The note is due upon demand and is issued without collateral.

    On November 28, 1997, the Company issued promissory notes at 10% payable on demand in the amount of $262,037 to related parties for funds previously provided by those related parties.

4. CAPITAL LEASES PAYABLE

    The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $51 to $11,349.

    Future minimum lease payments as of September 30, 1997 and December 31, 1996 are as follows:

                                                                                      SEPTEMBER 30,   YEAR ENDED
                                                                                          1997       DECEMBER 31,
                                                                                       (UNAUDITED)       1996
                                                                                      -------------  ------------
1997................................................................................   $    66,623    $  308,047
1998................................................................................       114,694       114,694
1999................................................................................        14,888        14,888
                                                                                      -------------  ------------
Total payments......................................................................       196,205       437,629
Less amounts representing interest..................................................        21,350        65,227
                                                                                      -------------  ------------
Payments, net of interest...........................................................       174,855       372,402
Less current maturities.............................................................       152,281       258,392
                                                                                      -------------  ------------
Total long-term obligations.........................................................   $    22,574    $  114,010
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

4. CAPITAL LEASES PAYABLE (CONTINUED)
    At December 31, 1996 and 1995, property and equipment includes equipment under capital lease obligations with a total cost of $757,689 and $683,634 and accumulated amortization of $263,588 and $119,084.

5. NOTE PAYABLE TO BANK

    The Company had a $250,000 line of credit agreement with a bank. The line bears interest at 10% and matures on May 17, 1997. The line was collateralized by inventories, accounts receivable and certain other assets. $250,000 was outstanding under the line of credit at December 31, 1996.

    During May 1997, the line of credit agreement was extended. The extended line of credit of $240,000 bears interest at a variable rate, initially 10.5% and matured June 18, 1997. Collateral pledged under the original agreement was retained. At September 30, 1997, $240,000 was outstanding under the line of credit. On December 26, 1997, the line of credit was converted to a term loan at 10.5% due January 15, 1999.

6. NOTES PAYABLE

    Notes payable consists of the following:

                                                                            SEPTEMBER 30,       DECEMBER 31,
                                                                                1997       ----------------------
                                                                             (UNAUDITED)      1996        1995
                                                                            -------------  ----------  ----------
Notes payable to individuals (1)..........................................   $   --        $  200,000  $   --
Note payable to a corporation (2).........................................       200,000       --          --
Note payable guaranteed by Company (3)....................................       475,000       --
Note payable to a corporation (4).........................................       100,000       --          --
Note payable to a corporation (5).........................................       100,000       --          --
Notes payable to a corporation (6)........................................       492,463       --          --
                                                                            -------------  ----------  ----------
Total notes payable.......................................................   $ 1,367,463   $  200,000  $   --
                                                                            -------------  ----------  ----------
                                                                            -------------  ----------  ----------

------------------------

(1) At December 31, 1996, the Company had two $100,000 notes with two individuals. The notes bore interest at 14% and matured on June 30, 1997. The notes were collateralized by all accounts and notes receivable and certain other assets. In connection with this borrowing, the lenders were each issued warrants to purchase 13,667 shares of the Company's common stock at $.01 per share. As of September 30, 1997, total amounts due on these notes were $0 and the warrants had not been exercised.

(2) During January 1997, the Company borrowed $200,000 from a corporation for notes payable at 10% per month, with interest payments due monthly. The notes are guaranteed by certain officers and directors and are due upon demand. The Company renegotiated the terms of the original Agreement on August 25, 1997, as the Company had not met the interest payment requirements of the Agreement. The August 25, 1997 Agreement modifies the repayment provisions of principal and interest, stipulating that the Company repay all interest and principal due under the original Agreement by December 31, 1997. Also, the interest rate was reduced from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. In the event that the Company is unable to repay the note in full by December 31, 1997, the Company is required to make twelve consecutive monthly payments beginning January 1, 1998 in the amount of $18,911 to repay interest and principal

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

6. NOTES PAYABLE (CONTINUED)
    due on the note. In connection with this borrowing, the lender was issued warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share. As of September 30, 1997, the warrants had not been exercised.

(3) Kaire Korea Ltd., pursuant to a demand promissory note guaranteed by the Company, borrowed $500,000 from a corporation during May 1997 for notes payable at an annual interest rate of 9.5%. The notes are due in principal installments of: $25,000 due August 31, 1997, $125,000 due September 30, 1997, $175,000 due October 31, 1997 and $175,000 due November 30, 1997. An
    option to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea Ltd.'s capital stock expiring May 2000 was granted to the lender. In the event payments on installments are delinquent by three days, the lender is granted an option to purchase an additional 2% of the capital stock of Kaire Korea Ltd. for each such delinquency. If the entire promissory note is not paid within (6) months of the date of the promissory note, the lender is granted an option to acquire an additional 5% of the capital stock of Kaire Korea Ltd. For each month beyond the six (6) months noted above that payment is not made in full, the lender is granted an additional option to acquire 5% of the capital stock of Kaire Korea Ltd. until such time the lender has a cumulative option to acquire a combined total of 75% of the capital stock of Kaire Korea Ltd. Each option may be exercised within thirty-six (36) months from the date of grant. At such time the lender has accumulated options to purchase 75% of Kaire Korea Ltd. and the promissory note remains outstanding, the Company is required to issue the lender an option to acquire 10% of the Company's capital stock at an option price equal to its par value. Such option would expire thirty-six
    (36) months from the date of grant. At September 30, 1997, the Company had not made the installment payment due September 30, 1997. No options to acquire capital stock of Kaire Korea Ltd. had been tendered as of September 30, 1997.

(4) During August 1997, the Company borrowed $100,000 from a corporation for an unsecured note bearing interest at 12% and due September 27, 1997. Upon default, the Company's outstanding obligation of principal and interest will bear interest at the highest rate permitted by applicable law, which has been determined to be an annual rate of 18%, payable upon demand. As of September 30, 1997, the Company was in default on the note. In connection with this borrowing, the lender was issued warrants to purchase 15,000 shares of the Company's common stock at $.01 per share and 15,000 shares of the Company's common stock at $6.60 per share. As of September 30, 1997, the warrants had not been exercised.

(5) During August 1997, the Company borrowed $100,000 from a corporation for a note bearing interest at 12%, due October 13, 1997 and secured by all of the assets of the Company. Upon default, the Company's outstanding obligation of principal and interest on the date of default will bear interest at an annual rate of 18%, payable upon demand. In connection with the borrowing, the lender was issued warrants to purchase 15,000 shares of the Company's common stock at $.01 per share and 15,000 shares of the Company's common stock at $6.60 per share. As of September 30, 1997, the warrants had not been exercised.

(6) During August and September 1997, the Company borrowed $342,463 from a corporation for a note payable with interest at a rate of .33% per day. The note payable is guaranteed by certain officers and directors and due September 20, 1997. The Company is subject to liquidation damages of $10,000 for each day the notes payable are in default. At September 30, 1997, the Company was in default on its payment on the notes payable. Subsequent to September 30, 1997, the Company obtained a waiver of the default provisions on the notes payable. The Company borrowed an additional $150,000 during

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

6. NOTES PAYABLE (CONTINUED)
    September 1997 from the same corporation for a note payable with interest at a rate of .33% per day, payable upon demand.

    The Company borrowed $100,000 from a corporation during January 1997 for a note bearing interest at 14% and maturing June 30, 1997. In connection with this borrowing, the lender was issued warrants to purchase 13,667 shares of the Company's common stock at $.01 per share. As of September 30, 1997, the total amount due on the note was $0 and the warrants had not been exercised.

7. LONG-TERM DEBT

    During the period ended September 30, 1997, the Company borrowed $875,000 pursuant to a private offering consisting of the issuance of promissory notes and common stock of the Company. Promissory notes are due eighteen months from the date of issue and carry an interest rate of 10%. In connection with the private offering, debtholders were issued 175,000 shares of the Company's common stock. Original issue discount of $87,500 was recorded as part of the private offering financing and is being amortized on a straight line basis over the life of the promissory notes.

    In connection with the Company's agreement with an underwriter for the private placement of the Company's securities, the Company borrowed an additional $850,000 during November and December 1997 in exchange for promissory notes at 10%, due eighteen months from the date of issue. Security holders were issued 170,000 shares of the Company's common stock.

8. STOCKHOLDERS' EQUITY

    On February 1, 1997, the Board of Directors authorized a stock split, effected in the form of a dividend of 2,800 shares of common stock for each common share held by shareholders of record on February 1, 1997. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this stock dividend.

    During March 1997, the Board of Directors adopted certain resolutions which were approved by the Company's stockholders to increase the number of authorized shares of common stock from 1,000,000 to 25,000,000 shares. The stockholders also approved the authorization of the issuance of a new class of 5,000,000 shares of preferred stock. The preferred stock of the Company can be issued in series. With respect to each series issued, the Board of Directors of the Company will determine, among other things, the number of shares in the series, voting rights and terms, dividend rates and terms, liquidation preferences and redemption and conversion privileges.

    On March 20, 1997, the Company sold 500,000 shares of common stock pursuant to a private placement offering for $250,000 and warrants to purchase an additional 500,000 shares of common stock at a purchase price of $6.60 per share.

    The warrants are exercisable for a period of four years commencing two years from the date the Securities and Exchange Commission declares the Company's registration statement effective. The effective date is the first date the Company may offer the sale of its common stock in an initial public offering. The Company may redeem the warrants commencing one year from the effective date at a redemption price of $.05 per warrant if: (1) the closing bid price of the common stock for twenty (20) consecutive trading days exceeds $10.00, (2) the redemption occurs during the first two years following the effective date and the Company receives the prior written consent of the underwriter for such redemption, and (3) the warrants are exercisable.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

9. INCOME TAXES

    Income taxes consist of the following:

                                                  FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,
                                               --------------------------         YEARS ENDED DECEMBER 31,
                                                   1997          1996      --------------------------------------
                                                (UNAUDITED)   (UNAUDITED)      1996         1995         1994
                                               -------------  -----------  ------------  -----------  -----------
Current (expense) benefit:
  Federal....................................  $    --         $ 325,000   $  1,017,000  $  (763,000) $  (322,954)
  State......................................       --             1,000          2,000     (130,000)     (50,994)
                                               -------------  -----------  ------------  -----------  -----------
                                                    --           326,000      1,019,000     (893,000)    (373,948)
                                               -------------  -----------  ------------  -----------  -----------
Deferred benefit:
  Federal....................................      1,150,000      21,800         68,000       29,000      (57,284)
  State......................................        111,000      32,000        100,000        2,000      --
                                               -------------  -----------  ------------  -----------  -----------
                                                   1,261,000      53,800        168,000       31,000      (57,284)
                                               -------------  -----------  ------------  -----------  -----------
                                                   1,261,000     379,800      1,187,000     (862,000)    (431,232)
Change in valuation allowance................     (1,261,000)    (26,147)       (84,000)     --           --
                                               -------------  -----------  ------------  -----------  -----------
Income tax (expense) benefit.................  $    --         $ 353,653   $  1,103,000  $  (862,000) $  (431,232)
                                               -------------  -----------  ------------  -----------  -----------
                                               -------------  -----------  ------------  -----------  -----------

    The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:

                                                                     AS OF SEPTEMBER 30,    AS OF DECEMBER 31,
                                                                            1997          -----------------------
                                                                         (UNAUDITED)         1996         1995
                                                                     -------------------  -----------  ----------
Property and equipment.............................................     $      27,000     $  (125,000) $  (84,000)
Inventory..........................................................          --                47,000      --
Accounts receivable allowance......................................          --                14,000      --
Tax credit and operating loss carry forwards.......................         1,234,000         148,000      --
                                                                     -------------------  -----------  ----------
Less valuation allowance...........................................        (1,261,000)        (84,000)     --
                                                                     -------------------  -----------  ----------
Net deferred assets (liabilities)..................................     $    --           $   --       $  (84,000)
                                                                     -------------------  -----------  ----------
                                                                     -------------------  -----------  ----------

    A valuation allowance equal to the net deferred tax asset has been recorded, as management of the Company has not been able to determine that is more likely than not that the deferred tax assets will be realized.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

9. INCOME TAXES (CONTINUED)
    A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

                                                  FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,
                                               --------------------------        YEARS ENDED DECEMBER 31,
                                                   1997          1996      -------------------------------------
                                                (UNAUDITED)   (UNAUDITED)      1996          1995        1994
                                               -------------  -----------  -------------  ----------  ----------
Federal income tax (benefit) computed at the
  federal statutory rate.....................  $  (1,437,000)  $(474,000)  $    (949,000) $  763,000  $  322,954
State income tax (benefit), net of federal
  benefit....................................       (139,000)    (46,000)       (102,000)    130,000      50,994
Foreign tax credits..........................       (167,000)    (23,000)        (47,000)     --          --
Increase in valuation allowance                    1,261,000      26,147          84,000      --          --
Other........................................        482,000     163,200         (89,000)    (31,000)     57,284
                                               -------------  -----------  -------------  ----------  ----------
Income tax expense (benefit).................  $    --         $(353,653)  $  (1,103,000) $  862,000  $  431,232
                                               -------------  -----------  -------------  ----------  ----------
                                               -------------  -----------  -------------  ----------  ----------

10. COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company is obligated under operating leases for office space. Two leases are on a month to month basis and three require future minimum lease payments as follows:

YEAR ENDED DECEMBER 31,
------------------------------------------------------------------------------------------------------
1998..................................................................................................  $  159,800
1999..................................................................................................      86,400
2000..................................................................................................      35,700
2001..................................................................................................      25,400
2002..................................................................................................      25,400
                                                                                                        ----------
TOTAL.................................................................................................  $  332,700
                                                                                                        ----------
                                                                                                        ----------

    Occupancy expense for all operating leases was $301,644, $220,681, $290,600, $175,800 and $99,915 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, and 1994.

    SELF-INSURANCE

    The Company is partially self insured for employee medical liabilities which covers risk up to $10,000 per individual covered under the plan. The Company has purchased excess medical liability coverage for individual claims in excess of $10,000 and aggregate claims in excess of approximately $312,000 annually with a national medical insurance carrier. Premiums and claim expenses associated with the medical self insurance program are included in the accompanying statement of income.

    MANAGEMENT SERVICES CONTRACT

    During November 1995 the Company entered into a management services contract with a stockholder of one of its subsidiaries. The agreement requires a minimum monthly payment of $18,835 through October 31, 1997.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    EMPLOYMENT AGREEMENTS

    During fiscal 1997 the Company entered into employment agreements with Robert L. Richards and J.T. Whitworth for a five year period, each at an annual salary of $180,000, subject to annual increases or bonuses as may be determined by the Board of Directors.

    The company also entered into an employment agreement with Robert J. Young for the period August 11, 1997 through August 31, 1998 at an annual salary of $125,000.

    The Company's employment agreement with Mr. Young contains a provision that he be reimbursed for up to $62,500 of documented educational expenses.

    CONSULTING AGREEMENT

    On February 4, 1997, the Company entered into a consulting contract with Magic Consulting Group, Inc. ("Consultant"). Consultant is to receive the following compensation for services: (i) one warrant to purchase 100,000 shares of common stock of the Company for $.01 per share (ii) 100,000 warrants to purchase an aggregate of 100,000 shares of common stock of the Company at $6.60 per share and (iii) $2,500 per month for a period of 60 months. As of September 30, 1997 no warrants were exercised.

    401(K) PROFIT SHARING PLAN

    On January 1, 1996 the Company established a 401(k) profit sharing retirement plan. The plan requires one year of service and attainment of age 21 to become eligible. Employer contributions vest over a 5 year period. The Company's contributions to the plan for the nine months ended September 30, 1997 and 1996 were approximately $41,300 and $53,250 and for the year ended December 31, 1996 were approximately $67,000.

11. STOCK OPTION PLAN

    During 1997, the Company adopted a stock option plan. No options have been granted under this Plan through September 30, 1997. The Company has reserved 1,000,000 shares of its common stock for future grants under this Plan.

12. MAJOR SUPPLIERS

    During the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, and 1994, the Company purchased amounts of its products from a limited number of vendors, including significant amounts from MW International of 67%, 58%, 57%, 40% and 40% and from Manhattan Drug of 8%, 24%, 22%, 40% and 40%.

13. FOREIGN SALES

    For the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, the Company's net sales from foreign operations were approximately $4,570,000, $5,739,600, $7,380,000, $1,200,000,
and $0.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  INFORMATION AS TO THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED

14. SUBSEQUENT EVENTS (UNAUDITED)

    PROPOSED PUBLIC OFFERING

    The Company has entered into a letter of intent with an underwriter for a proposed public offering of 1,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock at a price to be determined.

    AGREEMENT AND PLAN OF REORGANIZATION

    Subsequent to September 30, 1997, the Company borrowed $700,000 from Interactive Medical Technologies, Ltd., ("IMT"), a Delaware corporation. On December 9, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to provide an additional $300,000 equity investment in the Company and convert the $700,000 previously borrowed by the Company to equity in the Company and for IMT to provide additional equity investments of $2,000,000 by February 15, 1998. The Agreement for reorganization of the Company contemplates an exchange of the Company's shares for IMT shares whereby IMT will issue, in total, shares equal to forty five percent (45%) of its common stock outstanding immediately prior to the closing date of the Agreement in exchange for not less than 80% of the issued and outstanding common shares of the Company. Therefore the Company will be a subsidiary of IMT. The transaction is contemplated to qualify as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

15. SUPPLEMENTAL DATA TO STATEMENT OF CASH FLOWS

                                                        FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                                       ----------------------  ----------------------------------
                                                          1997        1996        1996        1995        1994
                                                       ----------  ----------  ----------  ----------  ----------
Cash paid during the year for:
  Interest...........................................  $  141,147  $  100,282  $  120,839  $  104,502  $   27,649
  Income taxes.......................................  $   --      $   --      $   --      $  853,582  $  504,500
Non-cash transactions:
Payment of notes payable--related party..............  $  115,549  $   --      $   --      $   --      $   --
Equipment acquired under capital lease obligations...  $   --      $   73,370  $   79,374  $  174,931  $  669,788
Equipment purchased from related party under notes
  payable............................................  $   --      $   --      $   --      $   66,865  $   --
Inventory purchased from related party under notes
  payable............................................  $   --      $   --      $   --      $  153,764  $   --
Common stock issued for services.....................  $   64,936  $   --      $   --      $   57,002  $   --

16. VALUATION AND QUALIFYING ACCOUNTS

                                                                   BALANCE AT   ADDITIONS                BALANCE AT
                                                                    BEGINNING   CHARGED TO                 AT END
                                                                     OF YEAR     EXPENSES   DEDUCTIONS     OF YEAR
                                                                   -----------  ----------  -----------  -----------
Allowance for doubtful accounts:
Year ended December 31, 1996.....................................   $  56,000   $   41,210   $  67,210    $  30,000
Year ended December 31, 1995.....................................   $  56,000   $  118,855   $ 118,855    $  56,000
Year ended December 31, 1994.....................................   $  56,000   $   --       $  --        $  56,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................          9
Dilution........................................         18
Use of Proceeds.................................         19
Capitalization..................................         20
Selected Financial Information..................         21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         23
Business........................................         34
Legal Proceedings...............................         45
Management......................................         46
Principal Stockholders..........................         51
Certain Transactions............................         52
Description of Securities.......................         55
Shares Eligible for Future Sale.................         57
Underwriting....................................         59
Legal Matters...................................         61
Experts.........................................         61
Additional Information..........................         61
Index to Financial Statements...................        F-1

                            ------------------------

    Until , 1998 (25 days after the date of the Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                           KAIRE INTERNATIONAL, INC.
                                1,000,000 SHARES

                              OF COMMON STOCK AND
                              1,000,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             MAY DAVIS GROUP, INC.
                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses of this Offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the Securities being registered, are as follows:

SEC Registration Fee...........................................  $ 4,728.12
NASD Filing Fee................................................    1,602.75
NASDAQ Listing and Filing Fees.................................   15,000.00*
Printing and Engraving Expenses................................  100,000.00*
Accounting Fees and Expenses...................................  100,000.00*
Legal Fees and Expenses........................................  125,000.00
Blue Sky Fees and Expenses.....................................   50,000.00*
Transfer and Warrant Agent Fees and Expenses...................   10,000.00*
Consulting Agreement with Underwriter..........................  108,000.00*
Miscellaneous Expenses.........................................   25,963.13*
                                                                 ----------
TOTAL..........................................................  $540,294.00*
                                                                 ----------
                                                                 ----------

------------------------

*   Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In general, Section 145 of the Delaware General Corporation Law provides that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities as such. The Registrant's By-Laws authorize indemnification in accordance with and to the extent permitted by said statute.

    The Registrant's Certificate of Incorporation and By-Laws provide for indemnification to the fullest extent permitted by law.

    Reference is also made to Section       of the Underwriting Agreement filed
as Exhibit 1.1 to this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold the following securities within the past three years:

                                       A

  APPROXIMATE
         DATE                PERSON/ENTITY                      NUMBER OF SECURITIES             CONSIDERATION
---------------  -------------------------------------  -------------------------------------  -----------------
     01/05/97    Mystic Enterprises, Inc.               177,882 shares of
                                                        Common Stock

     01/15/97    Robert J. Young                        50,000 shares of
                                                        Common Stock

     01/15/97    CCB Investments, L.L.C.                98,823 shares of
                                                        Common Stock

     01/15/97    Rain Bird Enterprises, L.L.C.          98,823 shares of
                                                        Common Stock

     01/15/97    Zero Investments, L.L.C.               98,823 shares of
                                                        Common Stock

     02/04/97    Magic Consulting Group, Inc.           Options to purchase 100,000 shares of  Partial
                                                        Common Stock and Warrants to purchase  Consideration for
                                                        100,000 shares of Common Stock         Consulting
                                                                                               Agreement

     03/20/97    Gusrae, Kaplan & Bruno                 25,000 shares of                       Legal Services
                                                        Common Stock

     08/25/97    Magco, Inc.                            $200,000 24% Note and Warrants to          $200,000
                                                        purchase 50,000 shares of Common
                                                        Stock

     08/29/97    The Bridge Fund N.V.                   $100,000 18% Note and options to           $100,000
                                                        purchase 15,000 shares of Common
                                                        Stock and Warrants to purchase 15,000
                                                        shares of Common Stock

     08/29/97    Corso, Ltd.                            $100,000 12% Note and options to           $100,000
                                                        purchase 15,000 shares of Common
                                                        Stock and Warrants to purchase 15,000
                                                        shares of Common Stock

                                       B

DATE                    PERSON/ENTITY                          NUMBER OF SECURITIES              CONSIDERATION
---------  ----------------------------------------  ----------------------------------------  -----------------
 12/30/96  Art Granito                               $100,000 14% Note (Agreement Note) and       $   100,000
                                                     Warrants to Purchase approximately
                                                     13,667 shares of Common Stock

 12/30/96  Roland Day                                $100,000 Agreement Note and Warrants to      $   100,000
                                                     Purchase approximately 13,667 shares of
                                                     Common Stock

 01/03/97  Long Distance Direct                      $100,000 Agreement Note and Warrants to      $   100,000
           Holdings, Inc.                            Purchase approximately 13,667 shares of
                                                     Common Stock

                                       C

    In March 1997, the Company sold, to the persons and entities identified below, the securities of the Company for the consideration indicated opposite their names:

PERSON/ENTITY                                                NUMBER OF SECURITIES                 CONSIDERATION
----------------------------------------------  ----------------------------------------------  -----------------

Flatford Corporation, N.V.                      One Unit of the Company's Securities*             $   50,000.00

Magic Consulting Group, Inc.                    One Unit of the Company's Securities*             $   50,000.00

Green Ocean Corporation, N.V.                   One Unit of the Company's Securities*             $   50,000.00

Moonbridge Corporation, N.V.                    One Unit of the Company's Securities*             $   50,000.00

Flint Rock Corporation, N.V.                    One Unit of the Company's Securities*             $   50,000.00
                                                                                                -----------------

      TOTAL                                                                                       $  250,000.00
                                                                                                -----------------
                                                                                                -----------------

------------------------

* Each Unit consisting of 100,000 shares of Common Stock and 100,000 Redeemable Common Stock Purchase Warrants.

    From June 1997 through December 1997, the Company sold, to the persons and entities identified below, the securities of the Company for the consideration indicated opposite their names:

                                       D

PERSON/ENTITY                                           NUMBER OF SECURITIES                      CONSIDERATION
-------------------------------------  -------------------------------------------------------  -----------------

Farid K. Farida                        Two Units of the Company's Securities**                   $    500,000.00

Sol Arker                              One Half of a Unit of the Company's Securities**          $    125,000.00

Charles A. Sutton                      One Half of a Unit of the Company's Securities**          $    125,000.00

Jay Levy                               One Half of a Unit of the Company's Securities**          $    125,000.00

John J. McCarthy                       Two Fifths of a Unit of the Company's Securities**        $    100,000.00

Abe Weinzimer                          One Half of a Unit of the Company's Securities**          $    125,000.00

DG Companies, Inc.                     One Unit of the Company's Securities**                    $    250,000.00

Annette Reed                           One Half of a Unit of the Company's Securities**          $    125,000.00

Michael E. Jessen                      One Unit of the Company's Securities**                    $    250,000.00
                                                                                                -----------------

TOTAL                                                                                            $  1,725,000.00
                                                                                                -----------------
                                                                                                -----------------

------------------------

** Each Unit consisting of 50,000 shares of Common Stock and a $250,000 10% Promissory Note.

    These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth under subsections C and D above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Company in connection with the issuances described above. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

      1.1  Form of Underwriting Agreement (2)

      3.1  Registrant's Articles of Incorporation (1)

      3.2  Registrant's By-Laws (1)

      3.3  Registrant's Articles of Merger dated March 11, 1997 (1)

      4.1  Form of Underwriter's Warrant Certificate (2)

      4.2  Form of Financial Consulting Agreement to be entered into by and between the
           Registrant and the Underwriter (2)

      4.3  Form of Common Stock Certificate (2)

      4.4  Form of Warrants delivered to Private Investors (1)

      4.5  Form of Redeemable Common Stock Purchase (Public) Warrants (2)

      4.7  Form of Warrant Agency Agreement (2)

      5.1  Opinion of Gusrae, Kaplan & Bruno (2)

     10.1  Agreement and Plan of Reorganization with Interactive Medical Technologies, Ltd.
           ("IMT") (1)

     10.2  Registrant's Loan Agreement dated May 19, 1997 with Star Financial Bank (1)

     10.3  Registrant's Employment Agreement with Robert J. Young (1)

     10.4  Registrant's Employment Agreement with Robert L. Richards (1)

     10.5  Registrant's Employment Agreement with J.T. Whitworth (1)

     10.6  Registrant's Promissory Note with Loren E. Bagley (1)

     10.7  Registrant's Promissory Note with William F. Woodburn (1)

     10.8  Registrant's Promissory Note with Robert L. Richards (1)

     10.9  Registrant's Promissory Note with Horphag Research Ltd. (1)

    10.10  Registrant's Promissory Notes with Marden Rehabilitation Associates, Inc. (1)

    10.11  Registrant's Promissory Note with Magco, Inc. (1)

    10.12  Registrant's Promissory Note with IMT dated October 27, 1997 (1)

    10.13  Registrant's Promissory Note with IMT dated October 30, 1997 (1)

    10.14  Forms of Promissory Notes issued to Private Investors (1)

    10.15  Leases (Two) for Registrant's Denver, Colorado facilities (1)

    10.16  Registrant's Stock Option Plan (1)

    10.17  Registrant's Promissory Note with J.T. Whitworth (1)

     21.1  List of Registrant's Subsidiaries (1)

     23.1  Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1) (2)

     23.2  Consent of BDO Seidman (1)

     23.3  Consent of Jones, Jensen & Company (1)

     24.1  Powers of Attorney (included on Page II-8 of this filing)

------------------------
(1) Filed herewith.
(2) To be Filed by Amendment.

(b) Financial Statement Schedule

    All other schedules are omitted, as the required information is either inapplicable or presented in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Longmont, State of Colorado, on the 10th day of February, 1998.

                                KAIRE INTERNATIONAL, INC.

                                BY:  /S/ ROBERT L. RICHARDS
                                     -----------------------------------------
                                     Robert L. Richards,
                                     Chief Executive Officer

                               POWER OF ATTORNEY

    Know all men by these presents, that each individual whose signature appears below constitutes and appoints Robert L. Richards and J.T. Whitworth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ ROBERT L. RICHARDS      Chief Executive Officer and
------------------------------    Director (Principal         February 10, 1998
      Robert L. Richards          Executive Officer)

                                Chief Operating Officer and
                                  Chief Financial Office
      /s/ J.T. WHITWORTH          and a Director (Principal
------------------------------    Financial Officer and       February 10, 1998
        J.T. Whitworth            Principal Accounting
                                  Officer)

     /s/ LOREN E. BAGLEY        Chairman of the Board of
------------------------------    Directors and a Director    February 10, 1998
       Loren E. Bagley

   /s/ WILLIAM F. WOODBURN      Treasurer and Director
------------------------------                                February 10, 1998
     William F. Woodburn

     /s/ MARK D. WOODBURN       Secretary and Director
------------------------------                                February 10, 1998
       Mark D. Woodburn

                                Director
------------------------------                                February   , 1998
       Steven Westlund

                                Director
------------------------------                                February   , 1998
          Peter Benz

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